Exhibit 2.1

EXECUTION VERSION

BUSINESS COMBINATION AGREEMENT

BY AND AMONG

JAWS SPITFIRE ACQUISITION CORPORATION,

SPITFIRE MERGER SUB, INC.,

AND

VELO3D, INC.

DATED AS OF MARCH 22, 2021

TABLE OF CONTENTS

i

ii

ANNEXES AND EXHIBITS

Annex A	PIPE Investors
Annex B	Supporting Company Shareholders
Annex C	Other RRA Parties

Exhibit A	Form of Subscription Agreement
Exhibit B	Form of A&R Registration Rights Agreement
Exhibit C	Form of Transaction Support Agreement
Exhibit D	Form of New JAWS Certificate of Incorporation
Exhibit E	Form of New JAWS Bylaws
Exhibit F	Form of New JAWS Equity Incentive Plan
Exhibit G	Form of New JAWS ESPP

iii

BUSINESS COMBINATION AGREEMENT

This BUSINESS COMBINATION AGREEMENT (this “Agreement”), dated as of March 22, 2021, is made by and among JAWS Spitfire Acquisition Corporation, a Cayman Islands exempted company (“JAWS”), Spitfire Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and Velo3D, Inc., a Delaware corporation (the “Company”). JAWS, Merger Sub and the Company shall be referred to herein from time to time collectively as the “Parties”. Capitalized terms used but not otherwise defined herein have the meanings set forth in Section 1.1.

WHEREAS, (a) JAWS is a blank check company incorporated as a Cayman Islands exempted company on September 11, 2020 for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, and (b) Merger Sub is, as of the date of this Agreement, a wholly owned Subsidiary of JAWS that was formed for purposes of consummating the transactions contemplated by this Agreement and the Ancillary Documents;

WHEREAS, pursuant to the Governing Documents of JAWS, JAWS is required to provide an opportunity for its shareholders to have their outstanding JAWS Class A Shares redeemed on the terms and subject to the conditions set forth therein in connection with obtaining the JAWS Shareholder Approval;

WHEREAS, as of the date of this Agreement, Spitfire Sponsor LLC, a Delaware limited liability company (the “Sponsor”), and the Other Class B Shareholders collectively own 8,625,000 JAWS Class B Shares;

WHEREAS, concurrently with the execution of this Agreement, the Sponsor, the Other Class B Shareholders, JAWS and the Company are entering into the sponsor letter agreement (the “Sponsor Letter Agreement”), pursuant to which, among other things, the Sponsor and each Other Class B Shareholder have agreed to vote in favor of this Agreement and the transactions contemplated hereby, on the terms and subject to the conditions set forth in the Sponsor Letter Agreement;

WHEREAS, on the Closing Date and prior to the Effective Time, JAWS shall transfer by way of continuation from the Cayman Islands to Delaware and domesticate as a Delaware corporation in accordance with Section 388 of the General Corporation Law of the State of Delaware (the “DGCL”) and the Cayman Islands Companies Act (As Revised) (the “Domestication”), on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, on the Closing Date, following the Domestication, (a) Merger Sub will merge with and into the Company (the “Merger”), with the Company as the surviving company in the Merger and, after giving effect to the Merger, the Company will be a wholly owned Subsidiary of JAWS and (b) each Company Share will be automatically converted as of the Effective Time into the right to receive a portion of the Adjusted Transaction Share Consideration, in each case, on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, concurrently with the execution of this Agreement, each of the investors set forth on Annex A (collectively, the “PIPE Investors”) are entering into a subscription agreement with JAWS, substantially in the form attached hereto as Exhibit A (collectively, the “Subscription Agreements”), pursuant to which, among other things, each PIPE Investor has agreed to subscribe for and purchase prior to the Closing, and JAWS has agreed to issue and sell to each PIPE Investor prior to the Closing, the number of New JAWS Shares set forth in the applicable Subscription Agreement in exchange for the purchase price set forth therein (the equity financing under all Subscription Agreements, collectively, the “PIPE Financing” and the aggregate purchase price set forth in the Subscription Agreements, the “PIPE Financing Amount”), on the terms and subject to the conditions set forth in the applicable Subscription Agreement;

WHEREAS, at the Closing, New JAWS, the Sponsor, the Other Class B Shareholders and each of the Other RRA Parties (the “RRA Parties”) will enter into an amended and restated registration rights agreement, substantially in the form attached hereto as Exhibit B (the “A&R Registration Rights Agreements”), pursuant to which, among other things, the RRA Parties will be granted certain registration rights with respect to their respective JAWS Shares and will agree not to effect certain sales or distributions of a portion of the Equity Securities of New JAWS held by any of them during the lock-up period described therein, in each case, on the terms and subject to the conditions therein;

WHEREAS, the board of directors of JAWS (the “JAWS Board”) has (a) determined that it is in the best interests of JAWS and the shareholders of JAWS, and declared it advisable, to enter into this Agreement providing for the Domestication and the Merger in accordance with applicable Law; (b) determined that the fair market value of the Company is equal to at least 80% of the amount held in the Trust Account (excluding any deferred underwriting commissions and taxes payable on interest earned on the Trust Account) as of the date hereof, (c) approved this Agreement, the Ancillary Documents to which JAWS is or will be a party and the transactions contemplated hereby and thereby (including the Domestication and the Merger) and (d) recommended, among other things, adoption of this Agreement and the transactions contemplated by this Agreement (including the Domestication and the Merger) by the holders of JAWS Shares entitled to vote thereon;

WHEREAS, the board of directors of Merger Sub has approved this Agreement, the Ancillary Documents to which Merger Sub is or will be a party and the transactions contemplated hereby and thereby (including the Merger);

WHEREAS, JAWS, as the sole shareholder of Merger Sub, will as promptly as reasonably practicable (and in any event within one (1) Business Day) following the date of this Agreement, adopt this Agreement, the Ancillary Documents to which Merger Sub is or will be a party and the transactions contemplated hereby and thereby (including the Merger);

WHEREAS, the board of directors of the Company has (a) determined that it is in the best interests of the Company and the shareholders of the Company, and declared it advisable, to enter into this Agreement providing for the Merger in accordance with applicable Law; (b) approved this Agreement, the Ancillary Documents to which the Company is or will be a party and the transactions contemplated hereby and thereby and (c) recommended, among other things, the adoption of this Agreement, the Ancillary Documents to which the Company is or will be a party and the transactions contemplated hereby and thereby by the holders of Company Shares entitled to vote thereon;

WHEREAS, concurrently with the execution of this Agreement, each Company Shareholder listed on Annex B attached hereto (collectively, the “Supporting Company Shareholders”) will duly execute and deliver to JAWS a transaction support agreement, substantially in the form attached hereto as Exhibit C (collectively, the “Transaction Support Agreements”), pursuant to which, among other things, each such Supporting Company Shareholder will agree to, among other things, (a) support and vote in favor of this Agreement, the Ancillary Documents to which the Company is or will be a party and the transactions contemplated hereby and thereby (including the Merger) and (b) take, or cause to be taken, any actions necessary or advisable to cause certain agreements to be terminated effective as of the Closing; and

WHEREAS, each of the Parties intends for U.S. federal income tax purposes that (a) this Agreement constitute a “plan of reorganization” within the meaning of Section 368 of the Code and Treasury Regulations promulgated thereunder, (b) the Domestication constitutes a “reorganization” described in Section 368(a)(1)(F) of the Code and (c) the Merger be treated as a transaction that qualifies as a “reorganization” within the meaning of Section 368 of the Code (clause (a) through clause (c), collectively, the “Intended Tax Treatment”).

NOW, THEREFORE, in consideration of the premises and the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

Article 1
CERTAIN DEFINITIONS

Section 1.1      Definitions. As used in this Agreement, the following terms have the respective meanings set forth below.

“Additional JAWS SEC Reports” has the meaning set forth in Section 4.7.

“Adjusted Equity Value” means (a) the Equity Value, plus (b) the Aggregate Exercise Price.

“Adjusted Transaction Share Consideration” means an aggregate number of New JAWS Shares equal to (a) the Adjusted Equity Value, divided by (b) the New JAWS Share Value.

“Affiliate” means, with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto.

“Aggregate Closing PIPE Proceeds” means the aggregate cash proceeds actually received by any JAWS Party in respect of the PIPE Financing (whether prior to or on the Closing Date).

“Aggregate Exercise Price” means the aggregate exercise price that would be paid to the Company in respect of all unexercised Vested Company Options and Company Warrants outstanding as of immediately prior to the Effective Time if all such Vested Company Options and Company Warrants were so exercised in full immediately prior to the Effective Time (without giving effect to any “net” exercise or similar concept).

“Aggregate Transaction Proceeds” means an amount equal to (a) the sum of (i) the aggregate cash proceeds available for release to any JAWS Party from the Trust Account in connection with the transactions contemplated hereby (after, for the avoidance of doubt, giving effect to all of the JAWS Shareholder Redemptions) and (ii) the Aggregate Closing PIPE Proceeds, minus (b) the sum of (i) the Unpaid JAWS Expenses and (ii) the Unpaid JAWS Liabilities.

“Agreement” has the meaning set forth in the introductory paragraph to this Agreement.

“Allocation Schedule” has the meaning set forth in Section 2.4.

“Ancillary Documents” means the A&R Registration Rights Agreement, the Sponsor Letter Agreement, the Subscription Agreements, the Transaction Support Agreements and each other agreement, document, instrument or certificate contemplated by this Agreement executed or to be executed in connection with the transactions contemplated hereby.

“Anti-Corruption Laws” means, collectively, (a) the U.S. Foreign Corrupt Practices Act (FCPA), (b) the UK Bribery Act 2010 and (c) any other applicable anti-bribery or anti-corruption Laws related to combatting bribery, corruption and money laundering.

“Business” means the business of, directly or indirectly, additive manufacturing technology or any activities, services or products incidental or attendant thereto.

“Business Combination Proposal” has the meaning set forth in Section 5.7.

“Business Day” means a day, other than a Saturday or Sunday, on which commercial banks in New York, New York and Campbell, California are open for the general transaction of business.

“CBA” means any collective bargaining agreement or other Contract with any labor union, works council, labor organization or employee representative.

“CCC” means the California Corporations Code.

“Certificate of Merger” has the meaning set forth in Section 2.1(b)(ii).

“Certificates” has the meaning set forth in Section 2.1(b)(vii).

“Change of Control Payment” means (a) any success, change of control, retention, transaction bonus or other similar payment or amount to any Person as a result of or in connection with this Agreement or the transactions contemplated hereby or any other Change of Control Transaction (including any such payments or similar amounts that may become due and payable based upon the occurrence of one or more additional circumstances, matters or events) or (b) any payments made or required to be made pursuant to or in connection with or upon termination of, and any fees, expenses or other payments owing or that will become owing in respect of, any Company Related Party Transaction during the period beginning on the date of the Latest Balance Sheet and ending on the Closing Date. Notwithstanding the foregoing or anything to the contrary herein, the JAWS Shares to be issued in respect of or that will become subject to, as applicable, the Rollover Options at the Effective Time on the terms and subject to the conditions of this Agreement shall not constitute Change of Control Payments.

“Change of Control Transaction” means any transaction or series of related transactions (a) under which any Person(s), directly or indirectly, acquires or otherwise purchases (i) another Person or any of its Affiliates or (ii) all or a material portion of assets, businesses or equity securities of another Person, (b) that results, directly or indirectly, in the shareholders of a Person as of immediately prior to such transaction holding, in the aggregate, less than fifty percent (50%) of the voting shares of such Person (or any successor or parent company of such Person) immediately after the consummation thereof (in the case of each of clause (a) and clause (b), whether by merger, consolidation, tender offer, recapitalization, purchase or issuance of equity securities, tender offer or otherwise), or (c) under which any Person(s) makes any equity or similar investment in another Person.

“Charter Proposal” has the meaning set forth in Section 5.7.

“Closing” has the meaning set forth in Section 2.3.

“Closing Date” has the meaning set forth in Section 2.3.

“Closing Filing” has the meaning set forth in Section 5.4(b).

“Closing Press Release” has the meaning set forth in Section 5.4(b).

“COBRA” means Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code and any similar state Law.

“Code” means the U.S. Internal Revenue Code of 1986.

“Company” has the meaning set forth in the introductory paragraph to this Agreement.

“Company Acquisition Proposal” means (a) any transaction or series of related transactions under which any Person(s), directly or indirectly, (i) acquires or otherwise purchases the Company or any of its controlled Affiliates or (ii) all or a material portion of assets or businesses of the Company or any of its controlled Affiliates (in the case of each of clause (i) and clause (ii), whether by merger, consolidation, recapitalization, purchase or issuance of equity securities, tender offer or otherwise), or (b) any equity or similar investment in the Company or any of its controlled Affiliates (other than the issuance of the applicable class of shares of capital stock of the Company upon the exercise or conversion of any Company Options outstanding on the date of this Agreement in accordance with the terms of the Company Equity Plan and the underlying grant, award or similar agreement). Notwithstanding the foregoing or anything to the contrary herein, none of this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby shall constitute a Company Acquisition Proposal.

“Company Certificate of Incorporation” means the Restated Certificate of Incorporation of the Company filed with the Secretary of State of the State of Delaware on April 13, 2020.

“Company Convertible Note” has the meaning set forth in Section 3.2(d) of the Company Disclosure Schedules.

“Company D&O Persons” has the meaning set forth in Section 5.14(a).

“Company D&O Tail Policy” has the meaning set forth in Section 5.14(c).

“Company Designees” has the meaning set forth in Section 5.15(b).

“Company Disclosure Schedules” means the disclosure schedules to this Agreement delivered to JAWS by the Company on the date of this Agreement.

“Company Equity Award” means, as of any determination time, each Company Option and each other award to any current or former director, manager, officer, employee, individual independent contractor or other service provider of the Company of rights of any kind to receive any Equity Security of the Company under any Company Equity Plan or otherwise that is outstanding.

“Company Equity Plan” means, collectively, (a) the 2014 Equity Incentive Plan of the Company and (b) each other plan that provides for the award to any current or former director, manager, officer, employee, individual independent contractor or other service provider of the Company of rights of any kind to receive Equity Securities of the Company or benefits measured in whole or in part by reference to Equity Securities of the Company.

“Company Expenses” means, as of any determination time, the aggregate amount of fees, expense, commissions or other amounts incurred by or on behalf of, or otherwise payable by, whether or not due, the Company in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the transactions contemplated hereby or thereby, including (a) the fees and expenses of outside legal counsel, accountants, advisors, brokers, investment bankers, consultants, or other agents or service providers of the Company, and (b) any other fees, expenses, commissions or other amounts that are expressly allocated to the Company pursuant to this Agreement or any Ancillary Document. Notwithstanding the foregoing or anything to the contrary herein, Company Expenses shall not include any JAWS Expenses.

“Company Fundamental Representations” means the representations and warranties set forth in Section 3.1(a) and Section 3.1(b) (Organization and Qualification), Section 3.2(a), Section 3.2(c) and Section 3.2(e) (Capitalization of the Company), Section 3.3 (Authority), Section 3.8(a) (No Company Material Adverse Effect) and Section 3.17 (Brokers).

“Company IT Systems” means all computer systems, Software and hardware, communication systems, servers, network equipment and related documentation, in each case, owned, licensed, leased, used by or for, or otherwise relied on by the Company.

“Company Licensed Intellectual Property” means Intellectual Property Rights owned by any Person (other than the Company) that is licensed to the Company.

“Company Material Adverse Effect” means any change, event, effect or occurrence that, individually or in the aggregate with any other change, event, effect or occurrence, has had or would reasonably be expected to have a material adverse effect on (a) the business, results of operations or financial condition of the Company, or (b) the ability of the Company to consummate the transactions contemplated by this Agreement in accordance with the terms of this Agreement; provided, however, that, in the case of clause (a), none of the following shall be taken into account in determining whether a Company Material Adverse Effect has occurred or is reasonably likely to occur: any adverse change, event, effect or occurrence arising after the date of this Agreement to the extent resulting from or related to (i) general business or economic conditions in or affecting the United States, or changes therein, or the global economy generally, (ii) any national or international political or social conditions in the United States or any other country, including the engagement by the United States or any other country in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence in any place of any military or terrorist attack, sabotage or cyberterrorism, (iii) changes in conditions of the financial, banking, capital or securities markets generally in the United States or any other country or region in the world, or changes therein, including changes in interest rates in the United States or any other country and changes in exchange rates for the currencies of any countries, (iv) changes or proposed changes in any applicable Laws (including Pandemic Measures), (v) any change, event, effect or occurrence that is generally applicable to the industries or markets in which the Company operates, (vi) the execution or public announcement of this Agreement or the pendency or consummation of the transactions contemplated by this Agreement, including the impact thereof on the relationships, contractual or otherwise, of the Company with employees, customers, investors, contractors, lenders, suppliers, vendors, partners, licensors, licensees or other third parties related thereto; provided that the exception in this clause (vi) shall not apply to the representations and warranties set forth in Section 3.5(b) to the extent that its purpose is to address the consequences resulting from the public announcement or pendency or consummation of the transactions contemplated by this Agreement or the condition set forth in Section 7.2(a) to the extent it relates to such representations and warranties, (vii) any failure by the Company to meet, or changes to, any internal or published budgets, projections, forecasts, estimates or predictions (although the underlying facts and circumstances resulting in such failure may be taken into account to the extent not otherwise excluded from this definition pursuant to clause (i) through clause (vi) or clause (viii)), or (viii) any hurricane, tornado, flood, earthquake, tsunami, natural disaster, mudslides, wild fires, epidemics, pandemics (including COVID-19) or quarantines, acts of God or other natural disasters or comparable events in the United States or any other country or region in the world, or any escalation of the foregoing; provided, however, that any change, event, effect or occurrence resulting from a matter described in any of the foregoing clause (i) through clause (v) or clause (viii) may be taken into account in determining whether a Company Material Adverse Effect has occurred or is reasonably likely to occur to the extent such change, event, effect or occurrence has had or would reasonably be expected to have a disproportionate adverse effect on the Company relative to other participants operating in the industries or markets in which the Company operates.

“Company Non-Party Affiliates” means, collectively, each Company Related Party and each former, current or future Affiliates, Representatives, successors or permitted assigns of any Company Related Party (other than, for the avoidance of doubt, the Company).

“Company Option” means, as of any determination time, each option to purchase Company Shares that is outstanding and unexercised, whether granted under a Company Equity Plan or otherwise.

“Company Owned Intellectual Property” means all Intellectual Property Rights that are owned or purported to be owned by the Company.

“Company Preferred Shareholder Written Consent” has the meaning set forth in Section 5.12(a).

“Company Preferred Shareholders” means, collectively, the holders of Company Preferred Shares as of any determination time prior to the Effective Time.

“Company Preferred Shares” means shares of preferred stock, par value $0.00001 per share, of the Company designated as “Preferred Stock” pursuant to the Company Certificate of Incorporation.

“Company Product” means all Software and other products and services, including any of the foregoing (i) that have been or are currently developed, marketed, sold, offered for sale, imported, exported, supplied, licensed, distributed, supported, hosted, made available, or otherwise commercialized by the Company, or (ii) from which the Company has derived within the past three (3) years or is currently deriving revenue from the sale, license, maintenance, service or provision thereof.

“Company Registered Intellectual Property” means all Registered Intellectual Property owned or purported to be owned by, or filed in the name of the Company.

“Company Related Party” has the meaning set forth in Section 3.18(a).

“Company Related Party Transactions” has the meaning set forth in Section 3.19.

“Company Shareholder Written Consent” has the meaning set forth in Section 5.12(a).

“Company Shareholder Written Consent Deadline” has the meaning set forth in Section 5.12(a).

“Company Shareholders” means, collectively, the holders of Company Shares as of any determination time prior to the Effective Time.

“Company Shares” means shares of common stock, par value $0.00001 per share, of the Company designated as “Common Stock” pursuant to the Company Certificate of Incorporation.

“Company Warrants” means any warrants to purchase shares of Company Shares or Company Preferred Shares outstanding as of immediately prior to the Effective Time.

“Confidentiality Agreement” means that certain Mutual Confidentiality Agreement, dated as of February 11, 2021, by and between the Company and JAWS.

“Consent” means any notice, authorization, qualification, registration, filing, notification, waiver, order, consent, Permit or approval to be obtained from, filed with or delivered to, a Governmental Entity or other Person.

“Continental” means Continental Stock Transfer & Trust Company.

“Contract” or “Contracts” means any agreement, contract, license, lease, obligation, undertaking or other commitment or arrangement that is legally binding upon a Person or any of his, her or its properties or assets.

“Copyrights” has the meaning set forth in the definition of Intellectual Property Rights.

“COVID-19” means SARS-CoV-2 or COVID-19 (and all related strains and sequences), and any evolutions, intensification, resurgence or mutations thereof or related or associated epidemics, pandemic, public health emergencies or disease outbreaks.

“Data Security Requirements” means the following, in each case to the extent relating to the data privacy, protection, security or Processing of Personal Data: (i) all applicable Privacy Laws and other applicable Laws and any related security breach notification requirements; (ii) the Company’s own respective internal and external past and present policies; (iii) industry standards and requirements of self-regulatory bodies to which the Company purports to comply with or be bound, and the Payment Card Industry Data Security Standard; and (iv) material Contracts or other representations, obligations, or commitments (including security controls) to which the Company is bound or has made or agreed to comply with.

“DGCL” has the meaning set forth in the recitals to this Agreement.

“Directors” has the meaning set forth in Section 5.15(b).

“Dissenting Shares” means each Company Share outstanding immediately prior to the Effective Time and held by a Company Shareholder who has not voted in favor of the Merger or consented thereto in writing or by electronic transmissions and, if and to the extent applicable, has properly exercised (and not filed to perfect or otherwise waived, withdrawn or lost) dissenters’ rights of such shares in accordance with Chapter 13 of the CCC.

“Domestication” has the meaning set forth in the recitals to this Agreement.

“Domestication Proposal” has the meaning set forth in Section 5.7.

“Earnout Exchange Ratio” means the quotient determined by dividing (a) the Earnout Share Number by (b) the Earnout Pre-Closing Aggregate Share Amount.

“Earnout Period” means the period beginning on the Closing Date and ending on the date that is five years after the Closing Date.

“Earnout Pre-Closing Aggregate Share Amount” means the aggregate number of Company Shares (including the net number of Company Shares that would be issuable in respect of Company Options or Company Warrants in the event such Company Options or Company Warrants were exercised, on a net exercise basis with respect to only the applicable exercise price, immediately prior to the Effective Time and settled in the applicable number of Company Shares, rounded down to the nearest whole share) held by the Earnout Pre-Closing Company Securityholders as of immediately prior to the Effective Time.

“Earnout Pre-Closing Company Securityholders” means a Company Shareholder, holder of Company Options, holder of Company Warrants and holder of the Company Convertible Note (if and to the extent not optionally converted by such holder in accordance with its terms prior to the Closing), in each case as of immediately prior to the Effective Time.

“Earnout Share Number” means, with respect to each Triggering Event, a number of New JAWS Shares equal to five percent (5%) of the aggregate number of New JAWS Shares (calculated on a fully-diluted basis, including all New JAWS Shares issuable upon the exercise of outstanding stock options and warrants) issued and outstanding as of immediately following the Effective Time and, for the avoidance of doubt, after giving effect to the Domestication, PIPE Financing and the Merger.

“Earnout Shares” has the meaning set forth in Section 2.2(a).

“Effective Time” has the meaning set forth in Section 2.1(b)(i).

“Employee Benefit Plan” means each “employee benefit plan” (as such term is defined in Section 3(3) of ERISA, whether or not subject to ERISA) and each equity or equity-based compensation, retirement, pension, savings, profit sharing, bonus, incentive, severance, separation, employment, individual consulting or independent contractor, change in control, retention, deferred compensation, vacation, paid time off, medical, retiree or post-termination health or welfare (excluding COBRA), salary continuation, material fringe or other compensatory plan, program, policy, agreement, arrangement or Contract that the Company maintains, sponsors or contributes to (or is required to contribute to), or under or with respect to which the Company has or would reasonably expect to have any current or contingent liability or obligations.

“Environmental Laws” means all Laws and Orders concerning pollution, protection of the environment, or human health or safety.

“Equity Incentive Plan Proposal” has the meaning set forth in Section 5.7.

“Equity Securities” means any share, share capital, capital stock, partnership, membership, joint venture or similar interest in any Person (including any stock appreciation, phantom stock, profit participation or similar equity-based rights), and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable therefor.

“Equity Value” means an amount equal to $1,500,000,000.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“Exchange Act” means the Securities Exchange Act of 1934.

“Exchange Agent” has the meaning set forth in Section 2.6(a).

“Exchange Fund” has the meaning set forth in Section 2.6(c).

“Federal Securities Laws” means the Exchange Act, the Securities Act and the other U.S. federal securities laws and the rules and regulations of the SEC promulgated thereunder or otherwise.

“Financial Statements” has the meaning set forth in Section 3.4(a).

“Fraud” means an act or omission by a Party, and requires: (a) a false or incorrect representation or warranty expressly set forth in this Agreement, (b) with actual knowledge (as opposed to constructive, imputed or implied knowledge) by the Party making such representation or warranty that such representation or warranty expressly set forth in this Agreement is false or incorrect, (c) an intention to deceive another Party, to induce him, her or it to enter into this Agreement, (d) another Party, in justifiable or reasonable reliance upon such false or incorrect representation or warranty expressly set forth in this Agreement, causing such Party to enter into this Agreement, and (e) another Party to suffer damage by reason of such reliance. For the avoidance of doubt, “Fraud” does not include any claim for equitable fraud, promissory fraud, unfair dealings fraud or any torts (including a claim for fraud or alleged fraud) based on negligence or recklessness.

“GAAP” means United States generally accepted accounting principles.

“Governing Documents” means the legal document(s) by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs. For example, the “Governing Documents” of a U.S. corporation are its certificate or articles of incorporation and by-laws, the “Governing Documents” of a U.S. limited partnership are its limited partnership agreement and certificate of limited partnership, the “Governing Documents” of a U.S. limited liability company are its operating or limited liability company agreement and certificate of formation and the “Governing Documents” of a Cayman Islands exempted company are its memorandum and articles of association.

“Governmental Entity” means any United States or non-United States (a) federal, state, local, municipal or other government, (b) governmental or quasi-governmental entity of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal) or (c) body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature, including any arbitral tribunal (public or private).

“Hazardous Substance” means any pollutant or hazardous, toxic, explosive or radioactive material, substance, or waste or any other material, substance or waste that is regulated by, or may give rise to liability pursuant to, any Environmental Law, including any petroleum products or byproducts, asbestos, lead, polychlorinated biphenyls, per- and poly-fluoroalkyl substances, or radon.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder.

“Immediate Family” means, with respect to any specified Person, such Person’s spouse, parents, children and siblings, including adoptive relationships and relationships through marriage, and any other relative of such Person that shares such Person’s home.

“Indebtedness” means, as of any time, without duplication, with respect to any Person, the outstanding principal amount of, accrued and unpaid interest on, fees and expenses arising under or in respect of (a) indebtedness for borrowed money, (b) other obligations evidenced by any note, bond, debenture or other debt security, but excluding any trade payables arising in the ordinary course of business, (c) obligations for the deferred purchase price of property or assets, including “earn-outs” and “seller notes”, (d) reimbursement and other obligations with respect to letters of credit, bank guarantees, bankers’ acceptances or other similar instruments, in each case, solely to the extent drawn, (e) leases required to be capitalized under GAAP, (f) derivative, hedging, swap, foreign exchange or similar arrangements, including swaps, caps, collars, hedges or similar arrangements, and (g) any of the obligations of any other Person of the type referred to in clause (a) through clause (f) above directly or indirectly guaranteed by such Person or secured by any assets of such Person, whether or not such Indebtedness has been assumed by such Person.

“Intellectual Property Rights” means all intellectual property rights and related priority rights protected, created or arising under the Laws of the United States or any other jurisdiction or under any international convention, including all (a) patents and patent applications, patent disclosures and improvements thereto, industrial designs and design patent rights, including any continuations, divisionals, revisions, continuations-in-part and provisional applications and statutory invention registrations, and any patents issuing on any of the foregoing and any reissues, reexaminations, substitutes, supplementary protection certificates, extensions of any of the foregoing (collectively, “Patents”); (b) trademarks, service marks, trade names, service names, brand names, trade dress rights, logos, social media accounts, Internet domain names, corporate names and other source or business identifiers, together with the goodwill associated with any of the foregoing, and all applications, registrations, extensions and renewals of any of the foregoing (collectively, “Marks”); (c) copyrights and works of authorship, database and design rights, mask work rights and moral rights, whether or not registered or published, and all registrations, applications, renewals, extensions and reversions of any of any of the foregoing (collectively, “Copyrights”); (d) rights of privacy and publicity, including rights to the use of names, likenesses, images, voices, signatures and biographical information of real persons; (e) trade secrets, know-how and other confidential or proprietary information, including invention disclosures, inventions and formulae, whether patentable or not, processes, methods, techniques, research and development, source code, specifications, designs, algorithms, industrial models, and architectures; (f) rights in or to Software or other technology; and (g) any other intellectual or proprietary rights protectable, arising under or associated with any of the foregoing, including those protected by any applicable Law anywhere in the world.

“Intended Tax Treatment” has the meaning set forth in the recitals to this Agreement.

“Investment Company Act” means the Investment Company Act of 1940.

“IPO” has the meaning set forth in Section 9.18.

“JAWS” has the meaning set forth in the introductory paragraph to this Agreement.

“JAWS Acquisition Proposal” means (a) any transaction or series of related transactions under which JAWS or any of its controlled Affiliates, directly or indirectly, (i) acquires or otherwise purchases any other Person(s), (ii) engages in a business combination with any other Person(s) or (iii) acquires or otherwise purchases all or a material portion of the assets or businesses of any other Person(s) (in the case of each of clause (i), clause (ii) and clause (iii), whether by merger, consolidation, recapitalization, purchase or issuance of equity securities, tender offer or otherwise) or (b) any equity, debt or similar investment in JAWS or any of its controlled Affiliates. Notwithstanding the foregoing or anything to the contrary herein, none of this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby shall constitute a JAWS Acquisition Proposal.

“JAWS Board” has the meaning set forth in the recitals to this Agreement.

“JAWS Board Recommendation” has the meaning set forth in Section 5.7.

“JAWS Class A Shares” means the Class A ordinary shares of JAWS, par value $0.0001 per share.

“JAWS Class B Shares” means the Class B ordinary shares of JAWS, par value $0.0001 per share.

“JAWS D&O Persons” has the meaning set forth in Section 5.13(a).

“JAWS Disclosure Schedules” means the disclosure schedules to this Agreement delivered to the Company by JAWS on the date of this Agreement.

“JAWS Expenses” means, as of any determination time, the aggregate amount of fees, expense, commissions or other amounts incurred by or on behalf of, or otherwise payable by, whether or not due, a JAWS Party in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the transactions contemplated hereby or thereby, including (a) the fees and expenses of outside legal counsel, accountants, advisors, brokers, investment bankers, consultants, or other agents or service providers of any JAWS Party and (b) any other fees, expenses, commissions or other amounts that are expressly allocated to any JAWS Party pursuant to this Agreement or any Ancillary Document. Notwithstanding the foregoing or anything to the contrary herein, JAWS Expenses shall not include any Company Expenses.

“JAWS Financial Statements” means all of the financial statements of JAWS included in the JAWS SEC Reports.

“JAWS Fundamental Representations” means the representations and warranties set forth in Section 4.1 (Organization and Qualification), Section 4.2 (Authority), Section 4.4 (Brokers) and Section 4.6 (Capitalization of the JAWS Parties).

“JAWS Liabilities” means, as of any determination time, the aggregate amount of Liabilities of the JAWS Parties that would be accrued on a balance sheet in accordance with GAAP, whether or not such Liabilities are due and payable as of such time. Notwithstanding the foregoing or anything to the contrary herein, JAWS Liabilities shall not include any JAWS Expenses.

“JAWS Material Adverse Effect” means any change, event, effect or occurrence that, individually or in the aggregate with any other change, event, effect or occurrence, has had or would reasonably be expected to have a material adverse effect on (a) the business, results of operations or financial condition of the JAWS Parties, taken as a whole, or (b) the ability of any JAWS Party to consummate the transactions contemplated by this Agreement in accordance with the terms of this Agreement; provided, however, that, in the case of clause (a), none of the following shall be taken into account in determining whether a JAWS Material Adverse Effect has occurred or is reasonably likely to occur: any adverse change, event, effect or occurrence arising after the date of this Agreement to the extent resulting from or related to (i) general business or economic conditions in or affecting the United States, or changes therein, or the global economy generally, (ii) any national or international political or social conditions in the United States or any other country, including the engagement by the United States or any other country in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence in any place of any military or terrorist attack, sabotage or cyberterrorism, (iii) changes in conditions of the financial, banking, capital or securities markets generally in the United States or any other country or region in the world, or changes therein, including changes in interest rates in the United States or any other country and changes in exchange rates for the currencies of any countries, (iv) changes or proposed changes in any applicable Laws (including Pandemic Measures), (v) any change, event, effect or occurrence that is generally applicable to the industries or markets in which any JAWS Party operates, (vi) the execution or public announcement of this Agreement or the pendency or consummation of the transactions contemplated by this Agreement, including the impact thereof on the relationships, contractual or otherwise, of any JAWS Party with investors, contractors, lenders, suppliers, vendors, partners, licensors, licensees or other third parties related thereto; provided that the exception in this clause (vi) shall not apply to the representations and warranties set forth in Section 4.3(b) to the extent that its purpose is to address the consequences resulting from the public announcement or pendency or consummation of the transactions contemplated by this Agreement or the condition set forth in Section 7.3(a) to the extent it relates to such representations and warranties, (vii) any failure by any JAWS Party to meet, or changes to, any internal or published budgets, projections, forecasts, estimates or predictions (although the underlying facts and circumstances resulting in such failure may be taken into account to the extent not otherwise excluded from this definition pursuant to clause (i) through clause (vi) or clause (viii)), or (viii) any hurricane, tornado, flood, earthquake, tsunami, natural disaster, mudslides, wild fires, epidemics, pandemics (including COVID-19) or quarantines, acts of God or other natural disasters or comparable events in the United States or any other country or region in the world, or any escalation of the foregoing; provided, however, that any change, event, effect or occurrence resulting from a matter described in any of the foregoing clause (i) through clause (v) or clause (viii) may be taken into account in determining whether a JAWS Material Adverse Effect has occurred or is reasonably likely to occur to the extent such change, event, effect or occurrence has had or would reasonably be expected to have a disproportionate adverse effect on the JAWS Parties, taken as a whole, relative to other “SPACs” operating in the industries in which the JAWS Parties operate.

“JAWS Non-Party Affiliates” means, collectively, each JAWS Related Party and each of the former, current or future Affiliates, Representatives, successors or permitted assigns of any JAWS Related Party (other than, for the avoidance of doubt, any JAWS Party).

“JAWS Parties” means, collectively, JAWS and Merger Sub.

“JAWS Related Party” has the meaning set forth in Section 4.9.

“JAWS Related Party Transactions” has the meaning set forth in Section 4.9.

“JAWS SEC Reports” has the meaning set forth in Section 4.7.

“JAWS Shareholder Approval” means, collectively, the Required JAWS Shareholder Approval and the Other JAWS Shareholder Approval.

“JAWS Shareholder Redemption” means the right of the holders of JAWS Class A Shares to redeem all or a portion of their JAWS Class A Shares (in connection with the transactions contemplated by this Agreement or otherwise) as set forth in Governing Documents of JAWS.

“JAWS Shareholders Meeting” has the meaning set forth in Section 5.7.

“JAWS Shares” means, collectively, the JAWS Class A Shares and JAWS Class B Shares.

“JAWS Warrants” means each warrant to purchase one JAWS Class A Share at an exercise price of $11.50 per share, subject to adjustment in accordance with the Warrant Agreement (including, for the avoidance of doubt, each such warrant held by the Sponsor or any Other Class B Shareholder).

“JOBS Act” means the Jumpstart Our Business Startups Act of 2012.

“Latest Balance Sheet” has the meaning set forth in Section 3.4(a).

“Law” means any federal, state, local, foreign, national or supranational statute, law (including common law), act, statute, ordinance, treaty, rule, code, order, judgment, injunction, award, decree, writ, regulation or other binding directive or guidance issued, promulgated or enforced by a Governmental Entity having jurisdiction over a given matter.

“Leased Real Property” has the meaning set forth in Section 3.18(b).

“Letter of Transmittal” means the letter of transmittal, in customary form reasonably satisfactory to each of JAWS and the Company (in either case, such agreement not to be unreasonably withheld, conditioned or delayed).

“Liability” means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, known or unknown, matured or unmatured or determined or determinable, including those arising under any Law (including any Environmental Law), Proceeding or Order and those arising under any Contract, agreement, arrangement, commitment or undertaking.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien, license or sub-license, charge, or other similar encumbrance or interest (including, in the case of any Equity Securities, any voting, transfer or similar restrictions).

“Marks” has the meaning set forth in the definition of Intellectual Property Rights.

“Material Contracts” has the meaning set forth in Section 3.7(a).

“Material Permits” has the meaning set forth in Section 3.6.

“Merger” has the meaning set forth in the recitals to this Agreement.

“Merger Sub” has the meaning set forth in the introductory paragraph to this Agreement.

“Multiemployer Plan” has the meaning set forth in Section (3)37 or Section 4001(a)(3) of ERISA.

“New JAWS” means JAWS following the Domestication.

“New JAWS Board” has the meaning set forth in Section 5.15(a).

“New JAWS Bylaws” has the meaning set forth in Section 2.1(a).

“New JAWS Certificate of Incorporation” has the meaning set forth in Section 2.1(a).

“New JAWS Change of Control” shall mean any transaction or series of transactions the result of which is: (a) the acquisition by any Person or “group” (as defined in the Exchange Act) of Persons of direct or indirect beneficial ownership of securities representing 50% or more of the combined voting power of the then outstanding securities of New JAWS; (b) a merger, consolidation, reorganization or other business combination, however effected, resulting in any Person or “group” (as defined in the Exchange Act) acquiring at least 50% of the combined voting power of the then outstanding securities of New JAWS or the surviving Person outstanding immediately after such combination; or (c) a sale of all or substantially all of the assets of New JAWS.

“New JAWS Equity Incentive Plan” has the meaning set forth in Section 5.17.

“New JAWS Share Value” means $10.00.

“New JAWS Shares” has the meaning set forth in Section 2.1(a).

“New JAWS Warrants” has the meaning set forth in Section 2.1(a).

“Non-Party Affiliate” has the meaning set forth in Section 9.13.

“NYSE” means the New York Stock Exchange.

“NYSE Proposal” has the meaning set forth in Section 5.7.

“Off-the-Shelf Software” means any Software that is made generally and widely available to the public on a commercial basis and is licensed to the Company on a non-exclusive basis under standard terms and conditions and used by the Company solely for its own internal use for a one-time license fee of less than $100,000 per license or an ongoing licensee fee of less than $50,000 per year.

“Officers” has the meaning set forth in Section 5.15(a).

“Option Exchange Ratio” means a fraction, (a) the numerator of which is the quotient determined by dividing (i) the Adjusted Equity Value by (ii) the Pre-Closing Aggregate Share Amount and (b) the denominator of which is the New JAWS Share Value.

“Order” means any outstanding writ, order, judgment, injunction, decision, determination, award, ruling, subpoena, verdict or decree entered, issued or rendered by any Governmental Entity.

“Other Class B Shareholders” means, collectively, Andrew Appelbaum, Mark Vallely and Serena Williams.

“Other JAWS Shareholder Approval” means the approval of each Other Transaction Proposal by the affirmative vote of the holders of the requisite number of JAWS Shares entitled to vote thereon, whether in person or by proxy at the JAWS Shareholders Meeting (or any adjournment thereof), in accordance with the Governing Documents of JAWS and applicable Law.

“Other RRA Parties” means each of the Persons listed on Annex C and each of the directors of New JAWS immediately after the Effective Time.

“Other Transaction Proposal” means each Transaction Proposal, other than the Required Transaction Proposals.

“Pandemic Measures” shall mean any quarantine, isolation, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or any other Law, decree, judgment, injunction or other order, directive, guidelines or recommendations by any Governmental Entity or industry group in connection with or in response to COVID-19, including, the Coronavirus Aid, Relief, and Economic Security Act (CARES), or any other pandemic, epidemic, public health emergency or disease outbreak.

“Parties” has the meaning set forth in the introductory paragraph to this Agreement.

“Patents” has the meaning set forth in the definition of Intellectual Property Rights.

“PCAOB” means the Public Company Accounting Oversight Board.

“Per Share Consideration” means a number of shares of New JAWS Shares equal to the quotient determined by dividing (a) the quotient determined by dividing (i) the Adjusted Equity Value by (ii) the Pre-Closing Aggregate Share Amount, by (b) the New JAWS Share Value.

“Permits” means any approvals, authorizations, clearances, licenses, registrations, permits, Regulatory Permits or certificates of a Governmental Entity.

“Permitted Liens” means (a) mechanic’s, materialmen’s, carriers’, repairers’ and other similar statutory Liens arising or incurred in the ordinary course of business for amounts that are not yet delinquent or are being contested in good faith by appropriate proceedings and for which sufficient reserves have been established in accordance with GAAP, (b) statutory Liens for Taxes, assessments or other governmental charges not yet due and payable or which are being contested in good faith by appropriate proceedings and for which sufficient reserves have been established in accordance with GAAP, (c) encumbrances and restrictions on real property (including easements, covenants, conditions, rights of way and similar restrictions of record) that do not prohibit or materially interfere with any of the Company’s use or occupancy of such real property, (d) zoning, building codes and other land use Laws regulating the use or occupancy of real property or the activities conducted thereon which are imposed by any Governmental Entity having jurisdiction over such real property and which are not violated by the use or occupancy of such real property or the operation of the business of the Company and do not prohibit or materially interfere with any of the Company’s use or occupancy of such real property, (e) cash deposits or cash pledges to secure the payment of workers’ compensation, unemployment insurance, social security benefits or obligations arising under similar Laws or to secure the performance of public or statutory obligations, surety or appeal bonds, and other obligations of a like nature, in each case in the ordinary course of business and which are not yet due and payable, (f) grants by the Company of non-exclusive rights in non-material Intellectual Property Rights to customers in the ordinary course of business consistent with past practice and (g) other than regarding Intellectual Property Rights, other Liens that do not materially and adversely affect the value, use or operation of the asset subject thereto.

“Permitted Transfer” has the meaning set forth in Section 2.2(e).

“Person” means an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture or other similar entity, whether or not a legal entity.

“Personal Data” means any data or information relating to an identified natural person that is regulated by the Privacy Laws.

“PIPE Financing” has the meaning set forth in the recitals to this Agreement.

“PIPE Financing Amount” has the meaning set forth in the recitals to this Agreement.

“PIPE Investors” has the meaning set forth in the recitals to this Agreement.

“Pre-Closing Aggregate Share Amount” means, without duplication, the aggregate number of Company Shares (including the aggregate number of Company Shares that would be issuable in respect of Vested Company Options or Company Warrants in the event such Vested Company Options, Company Warrants or Company Convertible Note (if and to the extent not actually exercised or converted, as applicable, prior to the Closing) were exercised or converted, as applicable) as of immediately prior to the Effective Time.

“Pre-Closing JAWS Holders” means the holders of JAWS Shares at any time prior to the Effective Time.

“Privacy and Data Security Policies” has the meaning set forth in Section 3.20(a).

“Privacy Laws” means Laws relating to the Processing or protection of Personal Data that apply to the Company.

“Proceeding” means any lawsuit, litigation, action, audit, examination, claim, complaint, charge, investigation, proceeding, suit or arbitration (in each case, whether civil, criminal or administrative and whether public or private) pending by or before or otherwise involving any Governmental Entity.

“Process” (or “Processing” or “Processes”) means the collection, use, storage, processing, recording, distribution, transfer, import, export, protection (including security measures), disposal or disclosure or other activity regarding Personal Data (whether electronically or in any other form or medium).

“Prospectus” has the meaning set forth in Section 9.18.

“Public Shareholders” has the meaning set forth in Section 9.18.

“Public Software” means any Software that is distributed as “free software,” “open source software” (e.g., Linux) or similar licensing or distribution models, including under any terms or conditions that impose any requirement that any Software using, linked with, incorporating, distributed with or derived from such Public Software (a) be made available or distributed in source code form; (b) be licensed for purposes of making derivative works; or (c) be redistributable at no, or a nominal, charge.

“Real Property Leases” means all leases, sub-leases, licenses or other agreements, in each case, pursuant to which the Company leases, sub-leases or otherwise uses or occupies any real property (including, without limitation, all amendments, extensions, renewals, guaranties, and other agreements with respect thereto).

“Registered Intellectual Property” means all issued Patents, pending Patent applications, registered Marks, pending applications for registration of Marks, registered Copyrights, pending applications for registration of Copyrights and Internet domain name registrations.

“Registration Statement / Proxy Statement” means a registration statement on Form S-4 relating to the transactions contemplated by this Agreement and the Ancillary Documents and containing a prospectus and proxy statement of JAWS.

“Regulatory Permits” means all licenses, waivers, permits, enrollments, certifications, authorizations, approvals, franchises, registrations, accreditations, letters of non-reviewability, certificates of need, consents, supplier or provider numbers, qualifications, operating authority, and other such Permits granted by any such Governmental Entity to the Company.

“Representatives” means with respect to any Person, such Person’s Affiliates and its and such Affiliates’ respective directors, managers, officers, employees, accountants, consultants, advisors, attorneys, agents and other representatives.

“Required Company Audited Financial Statements” means (a) the audited balance sheets of the Company as of December 31, 2020 and December 31, 2019 and the related audited statements of operations and comprehensive loss, convertible preferred stock and stockholders’ deficit and cash flows of the Company for each of the twelve month periods then ended, and (b) the unaudited balance sheets of the Company as of March 31, 2021 and March 31, 2020, and the related unaudited statements of operations and comprehensive loss, convertible preferred stock and stockholders’ deficit and cash flows of the Company for each of the three-months then ended, in each case, prepared in accordance with Section 5.16.

“Required JAWS Shareholder Approval” means the approval of each Required Transaction Proposal by the affirmative vote of the holders of the requisite number of JAWS Shares entitled to vote thereon, whether in person or by proxy at the JAWS Shareholders Meeting (or any adjournment thereof), in accordance with the Governing Documents of JAWS and applicable Law.

“Required Transaction Proposals” means, collectively, the Business Combination Proposal, the Domestication Proposal, the NYSE Proposal, the Equity Incentive Plan Proposal and the Charter Proposal.

“Rollover Option” has the meaning set forth in Section 2.5(a).

“RRA Parties” has the meaning set forth in the recitals to this Agreement.

“Sanctions and Export Control Laws” means any applicable Law related to (a) import and export controls, including the U.S. Export Administration Regulations and the International Traffic in Arms Regulations (“ITAR”), (b) economic sanctions, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the European Union, any European Union Member State, the United Nations, and Her Majesty’s Treasury of the United Kingdom or (c) anti-boycott measures.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“Schedules” means, collectively, the Company Disclosure Schedules and the JAWS Disclosure Schedules.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933.

“Securities Laws” means Federal Securities Laws and other applicable foreign and domestic securities or similar Laws.

“Signing Filing” has the meaning set forth in Section 5.4(b).

“Signing Press Release” has the meaning set forth in Section 5.4(b).

“Software” shall mean any and all (a) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code; (b) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise; (c) descriptions, flowcharts and other work product used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons; and (d) all documentation, including user manuals and other training documentation, related to any of the foregoing.

“Sponsor” has the meaning set forth in the recitals to this Agreement.

“Sponsor Letter Agreement” has the meaning set forth in the recitals to this Agreement.

“Stock Price Level” has the meaning set forth in the definition of “Triggering Event”.

“Subscription Agreement” has the meaning set forth in the recitals to this Agreement.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership or other legal entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, or (b) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person or a combination thereof and for this purpose, a Person or Persons own a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity’s gains or losses or shall be a, or control any, managing director or general partner of such business entity (other than a corporation). The term “Subsidiary” shall include all Subsidiaries of such Subsidiary.

“Supporting Company Shareholders” has the meaning set forth in the recitals to this Agreement.

“Surviving Company” has the meaning set forth in Section 2.1(b)(i).

“Surviving Company Share” has the meaning set forth in Section 2.1(b)(vi).

“Tax” or “Taxes” means (a) all net or gross income, net or gross proceeds, payroll, employment, excise, severance, stamp, occupation, windfall or excess profits, profits, customs, capital stock, withholding, social security, unemployment, disability, real property, personal property (tangible and intangible), sales, use, transfer, value added, alternative or add-on minimum, capital gains, user, leasing, lease, natural resources, ad valorem, franchise, gaming license, capital, estimated, goods and services, fuel, interest equalization, registration, recording, premium, turnover, unclaimed or abandoned property, escheat, environmental or other taxes, assessments, duties or similar charges, including all interest, penalties and additions imposed with respect to (or in lieu of) the foregoing, imposed by (or otherwise payable to) any Governmental Entity, and, in each case, (b) any Liability for, or in respect of the payment of, any amount of a type described in clause (a) of this definition as a result of Treasury Regulations Section 1.1502-6 (or any similar provision of any Law) or being a member of an affiliated, combined, consolidated, unitary, aggregate or other group for Tax purposes and (c) any Liability for, or in respect of the payment of, any amount described in clause (a) or clause (b) of this definition as a transferee or successor, by contract, by operation of Law, or otherwise.

“Tax Authority” means any Governmental Entity responsible for the collection or administration of Taxes or Tax Returns.

“Tax Return” means returns, declarations, reports, claims for refund, information returns, elections, disclosures, statements, or other documents (including any related or supporting schedules, attachments, statements or information, and including any amendments thereof) filed or required to be filed with a Tax Authority.

“Termination Date” has the meaning set forth in Section 8.1(d).

“Total Consideration” means the Adjusted Transaction Share Consideration and, if and only to the extent issuable in accordance with and subject to the terms of Section 2.2, the Earnout Shares.

“Transaction Litigation” has the meaning set forth in Section 5.2(d).

“Transaction Proposals” has the meaning set forth in Section 5.7.

“Transaction Support Agreements” has the meaning set forth in the recitals to this Agreement.

“Treasury Regulations” means the United States Treasury Regulations promulgated under the Code.

“Triggering Event” means the occurrence of any of the following events:

(a)	a $12.50 Stock Price Level is reached during the Earnout Period; or

(b)	a $15.00 Stock Price Level is reached during the Earnout Period.

Each Stock Price Level described above shall be adjusted appropriately in light of any stock dividend, share capitalization, subdivision, reclassification, recapitalization, split, combination, consolidation or exchange of shares, or any similar event related to the New JAWS Shares, and the applicable “Stock Price Level” will be considered achieved when, but only when, the VWAP of New JAWS Shares is greater than or equal to the applicable threshold over any twenty (20) trading days within any thirty (30) trading day period during the specified time period. For the avoidance of doubt, a Triggering Event may not occur on more than one occasion under each of clause (a) and clause (b) above.

“Trust Account” has the meaning set forth in Section 9.18.

“Trust Account Released Claims” has the meaning set forth in Section 9.18.

“Trust Agreement” has the meaning set forth in Section 4.8.

“Trustee” has the meaning set forth in Section 4.8.

“Unpaid Company Expenses” means the Company Expenses that are unpaid as of immediately prior to the Closing.

“Unpaid JAWS Expenses” means the JAWS Expenses that are unpaid as of immediately prior to the Closing.

“Unpaid JAWS Liabilities” means the JAWS Liabilities as of immediately prior to the Closing.

“Unvested Company Option” means each Company Option outstanding as of immediately prior to the Effective Time that is not a Vested Company Option.

“Unvested Earnout RSUs” has the meaning set forth in Section 2.2(c)(iii).

“Vested Company Option” means each Company Option outstanding as of immediately prior to the Effective Time that is vested as of immediately prior to the Effective Time or will vest solely as a result of the consummation of the Merger.

“VWAP” shall mean, for any security as of any date(s), the dollar volume-weighted average price for such security on the principal securities exchange or securities market on which such security is then traded during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “HP” function (set to weighted average) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported by OTC Markets Group Inc. If the VWAP cannot be calculated for such security on such date(s) on any of the foregoing bases, the VWAP of such security on such date(s) shall be the fair market value per share on such date(s) as reasonably determined by New JAWS.

“WARN” means the Worker Adjustment and Retraining Notification Act of 1988, as well as analogous applicable foreign, state or local Laws.

“Warrant Agreement” means the Warrant Agreement, dated as of December 7, 2020, by and between JAWS and the Trustee.

“Willful Breach” means a material breach that is a consequence of an act undertaken or a failure to act by the breaching party with the knowledge that the taking of such act or such failure to act would, or would reasonably be expected to, constitute or result in a breach of this Agreement.

Article 2
TRANSACTIONS

Section 2.1            Closing Transactions. On the terms and subject to the conditions set forth in this Agreement, the following transactions shall occur in the order set forth in this Section 2.1:

(a)            Domestication of JAWS. On the Closing Date prior to the Effective Time, JAWS shall cause the Domestication to occur in accordance with Section 388 of the DGCL and the Cayman Islands Companies Act (As Revised). In connection with the Domestication, (i) each JAWS Class A Share and each JAWS Class B Share that is issued and outstanding immediately prior to the Domestication shall become one share of common stock, par value $0.0001 per share, of JAWS (collectively, the “New JAWS Shares”), (ii) each JAWS Warrant that is outstanding immediately prior to the Domestication shall, from and after the Domestication, represent the right to purchase one New JAWS Share at an exercise price of $11.50 per share on the terms and subject to the conditions set forth in the Warrant Agreement (collectively, the “New JAWS Warrants”), (iii) the Governing Documents of JAWS shall become the certificate of incorporation, substantially in the form attached hereto as Exhibit D (the “New JAWS Certificate of Incorporation”), and the bylaws, substantially in the form attached hereto as Exhibit E (the “New JAWS Bylaws”), of New JAWS, and (iv) JAWS’s name shall be changed to “Velo3D, Inc.”; provided, however, that in connection with clause (i) and clause (ii), each issued and outstanding unit of JAWS that has not been previously separated into the underlying JAWS Class A Shares and underlying JAWS Warrants prior to the Domestication shall, for the avoidance of doubt, be cancelled and will entitle the holder thereof to one New JAWS Share and one-fourth of one New JAWS Warrant on the terms and subject to the conditions set forth in the Warrant Agreement, as applicable.

(b)           The Merger.

(i)        On the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, on the Closing Date promptly following the consummation of the Domestication, Merger Sub shall merge with and into the Company at the Effective Time. Following the Effective Time, the separate existence of Merger Sub shall cease and the Company shall continue as the surviving company of the Merger (the “Surviving Company”).

(ii)       At the Closing, the Parties shall cause a certificate of merger, in a form reasonably satisfactory to the Company and JAWS (the “Certificate of Merger”), to be executed and filed with the Secretary of State of the State of Delaware. The Merger shall become effective on the date and time at which the Certificate of Merger is accepted for filing by the Secretary of State of the State of Delaware or at such later date or time as is agreed by JAWS and the Company and specified in the Certificate of Merger (the time the Merger becomes effective being referred to herein as the “Effective Time”).

(iii)       The Merger shall have the effects set forth in Section 251 of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the assets, properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Company and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations and duties of the Surviving Company, in each case, in accordance with the DGCL.

(iv)      At the Effective Time, the Governing Documents of Merger Sub shall be the Governing Documents of the Surviving Company, in each case, until thereafter changed or amended as provided therein or by applicable Law.

(v)       At the Effective Time, the directors and officers of the Company immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Company, each to hold office in accordance with the Governing Documents of the Surviving Company until such director’s or officer’s successor is duly elected or appointed and qualified, or until the earlier of their death, resignation or removal.

(vi)      At the Effective Time, by virtue of the Merger and without any action on the part of any Party or any other Person, each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be automatically cancelled and extinguished and converted into one share of common stock, par value $0.0001, of the Surviving Company (each such share, a “Surviving Company Share”).

(vii)     At the Effective Time, by virtue of the Merger and without any action on the part of any Party or any other Person, each Company Share (including Company Preferred Shares converted to Company Shares in connection with the Preferred Stock Conversion, but excluding the Excluded Shares and Dissenting Shares, if any) issued and outstanding as of immediately prior to the Effective Time shall be automatically canceled and extinguished and converted into the right to receive the Per Share Consideration. From and after the Effective Time, each Company Shareholder’s certificates (the “Certificates”), evidencing ownership of the Company Shares and the Company Shares held in book-entry form issued and outstanding immediately prior to the Effective Time shall each cease to have any rights with respect to such Company Shares except as otherwise expressly provided for herein or under applicable Law.

(viii)    At the Effective Time, by virtue of the Merger and without any action on the part of any Party or any other Person, each Company Share held immediately prior to the Effective Time by the Company as treasury stock (each, an “Excluded Share”) shall be automatically canceled and extinguished, and no consideration shall be paid with respect thereto.

Section 2.2            Earnout.

(a)            Issuance of Earnout Shares. Subject to Section 2.2(c), as additional consideration for the Merger, within ten (10) Business Days after the occurrence of a Triggering Event, New JAWS shall issue or cause to be issued to each Earnout Pre-Closing Company Securityholder (other than holders of Dissenting Shares, if any) the number of New JAWS Shares equal to the product of (i) the number of Company Shares and the net number of Company Shares that would be issuable in respect of Company Options, Company Warrants or Company Convertible Note in the event such Company Options, Company Warrants or Company Convertible Note were exercised or converted, as applicable (on a net exercise basis with respect to only the applicable exercise price, immediately prior to the Effective Time and settled in the applicable number of shares of Company Shares, rounded down to the nearest whole share), held by such Earnout Pre-Closing Company Securityholder as of immediately prior to the Effective Time; and (ii) the Earnout Exchange Ratio (such issued New JAWS Shares, collectively, the “Earnout Shares”); provided, however, such shares shall not be issued to any Earnout Pre-Closing Company Securityholder who is required to file notification pursuant to the HSR Act until any applicable waiting period pursuant to the HSR Act has expired or been terminated (provided that any such Earnout Pre-Closing Company Securityholder has notified New JAWS of such required filing pursuant to the HSR Act following reasonable advance notice from New JAWS of the reasonably anticipated issuance of Earnout Shares); provided, further, that New JAWS shall make any required HSR filing promptly upon notice by any such Earnout Pre-Closing Company Securityholder that a filing is required. Notwithstanding anything to the contrary herein, in no event shall New JAWS be required to issue an aggregate number of Earnout Shares in excess of a number of New JAWS Shares equal to ten percent (10%) of the aggregate number of New JAWS Shares (calculated on a fully-diluted basis, including all New JAWS Shares issuable upon the exercise of outstanding stock options and warrants) issued and outstanding as of immediately following the Effective Time and, for the avoidance of doubt, after giving effect to the Domestication, PIPE Financing and the Merger.

(b)           Acceleration Event. If, during the Earnout Period, there is a New JAWS Change of Control that will result in the holders of New JAWS Shares receiving a per share price equal to or in excess of the applicable Stock Price Level required in connection with a given Triggering Event (an “Acceleration Event”), then immediately prior to the consummation of such New JAWS Change of Control: (i) any such Triggering Event that has not previously occurred shall be deemed to have occurred; and (ii) New JAWS shall issue the applicable Earnout Shares to the Earnout Pre-Closing Company Securityholders in accordance with Section 2.2(a).

(c)            Rollover Options.

(i)         Notwithstanding anything in Section 2.2(a) to the contrary, a holder of a Company Option exchanged for a Rollover Option must be in service with New JAWS or an Affiliate as of the applicable Triggering Event and the applicable grant date of the Earnout Shares or Unvested Earnout RSUs, as applicable, to receive the portion of the Earnout Shares or Unvested Earnout RSUs, as applicable, that would otherwise be issued with respect to the Rollover Option (each, an “Eligible Holder”).

(ii)        With respect to each Rollover Option that is vested as of the applicable Triggering Event (each such Rollover Option, a “Vested Rollover Option”), then New JAWS shall issue to the Eligible Holder, as soon as reasonably practicable following the occurrence of such Triggering Event, such portion of the Earnout Shares issuable with respect to such Vested Rollover Option in accordance with Section 2.2(a).

(iii)       With respect to each Rollover Option that remains unvested as of the applicable Triggering Event (each such Rollover Option, an “Unvested Rollover Option”), then in lieu of issuing the applicable Earnout Shares, New JAWS shall instead issue to the Eligible Holder, as soon as reasonably practicable following the later of (A) the occurrence of such Triggering Event and (B) New JAWS’s filing of a Form S-8 Registration Statement, an award of restricted stock units for a number of New JAWS Shares equal to such portion of the Earnout Shares issuable with respect to such Unvested Rollover Option (the “Unvested Earnout RSUs”). Such Unvested Earnout RSUs shall vest over the remaining vesting schedule of the Unvested Rollover Option with respect to which it was granted in approximately equal quarterly installments in the same calendar year as the corresponding portion of the Unvested Rollover Option would have vested and shall be subject to the same vesting conditions as applied to such Unvested Rollover Option. The Eligible Holder shall forfeit any Unvested Earnout RSUs in the event such Eligible Holder’s continuous service to New JAWS or one of its Affiliates terminates prior to such Unvested Earnout RSUs becoming vested.

(iv)      All Unvested Earnout RSUs to be issued hereunder shall be issued under and pursuant to the terms and conditions of the New JAWS Equity Incentive Plan and shall cover a number of shares in addition to the share reserve approved for all other awards under such New JAWS Equity Incentive Plan. Nothing contained in this Section 2.2 or elsewhere in this Agreement, express or implied, (A) is intended to confer upon any holder of Company Option any right to continued employment for any period or (B) is intended to confer upon any holder of Company Options any right as a third party beneficiary of this Agreement. For the avoidance of doubt, any such Earnout Shares and Unvested Earnout RSUs issued to Eligible Holders shall be granted in addition to, and not in lieu of, any Rollover Options, in a manner intended to comply with the requirements of Section 409A of the Code.

(d)           Tax Treatment of Earnout Shares. Any issuance of Earnout Shares shall be treated as an adjustment to the Adjusted Transaction Share Consideration for all Tax purposes, except to the extent otherwise required by applicable Law (including, for the avoidance of doubt, with respect to any amounts required to be treated as interest pursuant to Section 483 of the Code).

(e)            Contractual Right. The right of the Earnout Pre-Closing Company Securityholders to receive the Earnout Shares (i) is solely a contractual right, will not be evidenced by a certificate or other instrument and does not constitute a security, (ii) may not be sold, assigned, transferred, pledged, encumbered or in any other manner transferred or disposed of, in whole or in part, other than upon written notice to New JAWS pursuant to a Permitted Transfer, and (iii) does not give the Earnout Pre-Closing Company Securityholders any right to receive interest payments (except for the right to receive Earnout Shares that will be treated as interest as described in Section 2.2(b)). For purposes of this Agreement, “Permitted Transfer” means: (A) a transfer on death by will or intestacy; (B) a transfer by instrument to an inter vivos or testamentary trust for beneficiaries upon the death of the trustee; (C) a transfer made pursuant to a court order of a court of competent jurisdiction (such as in connection with divorce, bankruptcy or liquidation); (D) a transfer by a partnership or limited liability company through a distribution to its partners or members, as applicable, in each case without consideration; (E) a transfer made by operation of law (including a consolidation or merger) or as pursuant to the dissolution, liquidation or termination of any corporation, limited liability company, partnership or other entity or (F) a transfer by an Earnout Pre-Closing Company Securityholder that is a venture capital or investment fund to an Affiliate.

(f)            No Obligation. There is no guaranty or other assurance of any kind that any Earnout Shares will be payable hereunder (regardless of any projections, models forecasts or any other financial data generated by, or provided to, the Company, JAWS or their respective Affiliates or Representatives). New JAWS shall have sole discretion with regard to all matters relating to the operation of the Business, and shall have no express or implied obligation to take any action, or omit to take any action, to seek to maximize the Earnout or cause the Triggering Events to be satisfied.

Section 2.3            Closing of the Transactions Contemplated by this Agreement. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place electronically by exchange of the closing deliverables on the third (3rd) Business Day, following the satisfaction (or, to the extent permitted by applicable Law, waiver) of the conditions set forth in Article 6 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to satisfaction or waiver of such conditions) (the “Closing Date”) or at such other place, date or time as JAWS and the Company may agree in writing.

Section 2.4            Allocation Schedule. No later than three (3) Business Days prior to the Closing Date, the Company shall deliver to JAWS an allocation schedule (the “Allocation Schedule”) setting forth (a) the number of Company Shares held by each Company Shareholder, the number of Company Shares subject to each Company Equity Award held by each holder thereof, as well as whether each such Company Equity Award will be a Vested Company Option or an Unvested Company Option as of immediately prior to the Effective Time, and, in the case of the Company Options, the exercise price thereof, (b) the number of New JAWS Shares that will be subject to each Rollover Option and, in the case of each Rollover Option, the exercise price thereof at the Effective Time, as well as the calculation of the Option Exchange Ratio, (c) a calculation of the Adjusted Transaction Share Consideration and its components (including the Adjusted Equity Value, the Aggregate Exercise Price and the Equity Value) and the Per Share Consideration, (d) the portion of the Adjusted Transaction Share Consideration allocated to each Company Shareholder, and (e) a certification, duly executed by an authorized officer of the Company, that (i) the information delivered pursuant to clause (a), clause (b), clause (c) and clause (d) is, and will be as of immediately prior to the Effective Time, true and correct in all respects and in accordance with the last sentence of this Section 2.4 and (ii) the Company has performed, or otherwise complied with, as applicable, its covenants and agreements set forth in Section 2.5(a)(iv). The Company will review any comments to the Allocation Schedule provided by JAWS or any of its Representatives and consider in good faith any reasonable comments proposed by JAWS or any of its Representatives. Notwithstanding the foregoing or anything to the contrary herein, (A) the aggregate number of New JAWS Shares that each Company Shareholder will have a right to receive pursuant to Section 2.1(b)(vii) will be rounded down to the nearest whole share, (B) in no event shall the aggregate number of New JAWS Shares set forth on the Allocation Schedule that are allocated in respect of Company Shares and Vested Company Options exceed the Adjusted Transaction Share Consideration and (C) the Allocation Schedule (or the calculations or determinations therein) shall be prepared in accordance with, as applicable, applicable Law, the Governing Documents of the Company, the Company Equity Plan and any other Contract to which the Company is a party or bound (taking into account, for the avoidance of doubt, any actions taken by the Company pursuant to Section 2.5(a)(iv)).

Section 2.5            Treatment of Company Equity Awards, Company Warrants and Convertible Notes.

(a)            Treatment of Company Equity Awards.

(i)         At the Effective Time, by virtue of the Merger and without any action of any Party or any other Person (but subject to, in the case of the Company, Section 2.5(a)(iii)), each Company Option (whether a Vested Company Option or an Unvested Company Option) shall cease to represent the right to purchase Company Shares and shall be canceled in exchange for an option to purchase a number of New JAWS Shares under the New JAWS Equity Incentive Plan (each, a “Rollover Option”) equal to the product (rounded down to the nearest whole share) of (A) the number of Company Shares subject to such Company Option as of immediately prior to the Effective Time, and (B) the Option Exchange Ratio applicable to such Company Option, at an exercise price per share (rounded up to the nearest whole cent) equal to (x) the exercise price per share of such Company Option in effect immediately prior to the Effective Time, divided by (y) the Option Exchange Ratio applicable to such Company Option (the exercise price per share, as so determined, being rounded up to the nearest full cent).

(ii)        Each Rollover Option shall be subject to the same terms and conditions (including applicable vesting, vesting acceleration, expiration and forfeiture provisions) that applied to the corresponding Company Option immediately prior to the Effective Time, except for (A) terms (x) rendered inoperative by reason of the transactions contemplated by this Agreement (including any anti-dilution or other similar provisions that adjust the number of underlying shares that could become exercisable subject to the options) or (y) to the extent they conflict with the New JAWS Equity Incentive Plan and (B) such other immaterial administrative or ministerial changes as the New JAWS Board (or the compensation committee of the New JAWS Board) may determine in good faith are appropriate to effectuate the administration of the Rollover Options. Notwithstanding the foregoing, such conversion, including the exercise price, the number of New Jaws Shares subject to any such Rollover Option and the terms and conditions of the exercise of any Rollover Option, will be determined in a manner consistent with the requirements of Section 409A of the Code.

(iii)       At the Effective Time, all Company Equity Plans shall terminate and all Company Equity Awards (whether vested or unvested) shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder thereof shall cease to have any rights with respect thereto or under the Company Equity Plans, except as otherwise expressly provided for in this Section 2.4.

(iv)       Prior to the Closing, the Company shall take, or cause to be taken, all necessary or appropriate actions under the Company Equity Plans (and the underlying grant, award or similar agreements) or otherwise to give effect to the provisions of this Section 2.5.

(b)           Treatment of Company Warrants. At the Effective Time, each Company Warrant that is issued and outstanding immediately prior to the Effective Time and not terminated pursuant to its terms, by virtue of the Merger and without any action on the part of JAWS, the Company or the holder of any such Company Warrant, shall be converted into a warrant exercisable on the terms and conditions set forth therein for the Total Consideration which such holder would have received if it had exercised such Company Warrant immediately prior to the Effective Time (assuming such Company Warrants were then fully vested).

(c)            Treatment of Company Convertible Note. At the Effective Time, if not optionally converted by its holder immediately prior to the Effective Time, the Company Convertible Note will remain outstanding and convertible into New JAWS Shares in accordance with the terms of such Company Convertible Note.

Section 2.6            Closing Deliverables.

(a)            As promptly as reasonably practicable following the date of this Agreement, but in no event later than ten (10) Business Days prior to the Closing Date, JAWS shall appoint Continental (or its applicable Affiliate) as an exchange agent (the “Exchange Agent”) and enter into an exchange agent agreement with the Exchange Agent for the purpose of exchanging Certificates, if any, representing the Company Shares and each Company Share held in book-entry form on the stock transfer books of the Company immediately prior to the Effective Time, in either case, for the portion of the Adjusted Transaction Share Consideration issuable in respect of such Company Shares pursuant to Section 2.1(b)(vii) and on the terms and subject to the other conditions set forth in this Agreement. Notwithstanding the foregoing or anything to the contrary herein, in the event that Continental is unable or unwilling to serve as the Exchange Agent, then JAWS and the Company shall, as promptly as reasonably practicable thereafter, but in no event later than the Closing Date, mutually agree upon an exchange agent (in either case, such agreement not to be unreasonably withheld, conditioned or delayed), JAWS shall appoint and enter into an exchange agent agreement with such exchange agent, who shall for all purposes under this Agreement constitute the Exchange Agent and each of JAWS and the Company shall mutually agree to any changes to the Letter of Transmittal in order to satisfy any requirements of such exchange agent (in either case, such agreement not to be unreasonably withheld, conditioned or delayed).

(b)           At least three (3) Business Days prior to the Closing Date, the Company shall mail or otherwise deliver, or shall cause to be mailed or otherwise delivered, to the Company Shareholders a Letter of Transmittal.

(c)           At the Effective Time, JAWS shall deposit, or cause to be deposited, with the Exchange Agent, for the benefit of the Company Shareholders and for exchange in accordance with this Section 2.6 through the Exchange Agent, evidence of New JAWS Shares in book-entry form representing the portion of the Adjusted Transaction Share Consideration issuable pursuant to Section 2.1(b)(vii) in exchange for the Company Shares outstanding immediately prior to the Effective Time. All shares in book-entry form representing the portion of the Adjusted Transaction Share Consideration issuable pursuant to Section 2.1(b)(vii) deposited with the Exchange Agent shall be referred to in this Agreement as the “Exchange Fund”.

(d)           Each Company Shareholder whose Company Shares have been converted into the right to receive a portion of the Adjusted Transaction Share Consideration pursuant to Section 2.1(b)(vii) shall be entitled to receive the portion of the Adjusted Transaction Share Consideration to which he, she or it is entitled on the date provided in Section 2.6(c) upon (i) surrender of a Certificate (or affidavit of loss in lieu thereof in the form required by the Letter of Transmittal), together with the delivery of a properly completed and duly executed Letter of Transmittal (including, for the avoidance of doubt, any documents or agreements required by the Letter of Transmittal), to the Exchange Agent or (ii) in the case of Company Shares held in book-entry form, a properly completed and duly executed Letter of Transmittal (including, for the avoidance of doubt, any documents or agreements required by the Letter of Transmittal), to the Exchange Agent.

(e)            If a properly completed and duly executed Letter of Transmittal, together with any Certificates (or affidavit of loss in lieu thereof in the form required by the Letter of Transmittal), if any, is delivered to the Exchange Agent in accordance with Section 2.6(d) (i) at least one Business Day prior to the Closing Date, then JAWS and the Company shall take all necessary actions to cause the applicable portion of the Adjusted Transaction Share Consideration to be issued to the applicable Company Shareholder in book-entry form on the Closing Date, or (ii) less than one Business Day prior to the Closing Date, then JAWS and the Company (or the Surviving Company) shall take all necessary actions to cause the applicable portion of the Adjusted Transaction Share Consideration to be issued to the Company Shareholder in book-entry form within two (2) Business Days after such delivery.

(f)            If any portion of the Adjusted Transaction Share Consideration is to be issued to a Person other than the Company Shareholder in whose name the surrendered Certificate or the transferred Company Share in book-entry form is registered, it shall be a condition to the issuance of the applicable portion of the Adjusted Transaction Share Consideration that (i) either such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer or such Company Share in book-entry form shall be properly transferred and (ii) the Person requesting such consideration pay to the Exchange Agent any transfer Taxes required as a result of such consideration being issued to a Person other than the registered holder of such Certificate or Company Share in book-entry form or establish to the satisfaction of the Exchange Agent that such transfer Taxes have been paid or are not payable.

(g)           No interest will be paid or accrued on the Adjusted Transaction Share Consideration (or any portion thereof). From and after the Effective Time, until surrendered or transferred, as applicable, in accordance with this Section 2.6, each Company Share (other than, for the avoidance of doubt, the Company Shares cancelled and extinguished pursuant to Section 2.1(b)(viii)) shall solely represent the right to receive a portion of the Adjusted Transaction Share Consideration to which such Company Share is entitled to receive pursuant to Section 2.1(b)(vii).

(h)           At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no transfers of Company Shares that were outstanding immediately prior to the Effective Time.

(i)             Any portion of the Exchange Fund that remains unclaimed by the Company Shareholders twelve (12) months following the Closing Date shall be delivered to New JAWS or as otherwise instructed by New JAWS, and any Company Shareholder who has not exchanged his, her or its Company Shares for the applicable portion of the Adjusted Transaction Share Consideration in accordance with this Section 2.6 prior to that time shall thereafter look only to New JAWS for the issuance of the applicable portion of the Adjusted Transaction Share Consideration, without any interest thereon. None of New JAWS, the Surviving Company or any of their respective Affiliates shall be liable to any Person in respect of any consideration delivered to a public official pursuant to any applicable abandoned property, unclaimed property, escheat, or similar Law. Any portion of the Adjusted Transaction Share Consideration remaining unclaimed by the Company Shareholders immediately prior to such time when the amounts would otherwise escheat to or become property of any Governmental Entity shall become, to the extent permitted by applicable Law, the property of New JAWS free and clear of any claims or interest of any Person previously entitled thereto.

Section 2.7            Withholding. JAWS, Merger Sub, the Company and the Exchange Agent shall be entitled to deduct and withhold (or cause to be deducted and withheld) from any consideration payable pursuant to this Agreement such amounts as are required to be deducted and withheld under applicable Tax Law. To the extent that amounts are so withheld and timely remitted to the applicable Governmental Entity, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. The Parties shall cooperate in good faith to eliminate or reduce any such deduction or withholding (including through the request and provision of any statements, forms or other documents to reduce or eliminate any such deduction or withholding).

Article 3
REPRESENTATIONS AND WARRANTIES RELATING TO THE COMPANY

Subject to Section 9.8, except as set forth in the Company Disclosure Schedules, the Company hereby represents and warrants to the JAWS Parties as follows:

Section 3.1            Organization and Qualification.

(a)            The Company is a corporation duly formed, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the Laws of the State of Delaware. The Company has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as presently conducted, except where the failure to have such power or authority would not have a Company Material Adverse Effect.

(b)            True and complete copies of the Governing Documents of the Company have been made available to JAWS, in each case, as amended and in effect as of the date of this Agreement. The Governing Documents of the Company are in full force and effect, and the Company is not in breach or violation of any provision set forth in its Governing Documents.

(c)            The Company is duly qualified or licensed to transact business and is in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) in each jurisdiction in which the property and assets owned, leased or operated by it, or the nature of the business conducted by it, makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have a Company Material Adverse Effect.

Section 3.2            Capitalization of the Company.

(a)            Section 3.2(a) of the Company Disclosure Schedules sets forth a true and complete statement as of the date of this Agreement of (i) the number and class or series (as applicable) of all of the Equity Securities of the Company issued and outstanding, (ii) the identity of the Persons that are the record and beneficial owners thereof and (iii) with respect to each Company Equity Award, (A) the date of grant, (B) any applicable exercise (or similar) price, (C) the expiration date, and (D) any applicable vesting schedule (including acceleration provisions). All of the Equity Securities of the Company have been duly authorized and validly issued. All of the outstanding Company Shares are fully paid and non-assessable. The Equity Securities of the Company (1) were not issued in violation of the Governing Documents of the Company or any other Contract to which the Company is party or bound, (2) were not issued in violation of any preemptive rights, call option, right of first refusal or first offer, subscription rights, transfer restrictions or similar rights of any Person and (3) have been offered, sold and issued in compliance with applicable Law, including Securities Laws. Except for the Company Equity Awards set forth on Section 3.2(a) of the Company Disclosure Schedules or the Company Equity Awards either permitted by Section 5.1(b) or issued, granted or entered into in accordance with Section 5.1(b), the Company has no outstanding (x) equity appreciation, phantom equity or profit participation rights or (y) options, restricted stock, phantom stock, warrants, purchase rights, subscription rights, conversion rights, exchange rights, calls, puts, rights of first refusal or first offer or other Contracts that could require the Company to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem any Equity Securities or securities convertible into or exchangeable for Equity Securities of the Company.

(b)           The Equity Securities of the Company are free and clear of all Liens (other than as created by the Company’s Governing Documents, the holder of such Equity Securities or applicable Securities Laws). Except as set forth on Section 3.2(b) of the Company Disclosure Schedules, there are no voting trusts, proxies or other Contracts to which the Company is a party with respect to the voting or transfer of the Company’s Equity Securities.

(c)            The Company does not own or hold (of record, beneficially, legally or otherwise), directly or indirectly, any Equity Securities in any Person or the right to acquire any such Equity Security, and the Company is not a partner or member of any partnership, limited liability company or joint venture.

(d)           Section 3.2(d) of the Company Disclosure Schedules sets forth a list of all Indebtedness of the Company as of the date of this Agreement, including the principal amount of such Indebtedness, the outstanding balance as of the date of this Agreement, and the debtor and the creditor thereof.

(e)            Section 3.2(e) of the Company Disclosure Schedules sets forth a list of all Change of Control Payments of the Company.

Section 3.3            Authority. The Company has the requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Document to which it is or will be a party, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. Subject to the receipt of the Company Shareholder Written Consent and Company Preferred Shareholder Written Consent, the execution and delivery of this Agreement, the Ancillary Documents to which the Company is or will be a party and the consummation of the transactions contemplated hereby and thereby have been (or, in the case of any Ancillary Document entered into after the date of this Agreement, will be upon execution thereof) duly authorized by all necessary corporate (or other similar) action on the part of the Company. This Agreement and each Ancillary Document to which the Company is or will be a party has been or will be, upon execution thereof, as applicable, duly and validly executed and delivered by the Company and constitutes or will constitute, upon execution and delivery thereof, as applicable, a valid, legal and binding agreement of the Company (assuming that this Agreement and the Ancillary Documents to which the Company is or will be a party are or will be upon execution thereof, as applicable, duly authorized, executed and delivered by the other Persons party thereto), enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

Section 3.4            Financial Statements; Undisclosed Liabilities.

(a)            The Company has made available to JAWS a true and complete copy of the unaudited balance sheet of the Company as of December 31, 2020 (the “Latest Balance Sheet”) and December 31, 2019 and the related unaudited statements of operations and comprehensive loss, convertible preferred stock and stockholders’ deficit and cash flows of the Company for each of the periods then ended (collectively, the “Financial Statements”), each of which are attached as Section 3.4(a) of the Company Disclosure Schedules. Each of the Financial Statements (A) was prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except for the absence of footnotes or the inclusion of limited footnotes and other presentation items and normal year-end audit adjustments), (B) fairly presents, in all material respects, the financial position, results of operations and cash flows of the Company as at the date thereof and for the period indicated therein, except as otherwise specifically noted therein and (C) were derived from, and accurately reflect in all material respects, the books and records of the Company.

(b)           The Required Company Audited Financial Statements, when delivered following the date of this Agreement in accordance with Section 5.16, (i) will be prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto), (ii) will fairly present, in all material respects, the financial position, results of operations and cash flows of the Company as at the date thereof and for the period indicated therein, except as otherwise specifically noted therein and (iii) will comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof (including Regulation S-X or Regulation S-K, as applicable).

(c)            Except (i) as set forth on the face of the Latest Balance Sheet, (ii) for Liabilities incurred in the ordinary course of business since the date of the Latest Balance Sheet (none of which is a Liability for breach of contract, breach of warranty, tort, infringement or violation of Law), (iii) for Liabilities incurred in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the transactions contemplated hereby or thereby and (iv) for Liabilities that are not and would not reasonably be expected to be, individually or in the aggregate, material to the Company, the Company has no Liabilities of the type required to be set forth on a balance sheet in accordance with GAAP.

(d)           Except as set forth in Section 3.4(d) of the Company Disclosure Schedule, the Company has established and maintains systems of internal accounting controls that are designed to provide, in all material respects, reasonable assurance (in the context of a privately held company) regarding the execution of transactions in accordance with management’s authorization and the recording of transactions to permit preparation of financial statements in accordance with GAAP. The Company maintains and, for all periods covered by the Financial Statements, has maintained books and records of the Company in the ordinary course of business that are accurate and complete in all material respects and reflect the revenues, expenses, assets and liabilities of the Company in all material respects.

(e)            Except as set forth in Section 3.4(e) of the Company Disclosure Schedule, since its incorporation the Company has not received any written complaint, allegation, assertion or claim that there is fraud, whether or not material, that involves management or other employees of the Company who have a significant role in the internal controls over financial reporting of the Company.

Section 3.5            Consents and Requisite Governmental Approvals; No Violations.

(a)            No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity is required on the part of the Company with respect to the Company’s execution, delivery or performance of its obligations under this Agreement or the Ancillary Documents to which the Company is or will be party or the consummation of the transactions contemplated by this Agreement or by the Ancillary Documents, except for (i) compliance with and filings under the HSR Act, (ii) the filing with the SEC of (A) the Registration Statement / Proxy Statement and the declaration of the effectiveness thereof by the SEC and (B) such reports under Section 13(a) or 15(d) of the Exchange Act as may be required in connection with this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby, (iii) filing of the Certificate of Merger, (iv) any notices to the Directorate of Defense Trade Controls required under the ITAR or (v) any other consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not have a Company Material Adverse Effect.

(b)            Neither the execution, delivery or performance by the Company of this Agreement nor the Ancillary Documents to which the Company is or will be a party nor the consummation of the transactions contemplated hereby or thereby will, directly or indirectly (with or without due notice or lapse of time or both) (i) result in any breach of any provision of the Company’s Governing Documents, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, Consent, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of (A) any Material Contract or (B) any Material Permits, (iii) violate, or constitute a breach under, any Order or applicable Law to which the Company or any of its properties or assets are bound or (iv) result in the creation of any Lien upon any of the assets or properties (other than any Permitted Liens) or Equity Securities of the Company, except, in the case of any of clause (ii) through clause (iv) above, as would not have a Company Material Adverse Effect.

Section 3.6            Permits. The Company has all Permits (the “Material Permits”) that are required to own, lease or operate its properties and assets and to conduct its business as currently conducted, except where the failure to hold the same would not result in a Company Material Adverse Effect. Except as is not and would not reasonably be expected to be material to the Company, (i) each Material Permit is in full force and effect in accordance with its terms and (ii) no written notice of revocation, cancellation or termination of any Material Permit has been received by the Company.

Section 3.7            Material Contracts.

(a)            Section 3.7(a) of the Company Disclosure Schedules sets forth a list of the following Contracts to which the Company is, as of the date of this Agreement, a party (each Contract required to be set forth on Section 3.7(a) of the Company Disclosure Schedules, together with each of the Contracts entered into after the date of this Agreement that would be required to be set forth on Section 3.7(a) of the Company Disclosure Schedules if entered into prior to the execution and delivery of this Agreement, collectively, the “Material Contracts”):

(i)         any Contract relating to Indebtedness of the Company or to the placing of a Lien (other than any Permitted Lien) on any material assets or properties of the Company;

(ii)        any Contract under which the Company is lessee of or holds or operates, in each case, any tangible property (other than real property), owned by any other Person, except for any lease or agreement under which the aggregate annual rental payments do not exceed $250,000;

(iii)       any Contract under which the Company is lessor of or permits any third party to hold or operate, in each case, any tangible property (other than real property), owned or controlled by the Company, except for any lease or agreement under which the aggregate annual rental payments do not exceed $100,000;

(iv)       any joint venture, profit-sharing, partnership, collaboration, co-promotion, commercialization or joint research and development Contract, in each case, which requires, or would reasonably be expected to require (based on any occurrence, development, activity or event contemplated by such Contract), aggregate payments to or from the Company in excess of $1,000,000 over the life of the Contract, other Contracts between the Company and its employees, individual consultants and individual contractors involving the development of Intellectual Property Rights by such employees, individual consultants and individual contractors;

(v)       any (A) royalty, covenant not to sue, source code escrow, co-existence, consent to use or other Contract relating to any material Intellectual Property Rights of the Company, (B) other Contracts adversely affecting the Company’s ability to own, enforce, use, license or disclose any material Intellectual Property Rights or providing for the development or, acquisition of any Intellectual Property Rights, and (C) those Contracts listed in Section 3.13(c) of the Company Disclosure Schedules, in each case of clause (A) and (B), other than (1) Off-the-Shelf Software licenses, (2) non-exclusive licenses granted to customers in the ordinary course of business, (3) non-disclosure agreements, and (4) Contracts between the Company and its employees on the Company’s form Contract involving the development of Intellectual Property Rights by such employees, and (5) Contracts for Public Software;

(vi)       any Contract that (A) limits or purports to limit, in any material respect, the freedom of the Company to engage or compete in any line of business or with any Person or in any area or that would so limit or purport to limit, in any material respect, the operations of JAWS or any of its Affiliates after the Closing, (B) contains any exclusivity, “most favored nation” or similar provisions, obligations or restrictions or (C) contains any other provisions restricting or purporting to restrict the ability of the Company to sell, manufacture, develop, commercialize, test or research products, directly or indirectly through third parties, or to solicit any potential employee or customer in any material respect (other than standard employee and contractor non-solicitation provisions in Contracts) or that would so limit or purports to limit, in any material respect, JAWS or any of its Affiliates after the Closing;

(vii)     any Contract requiring any future capital commitment or capital expenditure (or series of capital expenditures) by the Company in an amount in excess of (A) $500,000 annually or (B) $500,000 over the life of the agreement;

(viii)    any Contract requiring the Company to guarantee the Liabilities of any Person (other than the Company or a Subsidiary) or pursuant to which any Person (other than the Company or a Subsidiary) has guaranteed the Liabilities of the Company, in each case in excess of $100,000;

(ix)       any Contract under which the Company has, directly or indirectly, made or agreed to make any loan, advance, or assignment of payment to any Person or made any capital contribution to, or other investment in, any Person;

(x)        any Contract required to be disclosed on Section 3.19 of the Company Disclosure Schedules;

(xi)       any Contract with any Person (A) pursuant to which the Company may be required to pay milestones, or other contingent payments (except for fees below $500,000 and payable by the Company to its vendors and suppliers in the ordinary course of business and payments received from customers for the Company Products in the ordinary course of business) or (B) under which the Company grants to any Person any right of first refusal, right of first negotiation or exclusive option to purchase, or any other similar rights with respect to any material Company Product or any material Intellectual Property Right;

(xii)     any Contract (A) governing the terms of, or otherwise related to, the employment, engagement or services of any current director, manager, officer, employee, individual independent contractor or other service provider of the Company whose annual base salary (or, in the case of an independent contractor, annual base compensation) is in excess of $200,000, or (B) providing for any Change of Control Payment of the type described in clause (a) of the definition thereof;

(xiii)    any Contract for the disposition of any portion of the assets or business of the Company or for the acquisition by the Company of the assets or business of any other Person (other than acquisitions or dispositions made in the ordinary course of business), or under which the Company has any continuing obligation with respect to an “earn-out”, contingent purchase price or other contingent or deferred payment obligation;

(xiv)    any CBA;

(xv)      any settlement, conciliation or similar Contract (A) the performance of which would be reasonably likely to involve any payments after the date of this Agreement, (B) with a Governmental Entity or (C) that imposes or is reasonably likely to impose, at any time in the future, any material, non-monetary obligations on the Company (or New JAWS or any of its Affiliates after the Closing); and

(xvi)     any other Contract (other than Contracts governing the terms of employment) the performance of which requires either (A) annual payments to or from the Company in excess of $1,500,000 or (B) aggregate payments to or from the Company in excess of $1,500,000 over the life of the agreement, other than (1) Off-the-Shelf Software, (2) non-exclusive customer agreements entered into in the ordinary course of business, and (3) Contracts between the Company and its employees, individual consultants and individual contractors for the development of Intellectual Property Rights.

(b)            (i) Each Material Contract is valid and binding on the Company and, to the knowledge of the Company, the counterparty thereto, and is in full force and effect and (ii) the Company and, to the knowledge of the Company, the counterparties thereto are not in material breach of, or default under, any Material Contract.

Section 3.8             Absence of Changes. During the period beginning on December 31, 2020 and ending on the date of this Agreement, (a) no Company Material Adverse Effect has occurred and (b) except as expressly contemplated by this Agreement, any Ancillary Document or in connection with the transactions contemplated hereby and thereby, or as required to respond to Pandemic Measures, (i) the Company has conducted its business in the ordinary course in all material respects and (ii) the Company has not taken any action that would require the consent of JAWS if taken during the period from the date of this Agreement until the Closing pursuant to Section 5.1(b)(i), Section 5.1(b)(xi) or Section 5.1(b)(xv).

Section 3.9             Litigation. As of the date of this Agreement, there is (and since December 31, 2018 there has been) no Proceeding pending or, to the Company’s knowledge, threatened against the Company that, if adversely decided or resolved, has been or would reasonably be expected to be, individually or in the aggregate, material to the Company. Neither the Company nor any of its properties or assets is subject to any material Order. As of the date of this Agreement, there are no material Proceedings by the Company pending against any other Person.

Section 3.10          Compliance with Applicable Law. The Company (a) conducts (and since December 31, 2018 has conducted) its business in compliance in all material respects with all Laws and Orders applicable to the Company and is not in material violation of any such Law or Order and (b) has not received any written communications from a Governmental Entity that alleges that the Company is not in compliance in all material respects with any such Law or Order.

Section 3.11           Employee Plans.

(a)            Section 3.11(a) of the Company Disclosure Schedules sets forth a true and complete list of all material Employee Benefit Plans; provided that with respect to offer letters or employment agreements, Section 3.11(a) of the Company Disclosure Schedule sets forth each form of offer letter or employment agreement and any other offer letter or employment agreement that deviates from a form. With respect to each material Employee Benefit Plan, the Company has provided JAWS with (i) true and complete copies of the material documents pursuant to which the plan is maintained, funded and administered, (ii) if applicable, the most recent IRS determination or opinion letter, and (iii) any non-routine correspondence with any Governmental Entity.

(b)            No Employee Benefit Plan is, and the Company has no Liability with respect to or under: (i) a Multiemployer Plan; (ii) a “defined benefit plan” (as defined in Section 3(35) of ERISA, whether or not subject to ERISA) or a plan that is or was subject to Section 302 or Title IV of ERISA or Section 412 or 430 of the Code; (iii) a “multiple employer plan” within the meaning of Section of 413(c) of the Code or Section 210 of ERISA; or (iv) a “multiple employer welfare arrangement” as defined in Section 3(40) of ERISA. No Employee Benefit Plan provides, and the Company has no liabilities or obligations to provide any retiree, post-ownership or post-termination health or life insurance or other welfare-type benefits to any Person other than health continuation coverage pursuant to COBRA or similar Law and for which the recipient pays the full cost of coverage. The Company has no Liability by reason of at any time being considered a single employer under Section 414 of the Code with any other Person.

(c)            Each Employee Benefit Plan has been established, maintained, funded, operated and administered in all material respects in compliance with its terms and applicable Law, including ERISA and the Code and no event has occurred and no condition exists, that has subjected, or would reasonably be expected to subject, the Company to any material tax, fine, lien, penalty or other liability imposed by ERISA, the Code or any other applicable Law. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and has timely received a favorable determination or opinion or advisory letter from the Internal Revenue Service, and nothing has occurred that could reasonably be expected to adversely affect such Employee Benefit Plan’s qualified status. The Company has not incurred (whether or not assessed), or could not reasonably be expected to incur, any material penalty or Tax under Section 4980H, 4980B or 4980D of the Code.

(d)            As of the date of this Agreement, there are no pending or, to the Company’s knowledge, threatened claims or Proceedings with respect to any Employee Benefit Plan (other than routine claims for benefits). There have been no non-exempt “prohibited transactions” within the meaning of Section 4975 of the Code or Sections 406 or 407 of ERISA and no breaches of fiduciary duty (as determined under ERISA) with respect to any Employee Benefit Plan, except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Company. With respect to each Employee Benefit Plan, all material contributions, distributions, reimbursements and premium payments that are due have been timely made and any such amounts not yet due have been paid or properly accrued.

(e)            The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement will not (alone or in combination with any other event) (i) result in any payment or benefit becoming due to or result in the forgiveness of any indebtedness of any current or former director, manager, officer, employee, individual independent contractor or other service provider of the Company, (ii) increase the amount or value of any compensation or benefits payable to any current or former director, manager, officer, employee, individual independent contractor or other service provider of the Company, (iii) result in the acceleration of the time of payment or vesting, trigger any payment or funding of any compensation or benefits or increase any amount payable to any current or former director, manager, officer, employee, individual independent contractor or other service provider of the Company or (iv) limit or restrict the right of the Company to merge, amend or terminate any Employee Benefit Plan.

(f)             No amount that could be received (whether in cash or property or the vesting of property) by any “disqualified individual” of the Company as a result of the consummation of the transactions contemplated by this Agreement (either alone or in combination with another event) could result in an “excess parachute payment” within the meaning of Section 280G of the Code or an excise tax under Section 4999 of the Code.

(g)            Each Employee Benefit Plan that is or forms part of a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code has at all relevant times been operated in compliance in all material respects with, and the Company has complied in all material respects in practice and operations with, all applicable requirements of Section 409A of the Code and applicable guidance thereunder.

(h)            The Company has no obligation to make a “gross-up” or similar payment, indemnify or otherwise reimburse any current or former director, manager, officer, employee, individual independent contractor or other service providers of the Company for any taxes that may become payable under Section 4999 or 409A of the Code.

(i)             The Company has no material liability by reason of an individual who performs or performed services for the Company in any capacity being improperly excluded from participating in an Employee Benefit Plan or any person being improperly allowed to participate in any Employee Benefit Plan.

Section 3.12          Environmental Matters. Except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Company:

(a)            The Company is and since December 31, 2018 has been in compliance in all material respects with all Environmental Laws and all Permits required under Environmental Laws for the operation of the Business.

(b)            The Company has not received any unresolved written notice or communication from any Governmental Entity or any other Person regarding any actual, alleged, or potential violation in any respect of, Liability under, or failure to comply in any respect with any Environmental Laws.

(c)            There is and since December 31, 2018 has been no Proceeding pending or, to the Company’s knowledge, threatened in writing against the Company pursuant to Environmental Laws.

(d)            There has been no manufacture, release, treatment, storage, disposal, arrangement for disposal, transport or handling of, contamination by, or exposure of any Person to, any Hazardous Substances so as to give rise to any material Liability under Environmental Laws for the Company.

The Company has made available to JAWS copies of all material environmental, health and safety reports and documents that are in the Company’s possession or control relating to the Business or the current or former operations, properties or facilities of the Company.

Section 3.13          Intellectual Property.

(a)            Section 3.13(a) of the Company Disclosure Schedules sets forth a true and complete list of (i) all currently issued or pending Company Registered Intellectual Property and (ii) material unregistered Marks and Copyrights owned by the Company, in each case, as of the date of this Agreement. Section 3.13(a) of the Company Disclosure Schedules lists, for each item of Company Registered Intellectual Property as of the date of this Agreement (A) the record owner of such item, (B) the jurisdictions in which such item has been issued or registered or filed, (C) the issuance, registration or application date, as applicable, for such item and (D) the issuance, registration or application number, as applicable, for such item.

(b)            As of the date of this Agreement, all necessary fees and filings with respect to any material Company Registered Intellectual Property have been timely submitted to the relevant intellectual property office or Governmental Entity and Internet domain name registrars to maintain such material Company Registered Intellectual Property in full force and effect. As of the date of this Agreement, no issuance or registration obtained and no application filed by the Company for any Intellectual Property Right has been cancelled, abandoned, allowed to lapse or not renewed, except where the Company has, in its reasonable business judgment, decided to cancel, abandon, allow to lapse or not renew such issuance, registration or application. As of the date of this Agreement there are no material Proceedings pending, including litigations, interference, re-examination, inter parties review, reissue, opposition, nullity, or cancellation proceedings that relate to any of the Company Registered Intellectual Property and, to the Company’s knowledge, no such material Proceedings are threatened by any Governmental Entity or any other Person.

(c)            The Company exclusively owns all right, title and interest in and to all material Company Owned Intellectual Property free and clear of all Liens or obligations to others (other than Permitted Liens). For all Patents owned by the Company, each inventor on the Patent has assigned their rights to the Company. The Company has not (i) transferred ownership of, or granted any exclusive license with respect to, any Company Owned Intellectual Property to any other Person or (ii) granted any customer the right to use any Company Product on anything other than a non-exclusive basis. Section 3.13(c) of the Company Disclosure Schedules sets forth a list of all current Contracts (1) for Company Licensed Intellectual Property as of the date of this Agreement or (2) under which any Person has been granted any license or covenant not to sue under, or otherwise has received or acquired any right (whether or not exercisable) or interest in, any Company Owned Intellectual Property, in the case of each of the clauses (1) and (2) other than (A) licenses to Off-the-Shelf Software, (B) licenses to Public Software, (C) non-disclosure agreements, (D) licenses granted by employees, individual consultants or individual contractors of the Company pursuant to Contracts with employees, individual consultants or individual contractors, (E) licenses in supplier or vendor agreements entered into in the ordinary course of business; provided that the primary purpose of such supplier or vendor agreement is not related to Intellectual Property Rights involving annual payments below $500,000, and (F) non-exclusive licenses to customers of the Company Products in the ordinary course of business. The Company has valid rights under all Contracts for Company Licensed Intellectual Property to use, sell, license and otherwise exploit, as the case may be, all Company Licensed Intellectual Property licensed pursuant to such Contracts as the same is currently used, sold, licensed and otherwise exploited by the Company, except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Company. The Company Owned Intellectual Property and the Company Licensed Intellectual Property, to the knowledge of the Company, constitutes all of the Intellectual Property Rights used or held for use by the Company in the operation of its business, and, to the Company’s knowledge, all Intellectual Property Rights necessary and sufficient to enable the Company to conduct its business as currently conducted in all material respects. The Company Registered Intellectual Property, to the knowledge of the Company, is valid, subsisting and enforceable, and, to the Company’s knowledge, all of the Company’s rights in and to the Company Registered Intellectual Property, the Company Owned Intellectual Property, and the Company Licensed Intellectual Property are valid and enforceable (in each case, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

(d)            The Company’s current and former employees, consultants, advisors and independent contractors who independently or jointly contributed to or otherwise participated in the authorship, invention, creation, improvement, modification or development of any material Company Owned Intellectual Property since December 31, 2018 have agreed to maintain and protect the trade secrets and confidential information of the Company. The Company’s current and former employees, consultants, advisors and independent contractors who independently or jointly contributed to or otherwise participated in the authorship, invention, creation, improvement, modification or development of any material Company Owned Intellectual Property have assigned or have agreed to a present assignment to the Company all Intellectual Property Rights authored, invented, created, improved, modified or developed by such Person in the course of such Person’s employment or other engagement with the Company.

(e)            The Company has taken all commercially reasonable steps to safeguard and maintain the secrecy of any trade secrets, know-how and other material confidential information owned by the Company. Without limiting the foregoing, the Company has not disclosed any trade secrets, know-how or material confidential information to any other Person unless such disclosure was under an appropriate written non-disclosure agreement containing appropriate limitations on use, reproduction and disclosure. To the Company’s knowledge, there has been no violation or unauthorized access to or disclosure of any trade secrets, know-how or material confidential information of or in the possession the Company, or of any written obligations with respect to such.

(f)             None of the Company Owned Intellectual Property and, to the Company’s knowledge, none of the Company Licensed Intellectual Property is subject to any outstanding Order that restricts in any manner the use, sale, transfer, licensing or exploitation thereof by the Company or affects the validity, use or enforceability of any such Company Owned Intellectual Property or Company Licensed Intellectual Property.

(g)            To the Company’s knowledge, neither the conduct of the business of the Company nor any of the Company Products offered, marketed, licensed, provided, sold, distributed or otherwise exploited by the Company nor the design, development, manufacturing, reproduction, use, marketing, offer for sale, sale, importation, exportation, distribution, maintenance or other exploitation of any Company Product has infringed, constituted or resulted from an unauthorized use or misappropriation of or otherwise violated, or currently infringes, constitutes or results from an unauthorized use or misappropriation of or otherwise violates any Intellectual Property Rights of any other Person.

(h)            Since December 31, 2018, there is no material Proceeding pending nor has the Company received any written communications (i) alleging that the Company has infringed, misappropriated or otherwise violated any Intellectual Property Rights of any other Person, (ii) challenging the validity, enforceability, use or exclusive ownership of any Company Owned Intellectual Property or (iii) inviting the Company to take a license under any Patent or consider the applicability of any Patents to any products or services of the Company or to the conduct of the business of the Company.

(i)             To the Company’s knowledge, no Person is infringing, misappropriating, misusing, diluting or violating any Company Owned Intellectual Property in any material respect. Since December 31, 2018, the Company has not made any written claim against any Person alleging any infringement, misappropriation or other violation of any Company Owned Intellectual Property in any material respect.

(j)             To the Company’s knowledge, the Company has obtained, possesses and is in compliance with valid licenses to use all of the Software present on the computers and other Software-enabled electronic devices that it owns or leases or that is otherwise used by the Company or its employees in connection with the Company business, except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Company. The Company has not disclosed, licensed, released, granted rights in, or delivered to any escrow agent or any other Person, other than employees or contractors who are subject to written confidentiality obligations, any of the source code that is Company Owned Intellectual Property, and no other Person has the right, contingent or otherwise, to obtain access to or use any such source code. To the Company’s knowledge, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time or both) will, or would reasonably be expected to, result in the delivery, license, release, grant of any right thereto, or disclosure of any source code that constitutes Company Owned Intellectual Property to any Person who is not, as of the date the event occurs or circumstance or condition comes into existence, a current employee or contractor of the Company subject to written confidentiality obligations with respect thereto.

(k)            The Company has not used, modified, linked to, created derivative works from or incorporated into any proprietary Software (including any Company Product), any Public Software, in whole or in part, in each case in a manner that (i) requires (including as a condition of use) that any Company Owned Intellectual Property be licensed, sold, disclosed, distributed, hosted or otherwise made available, including in source code form or for the purpose of making derivative works, for any reason, (ii) requires the Company to grant, the right to decompile, disassemble, reverse engineer or otherwise derive the source code or underlying structure of any Company Owned Intellectual Property, (iii) limits in any manner the Company’s ability to charge license fees or otherwise seek compensation in connection with marketing, licensing or distribution of any Company Owned Intellectual Property or (iv) otherwise imposes any limitation, restriction or condition on the right or ability of the Company to use, hold for use, license, host, distribute or otherwise dispose of any Company Owned Intellectual Property, other than compliance with notice and attribution requirements.

Section 3.14          Labor Matters.

(a)            Except as set forth on Section 3.14(a) of the Company Disclosure Schedules, since December 31, 2018, (i) the Company (A) has not had any material Liability for any arrears of wages or other compensation for services (including salaries, wage premiums, commissions, fees or bonuses), or any penalty or other sums for failure to comply with any of the foregoing, and (B) has not had any material Liability for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Entity with respect to unemployment compensation benefits, social security, social insurances or other benefits or obligations for any employees of the Company (other than routine payments to be made in the normal course of business and consistent with past practice); and (ii) the Company has withheld all amounts required by applicable Law or by agreement to be withheld from wages, salaries and other payments to employees or independent contractors or other service providers of the Company, except as has not and would not reasonably be expected to result in, individually or in the aggregate, material Liability to the Company.

(b)            Since December 31, 2018, there has been no “mass layoff” or “plant closing” as defined by WARN related to the Company, and the Company has not incurred any material Liability under WARN nor will they incur any Liability under WARN as a result of the transactions contemplated by this Agreement.

(c)            The Company is not a party to or bound by any CBA or other agreements with any labor organization, labor union, works council or other employee representative or any other Contract with a labor union, labor organization, works council, employee delegate, representative or other employee collective group nor, to the knowledge of the Company, is there any duty on the part of the Company to bargain with any labor union, labor organization, works council, employee delegate, representative or other employee collective group, and no employees of the Company are represented by any labor union, works council, other labor organization or employee representative with respect to their employment with the Company. Since December 31, 2018, there have been no actual or, to the Company’s knowledge, threatened unfair labor practice charges, grievances, arbitrations, strikes, lockouts, work stoppages, slowdowns, picketing, hand billing or other labor disputes against or affecting the Company. To the Company’s knowledge, since December 31, 2018, there have been no labor organizing activities with respect to any employees of the Company.

(d)            No employee layoff, facility closure or shutdown (whether voluntary or by Order), reduction-in-force, furlough, temporary layoff, material work schedule change or reduction in hours, or reduction in salary or wages, has occurred since March 1, 2020 or is currently planned or announced, including as a result of COVID-19 or any Law, Order, directive, guidelines or recommendations by any Governmental Entity in connection with or in response to COVID-19. The Company has not otherwise experienced any material employment-related liability with respect to or arising out of COVID-19 or any Law, Order, directive, guidelines or recommendations by any Governmental Entity in connection with or in response to COVID-19.

(e)            The Company has reasonably investigated all sexual harassment or other discrimination, retaliation or material policy violation allegations of which the Company’s officers or human resources personnel have been made aware. With respect to each such allegation with potential merit, the Company has taken prompt corrective action that it has determined in good faith to be appropriate. The Company does not reasonably expect any material liability with respect to any such allegations and, to the knowledge of the Company, there are no such allegations relating to officers, directors, employees or individual independent contractors of the Company (in each case in their capacities as such) that would reasonably be expected to result in material Liability to the Company.

Section 3.15          Insurance. Section 3.15 of the Company Disclosure Schedules sets forth a list of all material policies of fire, liability, workers’ compensation, property, casualty and other forms of insurance owned or held by the Company as of the date of this Agreement. All such policies are in full force and effect, all premiums due and payable thereon as of the date of this Agreement have been paid in full as of the date of this Agreement, and true and complete copies of all such policies have been made available to JAWS. As of the date of this Agreement, no claim by the Company is pending under any such policies as to which coverage has been denied or disputed, or rights reserved to do so, by the underwriters thereof, except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Company.

Section 3.16          Tax Matters.

(a)            The Company has prepared and filed all income and other material Tax Returns required to have been filed by it, all such Tax Returns are true and complete in all material respects and prepared in compliance in all material respects with all applicable Laws and Orders, and the Company has paid all income and other material Taxes required to have been paid by it regardless of whether shown on a Tax Return.

(b)            The Company has timely withheld and paid to the appropriate Tax Authority all material amounts required to have been withheld and paid in connection with amounts paid or owing to any employee, individual independent contractor, other service providers, equity interest holder or other third party.

(c)            The Company is not currently the subject of a Tax audit or examination with respect to material Taxes. No claims for additional Taxes have been asserted in writing and no proposals or deficiencies for any Taxes are being asserted, proposed, or threatened in writing. The Company has not been informed in writing of the commencement or anticipated commencement of any Tax audit or examination that has not been resolved or completed in each case with respect to material Taxes.

(d)            The Company has paid in full or finally settled any and all deficiencies asserted in writing as a result of any examination of any Tax Returns.

(e)            The Company has not consented to extend or waive the time in which any material Tax may be assessed or collected by any Tax Authority, other than any such extensions or waivers that are no longer in effect or that were extensions of time to file Tax Returns obtained in the ordinary course of business, in each case with respect to material Taxes.

(f)             No “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law), private letter rulings, technical advice memoranda or similar agreements or rulings have been entered into or issued by any Tax Authority with respect to the Company which agreement or ruling would be effective after the Closing Date.

(g)            The Company is not and has not been a party to any “listed transaction” as defined in Section 6707A of the Code and Treasury Regulations Section 1.6011-4 (or any corresponding or similar provision of state, local or non-U.S. income Tax Law).

(h)            There are no Liens for material Taxes on any assets of the Company other than Permitted Liens.

(i)             During the two (2)-year period ending on the date of this Agreement, the Company was not a distributing corporation or a controlled corporation in a transaction purported or intended to be governed by Section 355 of the Code.

(j)             The Company (i) has not been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was a current Affiliate) and (ii) has no material liability for the Taxes of any Person (other than any of its current Affiliates) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or non-U.S. Law), as a transferee or successor or by Contract (other than any Contract the principal purpose of which does not relate to Taxes).

(k)            No written claims have ever been made by any Tax Authority in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to taxation by that jurisdiction, which claims have not been resolved or withdrawn.

(l)             The Company is not a party to any Tax allocation, Tax sharing or Tax indemnity or similar agreements (other than one that is included in a Contract entered into in the ordinary course of business that is not primarily related to Taxes) and the Company is not a party to any joint venture, partnership or other arrangement that is treated as a partnership for U.S. federal income Tax purposes.

(m)           The Company is tax resident only in its jurisdiction of organization, incorporation or formation, as applicable.

(n)            The Company has no permanent establishment (within the meaning of an applicable Tax treaty) and otherwise has no office or fixed place of business in a country other than the country in which it is organized.

(o)            The Company has not been a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(p)            The Company will not be required to include any material item of income in, or exclude any material deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting, or use of an improper method of accounting, made on or prior to the Closing Date; (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law) executed on or prior to the Closing Date; (iii) intercompany transactions as described in Treasury Regulations Section 1.1502-13 (or any corresponding or similar provision of state, local or foreign income Tax Law) that existed prior to the Closing or excess loss account described in Treasury Regulations Section 1.1502-19 (or any corresponding or similar provision of state, local or foreign income Tax Law); (iv) installment sale or open transaction disposition made on or prior to the Closing Date; (v) prepaid amount or deferred revenue received on or prior to the Closing Date (other than deferred revenue or prepaid amounts collected by the Company in the ordinary course of business); or (vi) election described in Section 108(i) of the Code (or any successor federal provision or corresponding or similar provision of state, local or non-U.S. Law).

(q)            The Company has not taken or agreed to take any action, or failed to take any action, not contemplated by this Agreement or any Ancillary Document that could reasonably be expected to prevent the Merger from qualifying for the Intended Tax Treatment. To the knowledge of the Company, as of the date hereof, no facts or circumstances exist, other than any facts or circumstances to the extent that such facts or circumstances exist or arise as a result of or related to any act or omission occurring after the signing date of any JAWS Party or any of their respective Affiliates not contemplated by this Agreement or any of the Ancillary Documents, that could reasonably be expected to prevent the Merger from qualifying for the Intended Tax Treatment.

Section 3.17          Brokers. Except for fees (including the amounts due and payable assuming the Closing occurs) set forth on Section 3.17 of the Company Disclosure Schedules (which fees shall be the sole responsibility of the Company, except as otherwise provided in Section 9.6), no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Affiliates for which the Company has any obligation.

Section 3.18          Real and Personal Property.

(a)            Owned Real Property. The Company does not own any real property.

(b)            Leased Real Property. Section 3.18(a) of the Company Disclosure Schedules sets forth a true and complete list (including street addresses) of all real property leased, subleased, licensed or otherwise used or occupied by the Company (the “Leased Real Property”) and all Real Property Leases pursuant to which the Company holds any Leased Real Property. True and complete copies of all such Real Property Leases have been made available to JAWS. Each Real Property Lease is in full force and effect and is a valid, legal and binding obligation of the Company, enforceable in accordance with its terms against the Company and, to the Company’s knowledge, each other party thereto (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity). There is no material breach or default by the Company or, to the Company’s knowledge, any third party under any Real Property Lease, and, to the Company’s knowledge, no event has occurred which (with or without notice or lapse of time or both) would constitute a material breach or default or would permit termination of, or a material modification or acceleration thereof by any party to such Real Property Leases. The Company’s possession and quiet enjoyment of the Leased Real Property under such Real Property Lease has not been disturbed and, to the Company’s knowledge, there are no material disputes with respect to such Real Property Lease. The Company has not subleased, licensed or otherwise granted any Person the right to use or occupy such Leased Real Property or any portion thereof. The Company has not collaterally assigned or granted any other security interest in such Real Property Lease or any interest therein.

(c)            Personal Property. The Company has good, marketable and indefeasible title to, or a valid leasehold interest in or license or right to use, all of the material assets and properties of the Company reflected in the Financial Statements or thereafter acquired by the Company, except for assets disposed of in the ordinary course of business.

Section 3.19          Transactions with Affiliates. Section 3.19 of the Company Disclosure Schedules sets forth, and the Company has made available to JAWS true and complete copies of, all Contracts between (a) the Company, on the one hand, and (b) any Company Related Party, on the other hand, other than (x) normal compensation (including benefits) for services as an officer, director or employee thereof or with respect to the ownership of equity securities of the Company and (y) Contracts entered into after the date of this Agreement that are either permitted pursuant to Section 5.1(b) or entered into in accordance with Section 5.1(b). No Company Related Party (A) owns any interest in or uses any material asset used in the Company’s business, or (B) owes any material amount to, or is owed any material amount by, the Company (other than ordinary course accrued compensation, employee benefits, employee or director expense reimbursement or other transactions entered into after the date of this Agreement that are either permitted pursuant to Section 5.1(b) or entered into in accordance with Section 5.1(b)). All Contracts, arrangements, understandings, interests and other matters that are required to be disclosed pursuant to this Section 3.19 are referred to herein as “Company Related Party Transactions”. “Company Related Party” shall mean any Affiliate of the Company and the Company’s or its Affiliates’ respective current employees or current or former directors, officers, general or limited partners, direct or indirect equityholders, members, managers, controlling persons, Immediate Family members or other representatives and the respective successors and assigns of any of the foregoing Persons.

Section 3.20          Data Privacy and Security.

(a)            Since December 31, 2018, the Company has implemented commercially reasonable written policies relating to the Processing of Personal Data as and to the extent required by applicable Law (“Privacy and Data Security Policies”) and other Data Security Requirements. The conduct of the Business is (and has in the past three (3) years been) in material compliance with all Data Security Requirements.

(b)            Since December 31, 2018, the Company has not received written notice of any pending Proceedings, nor has there been any Proceedings against the Company initiated by (i) any Person; (ii) the United States Federal Trade Commission, any state attorney general or similar state official; or (iii) any other Governmental Entity, in each case, alleging that any Processing of Personal Data by or on behalf of the Company (A) is in violation of any applicable Privacy Laws or (B) is in violation of any Privacy and Data Security Policies or other Data Security Requirements.

(c)            Since December 31, 2018, (i) there has been no actual, suspected, or alleged unauthorized access, use, loss, or disclosure of Personal Data, trade secrets, or other confidential or sensitive information in the possession or control of the Company and (ii) there have been no actual, suspected, or alleged unauthorized intrusions or breaches of security into the Company IT Systems or any Company Products.

(d)            The Company owns or has a license to use the Company IT Systems as necessary to operate the business of the Company as currently conducted. The Company IT Systems are sufficient and in good working condition for the operation of the Business, including as to capacity, scalability, and ability to process current and anticipated peak volumes in a timely manner. Since December 31, 2018, there have been no failures, continued substandard performance or other adverse events affecting any Company IT Systems that have caused any material disruption or interruption in the use of any Company IT Systems or the conduct of the business of the Company. The Companies have taken reasonable precautions to protect the confidentiality, integrity and security of the Company IT Systems and all information stored or contained therein or transmitted thereby from any theft, corruption, loss or unauthorized use, access, interruption or modification by any Person. The Company maintains commercially reasonable security, disaster recovery and business continuity plans, procedures and facilities, and act in compliance therewith. The Company has purchased a sufficient number of license seats (and scope of rights) for all third party Software that is used or held for use in the conduct of the Business, and the Company has complied in all material respects with the terms and conditions of the agreements corresponding to such Software, including with respect to the use of such Software in the conduct of their business.

Section 3.21          Compliance with International Trade & Anti-Corruption Laws.

(a)            Neither the Company nor, to the Company’s knowledge, any of its Representatives, or any other Persons acting for or on behalf of any of the foregoing, is or has been, since the incorporation of the Company, (i) a Person named on any Sanctions and Export Control Laws-related list of designated Persons maintained by a Governmental Entity; (ii) located, organized or resident in a country or territory which is itself the subject of or target of any Sanctions and Export Control Laws; (iii) an entity owned, directly or indirectly, by one or more Persons described in clause (i) or clause (ii); (iv) otherwise engaging in dealings with or for the benefit of any Person described in clause (i) through clause (iii) or any country or territory which is or has, since the incorporation of the Company, been the subject of or target of any Sanctions and Export Control Laws (at the time of this Agreement, the Crimea region of Ukraine, Cuba, Iran, North Korea, Venezuela, Sudan and Syria); or (v) engaging in any export, re-export, transfer or provision of any goods, software, technology, data or service without, or exceeding the scope of, any required or applicable licenses or authorizations under all applicable Sanctions and Export Control Laws. The Company maintains policies and procedures reasonably designed to comply with the ITAR.

(b)            Neither the Company nor, to the Company’s knowledge, any of its Representatives, or any other Persons acting for or on behalf of any of the foregoing has (i) made, offered, promised, paid or received any unlawful bribes, kickbacks or other similar payments to or from any Person, (ii) made or paid any contributions, directly or indirectly, to a domestic or foreign political party or candidate or (iii) otherwise made, offered, received, authorized, promised or paid any improper payment under any Anti-Corruption Laws.

Section 3.22          Information Supplied. None of the information supplied or to be supplied by or on behalf of the Company expressly for inclusion or incorporation by reference prior to the Closing in the Registration Statement / Proxy Statement will, when the Registration Statement / Proxy Statement is declared effective or when the Registration Statement / Proxy Statement is mailed to the Pre-Closing JAWS Holders or at the time of the JAWS Shareholders Meeting, and in the case of any amendment thereto, at the time of such amendment, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 3.23          Investigation; No Other Representations.

(a)            The Company, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that (i) it has conducted its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects of, the JAWS Parties and (ii) it has been furnished with or given access to such documents and information about the JAWS Parties and their respective businesses and operations as it and its Representatives have deemed necessary to enable it to make an informed decision with respect to the execution, delivery and performance of this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby.

(b)            In entering into this Agreement and the Ancillary Documents to which it is or will be a party, the Company has relied solely on its own investigation and analysis and the representations and warranties expressly set forth in Article 4 and in the Ancillary Documents to which it is or will be a party and no other representations or warranties of any JAWS Party, any JAWS Non-Party Affiliate or any other Person, either express or implied, and the Company, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that, except for the representations and warranties expressly set forth in Article 4 and in the Ancillary Documents to which it is or will be a party, none of the JAWS Parties, any JAWS Non-Party Affiliate or any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby.

Section 3.24          EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES. NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO ANY JAWS PARTY OR ANY OF THEIR RESPECTIVE REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION (INCLUDING ANY FINANCIAL PROJECTIONS OR OTHER SUPPLEMENTAL DATA), EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS Article 3 OR THE ANCILLARY DOCUMENTS, NONE OF The Company, ANY COMPANY NON-PARTY AFFILIATE OR ANY OTHER PERSON MAKES, and the company EXPRESSLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, IN CONNECTION WITH THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, INCLUDING AS TO THE MATERIALS RELATING TO THE BUSINESS AND AFFAIRS OR HOLDINGS OF THE COMPANY THAT HAVE BEEN MADE AVAILABLE TO ANY JAWS PARTY OR ANY OF THEIR REPRESENTATIVES OR IN ANY PRESENTATION OF THE BUSINESS AND AFFAIRS OF THE COMPANY BY THE MANAGEMENT OF THE COMPANY OR OTHERS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR BY THE ANCILLARY DOCUMENTS, AND NO STATEMENT CONTAINED IN ANY OF SUCH MATERIALS OR MADE IN ANY SUCH PRESENTATION SHALL BE DEEMED A REPRESENTATION OR WARRANTY HEREUNDER OR OTHERWISE OR DEEMED TO BE RELIED UPON BY ANY JAWS PARTY OR ANY JAWS NON-PARTY AFFILIATE IN EXECUTING, DELIVERING AND PERFORMING THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. Except for the representations and warranties expressly set forth in THIS Article 3 OR the ancillary DOCUMENTS, IT IS UNDERSTOOD THAT ANY COST ESTIMATES, PROJECTIONS OR OTHER PREDICTIONS, ANY DATA, ANY FINANCIAL INFORMATION OR ANY MEMORANDA OR OFFERING MATERIALS OR PRESENTATIONS, INCLUDING ANY OFFERING MEMORANDUM OR SIMILAR MATERIALS MADE AVAILABLE BY the COMPANY ARE NOT AND SHALL NOT BE DEEMED TO BE OR TO INCLUDE REPRESENTATIONS OR WARRANTIES OF THE COMPANy, ANY COMPANY NON-PARTY AFFILIATE OR ANY OTHER PERSON, AND ARE NOT AND SHALL NOT BE DEEMED TO BE RELIED UPON BY ANY JAWS PARTY OR ANY JAWS NON-PARTY AFFILIATE IN EXECUTING, DELIVERING or PERFORMING THIS AGREEMENT, THE ANCILLARY DOCUMENTS or THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Article 4
REPRESENTATIONS AND WARRANTIES RELATING TO THE JAWS PARTIES

Subject to Section 9.8, except (a) as set forth on the JAWS Disclosure Schedules, or (b) as set forth in any JAWS SEC Reports filed with the SEC prior to the date of this Agreement (to the extent the qualifying nature of such disclosure is readily apparent from the content of such JAWS SEC Reports) (excluding (x) any disclosures in any “risk factors” section that do not constitute statements of fact, disclosures in any forward-looking statements disclaimers and other disclosures that are generally cautionary, predictive or forward-looking in nature and (y) any exhibits or other documents appended thereto), each JAWS Party hereby represents and warrants to the Company as follows:

Section 4.1            Organization and Qualification. Each JAWS Party is duly organized, validly existing and in good standing (or the equivalent thereof) under the Laws of its jurisdiction of organization. Each JAWS Party has the requisite corporate power and authority to carry on its business as it is now being conducted, except where the failure to have such power or authority would not have a JAWS Material Adverse Effect. The Governing Documents of the JAWS Parties are in full force and effect, and no JAWS Party is in breach or violation of any provision set forth in its Governing Documents. Each JAWS Party is duly qualified or licensed to transact business and is in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) in each jurisdiction in which the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have a JAWS Material Adverse Effect.

Section 4.2             Authority. Each JAWS Party has the requisite power and authority to execute and deliver this Agreement and each of the Ancillary Documents to which it is or will be a party and to consummate the transactions contemplated hereby and thereby. Subject to the receipt of the JAWS Shareholder Approval and the approvals and consents to be obtained by Merger Sub pursuant to Section 5.8, the execution and delivery of this Agreement, the Ancillary Documents to which a JAWS Party is or will be a party and the consummation of the transactions contemplated hereby and thereby have been (or, in the case of any Ancillary Document entered into after the date of this Agreement, will be upon execution thereof) duly authorized by all necessary exempted company, corporate, limited liability company or other similar action on the part of such JAWS Party. This Agreement has been and each Ancillary Document to which a JAWS Party is or will be a party will be, upon execution thereof, duly and validly executed and delivered by such JAWS Party and constitutes or will constitute, upon execution thereof, as applicable, a valid, legal and binding agreement of such JAWS Party (assuming this Agreement has been and the Ancillary Documents to which a JAWS Party is or will be a party are or will be, upon execution thereof, as applicable, duly authorized, executed and delivered by the other Persons party hereto or thereto, as applicable), enforceable against such JAWS Party in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

Section 4.3            Consents and Requisite Governmental Approvals; No Violations.

(a)             No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity is required on the part of a JAWS Party with respect to its execution, delivery or performance of its obligations under this Agreement or the Ancillary Documents to which it is or will be party or the consummation of the transactions contemplated by this Agreement or by the Ancillary Documents, except for (i) compliance with and filings under the HSR Act, (ii) the filing with the SEC of (A) the Registration Statement / Proxy Statement and the declaration of the effectiveness thereof by the SEC and (B) such reports under Section 13(a) or 15(d) of the Exchange Act as may be required in connection with this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby, (iii) such filings with and approvals of NYSE to permit the JAWS Shares to be issued in connection with the transactions contemplated by this Agreement and the other Ancillary Documents to be listed on NYSE, (iv) such filings and approvals required in connection with the Domestication, (v) filing of the Certificate of Merger, (vi) the approvals and consents to be obtained by Merger Sub pursuant to Section 5.8, (vii) the JAWS Shareholder Approval or (viii) any other consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not have a JAWS Material Adverse Effect.

(b)            Neither the execution, delivery or performance by a JAWS Party of this Agreement nor the Ancillary Documents to which such JAWS Party is or will be a party nor the consummation by such JAWS Party of the transactions contemplated hereby or thereby will, directly or indirectly (with or without due notice or lapse of time or both) (i) result in any breach of any provision of the Governing Documents of a JAWS Party, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of any Contract to which such JAWS Party is a party, (iii) violate, or constitute a breach under, any Order or applicable Law to which any such JAWS Party or any of its properties or assets are bound or (iv) result in the creation of any Lien upon any of the assets or properties (other than any Permitted Liens) of a JAWS Party, except in the case of clause (ii) through clause (iv) above, as would not have a JAWS Material Adverse Effect.

Section 4.4            Brokers. Except for fees (including the amounts due and payable assuming the Closing occurs) set forth on Section 4.4 of the JAWS Disclosure Schedules (which fees shall be the sole responsibility of the JAWS, except as otherwise provided in Section 9.6), no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of JAWS for which JAWS has any obligation.

Section 4.5             Information Supplied. None of the information supplied or to be supplied by or on behalf of a JAWS Party expressly for inclusion or incorporation by reference prior to the Closing in the Registration Statement / Proxy Statement will, when the Registration Statement / Proxy Statement is declared effective or when the Registration Statement / Proxy Statement is mailed to the Pre-Closing JAWS Holders or at the time of the JAWS Shareholders Meeting, and in the case of any amendment thereto, at the time of such amendment, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 4.6            Capitalization of the JAWS Parties.

(a)            Section 4.6(a) of the JAWS Disclosure Schedules sets forth a true and complete statement of the number and class or series (as applicable) of the issued and outstanding JAWS Shares and the JAWS Warrants as of the date of this Agreement. Such Equity Securities (i) were not issued in violation of the Governing Documents of JAWS and (ii) are not subject to any preemptive rights, call option, right of first refusal, subscription rights, transfer restrictions or similar rights of any Person (other than transfer restrictions under applicable Securities Laws or under the Governing Documents of JAWS) and were not issued in violation of any preemptive rights, call option, right of first refusal, subscription rights, transfer restrictions or similar rights of any Person. Except for the JAWS Shares and JAWS Warrants set forth on Section 4.6(a) of the JAWS Disclosure Schedules (taking into account, for the avoidance of doubt, any changes or adjustments to the JAWS Shares and the JAWS Warrants as a result of, or to give effect to, the Domestication and assuming that no JAWS Shareholder Redemptions are effected), immediately prior to Closing, there shall be no other outstanding Equity Securities of JAWS.

(b)            As of the date of this Agreement, the authorized capital stock of JAWS consists of (i) 200,000,000 JAWS Class A Shares, (ii) 20,000,000 JAWS Class B Shares, and (iii) 1,000,000 preference shares, each with a par value of $0.0001 per share. On the Closing Date after the time at which the Effective Time occurs and the closings under all of the Subscription Agreements have occurred, all of the issued and outstanding New JAWS Shares (A) will be duly authorized, validly issued, fully paid and nonassessable, (B) will have been issued in compliance in all material respects with applicable Law, (C) will not have been issued in breach or violation of any preemptive rights or Contract to which JAWS is a party or bound and (D) will have been issued free and clear of any Liens (other than Liens as created by New JAWS’s Governing Documents, the recipient of such New JAWS Shares or applicable Securities Laws).

(c)            Except as expressly contemplated by this Agreement, the Ancillary Documents, the JAWS SEC Reports or the transactions contemplated hereby or thereby or as otherwise mutually agreed to by the Company and JAWS, there are no outstanding (A) equity appreciation, phantom equity or profit participation rights or (B) options, restricted stock, phantom stock, warrants, purchase rights, subscription rights, conversion rights, exchange rights, calls, puts, rights of first refusal or first offer or other Contracts that could require JAWS, and, except as expressly contemplated by this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby or as otherwise mutually agreed in writing by the Company and JAWS, there is no obligation of JAWS, to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem any Equity Securities or securities convertible into or exchangeable for Equity Securities of JAWS.

(d)            The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.001 per share, all of which are outstanding and (i) have been duly authorized and validly issued and are fully paid and nonassessable, (ii) were issued in compliance in all material respects with applicable Law, and (iii) were not issued in breach or violation of any preemptive rights or Contract to which Merger Sub is a party or bound. All of the outstanding Equity Securities of Merger Sub are owned directly by JAWS free and clear of all Liens (other than transfer restrictions under applicable Securities Law). As of the date of this Agreement, JAWS has no Subsidiaries other than Merger Sub and does not own, directly or indirectly, any Equity Securities in any Person other than Merger Sub.

Section 4.7             SEC Filings. Except as set forth in Section 4.7 of the JAWS Disclosure Schedules, JAWS has timely filed or furnished all statements, forms, reports and documents required to be filed or furnished by it prior to the date of this Agreement with the SEC pursuant to Federal Securities Laws since its initial public offering (collectively, and together with any exhibits and schedules thereto and other information incorporated therein, and as they have been supplemented, modified or amended since the time of filing, the “JAWS SEC Reports”), and, as of the Closing, will have filed or furnished all other statements, forms, reports and other documents required to be filed or furnished by it subsequent to the date of this Agreement with the SEC pursuant to Federal Securities Laws through the Closing (collectively, and together with any exhibits and schedules thereto and other information incorporated therein, and as they have been supplemented, modified or amended since the time of filing, but excluding the Registration Statement / Proxy Statement, the “Additional JAWS SEC Reports”). Each of the JAWS SEC Reports, as of their respective dates of filing, and as of the date of any amendment or filing that superseded the initial filing, complied and each of the Additional JAWS SEC Reports, as of their respective dates of filing, and as of the date of any amendment or filing that superseded the initial filing, will comply, in all material respects with the applicable requirements of the Federal Securities Laws (including, as applicable, the Sarbanes-Oxley Act and any rules and regulations promulgated thereunder) applicable to the JAWS SEC Reports or the Additional JAWS SEC Reports (for purposes of the Additional JAWS SEC Reports, assuming that the representation and warranty set forth in Section 3.22 is true and correct in all respects with respect to all information supplied by or on behalf of the Company expressly for inclusion or incorporation by reference therein). As of their respective dates of filing (or, if amended, as of the date of such amendment), the JAWS SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made or will be made, as applicable, not misleading (for purposes of the Additional JAWS SEC Reports, assuming that the representation and warranty set forth in Section 3.22 is true and correct in all respects with respect to all information supplied by or on behalf of the Company expressly for inclusion or incorporation by reference therein). As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the JAWS SEC Reports.

Section 4.8            Trust Account. As of the date of this Agreement, JAWS has an amount in cash in the Trust Account equal to at least $345,000,000. The funds held in the Trust Account are (a) invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act, having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations and (b) held in trust pursuant to that certain Investment Management Trust Agreement, dated as of December 7, 2020 (the “Trust Agreement”), between JAWS and Continental, as trustee (the “Trustee”). The Trust Agreement is valid and in full force and effect and enforceable in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity) and has not been amended or modified. There are no separate agreements, side letters or other agreements or understandings (whether written or unwritten, express or implied) that would cause the description of the Trust Agreement in the JAWS SEC Reports to be inaccurate in any material respect or, to JAWS’s knowledge, that would entitle any Person to any portion of the funds in the Trust Account (other than (i) in respect of deferred underwriting commissions or Taxes, (ii) the Pre-Closing JAWS Holders who shall have elected to redeem their JAWS Class A Shares pursuant to the Governing Documents of JAWS or (iii) if JAWS fails to complete a business combination within the allotted time period set forth in the Governing Documents of JAWS and liquidates the Trust Account, subject to the terms of the Trust Agreement, JAWS (in limited amounts to permit JAWS to pay the expenses of the Trust Account’s liquidation, dissolution and winding up of JAWS) and then the Pre-Closing JAWS Holders). Prior to the Closing, none of the funds held in the Trust Account are permitted to be released, except in the circumstances described in the Governing Documents of JAWS and the Trust Agreement. JAWS has performed all material obligations required to be performed by it to date under, and is not in material default or delinquent in performance or any other respect (claimed or actual) in connection with the Trust Agreement, and, to the knowledge of JAWS, no event has occurred which, with due notice or lapse of time or both, would constitute such a material default thereunder. As of the date of this Agreement, there are no claims or proceedings pending with respect to the Trust Account. Since December 7, 2020, JAWS has not released any money from the Trust Account (other than interest income earned on the funds held in the Trust Account as permitted by the Trust Agreement). Upon the consummation of the transactions contemplated hereby, including the distribution of assets from the Trust Account (A) in respect of deferred underwriting commissions or Taxes or (B) to the Pre-Closing JAWS Holders who have elected to redeem their JAWS Class A Shares pursuant to the Governing Documents of JAWS, each in accordance with the terms of and as set forth in the Trust Agreement, JAWS shall have no further obligation under either the Trust Agreement or the Governing Documents of JAWS to liquidate or distribute any assets held in the Trust Account, and the Trust Agreement shall terminate in accordance with its terms.

Section 4.9            Transactions with Affiliates. Section 4.9 of the JAWS Disclosure Schedules sets forth, and JAWS has made available to the Company true and complete copies of, all Contracts between (a) JAWS, on the one hand, and (b) any JAWS Related Party, on the other hand, other than Contracts entered into after the date of this Agreement that are either permitted pursuant to Section 5.9 or entered into in accordance with Section 5.9. No JAWS Related Party (A) owns any interest in any material asset used in the business of JAWS, (B) possesses, directly or indirectly, any material financial interest in, or is a director or executive officer of, any Person which is a material client, supplier, customer, lessor or lessee of JAWS or (C) owes any material amount to, or is owed material any amount by, JAWS. All Contracts, arrangements, understandings, interests and other matters that are required to be disclosed pursuant to this Section 4.9 are referred to herein as “JAWS Related Party Transactions”. “JAWS Related Party” shall mean any Affiliate of either JAWS or the Sponsor, or any of their respective current employees or current or former directors, officers, general or limited partners, direct or indirect equityholders (including the Sponsor), members, managers, controlling persons, Immediate Family members or other representatives and the respective successors and assigns of any of the foregoing Persons.

Section 4.10          Litigation. As of the date of this Agreement, there is (and since its organization, incorporation or formation, as applicable, there has been) no Proceeding pending or, to JAWS’s knowledge, threatened against or involving a JAWS Party that, if adversely decided or resolved, would be material to the JAWS Parties, taken as a whole. None of the JAWS Parties nor any of their respective properties or assets is subject to any material Order. As of the date of this Agreement, there are no material Proceedings by a JAWS Party pending against any other Person.

Section 4.11          Compliance with Applicable Law. Each JAWS Party is (and since its incorporation has been) in compliance in all material respects with all applicable Laws.

Section 4.12          Business Activities; Contracts and Liabilities.

(a)            Since its incorporation, JAWS has not conducted any business activities other than activities (i) in connection with or incident or related to its incorporation or continuing corporate (or similar) existence, (ii) directed toward the accomplishment of a business combination, including those incident or related to or incurred in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the transactions contemplated hereby or thereby or (iii) those that are administrative, ministerial or otherwise immaterial in nature.

(b)            Except as set forth in JAWS’s Governing Documents, there is no Contract binding upon any JAWS Party or to which any JAWS Party is a party which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of it or its Subsidiaries, any acquisition of property by it or its Subsidiaries or the conduct of business by it or its Subsidiaries (including, in each case, following the Closing). Except for this Agreement, the Ancillary Documents and the other documents and transactions contemplated hereby and thereby (including with respect to expenses and fees incurred in connection therewith, including, for the avoidance of doubt, Contracts with providers of accounting, legal, due diligence, tax and other services), no JAWS Party is party to any Contract with any other Person that would require payments by any JAWS Party after the date hereof in excess of $100,000 in the aggregate with respect to any individual Contract.

(c)            Merger Sub was organized solely for the purpose of entering into this Agreement, the Ancillary Documents and consummating the transactions contemplated hereby and thereby and has not engaged in any activities or business, other than those incident or related to or incurred in connection with its organization, incorporation or formation, as applicable, or continuing corporate (or similar) existence or the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the transactions contemplated hereby or thereby.

(d)            As of the date of this Agreement, no JAWS Party has any Indebtedness.

Section 4.13          Internal Controls; Listing; Financial Statements.

(a)            Except as is not required in reliance on exemptions from various reporting requirements by virtue of JAWS’s status as an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, or “smaller reporting company” within the meaning of the Exchange Act, since its initial public offering, (i) JAWS has established and maintained a system of internal controls over financial reporting (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of JAWS’s financial reporting and the preparation of JAWS’s financial statements for external purposes in accordance with GAAP and (ii) JAWS has established and maintained disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) designed to ensure that material information relating to JAWS is made known to JAWS’s principal executive officer and principal financial officer by others within JAWS. JAWS is not an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company”, in each case within the meaning of the Investment Company Act. JAWS constitutes an “emerging growth company” within the meaning of the JOBS Act.

(b)            There are no outstanding loans or other extensions of credit made by JAWS to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of JAWS. JAWS has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(c)            Since its initial public offering, JAWS has complied in all material respects with all applicable listing and corporate governance rules and regulations of NYSE. The classes of securities representing issued and outstanding JAWS Class A Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on NYSE. As of the date of this Agreement, there is no Proceeding pending or, to the knowledge of JAWS, threatened against JAWS by NYSE or the SEC with respect to any intention by such entity to deregister JAWS Class A Shares or prohibit or terminate the listing of JAWS Class A Shares on NYSE. JAWS has not taken any action that is designed to terminate the registration of JAWS Class A Shares under the Exchange Act.

(d)            The JAWS SEC Reports contain true and complete copies of the applicable JAWS Financial Statements. The JAWS Financial Statements (i) fairly present in all material respects the financial position of JAWS as at the respective dates thereof, and the results of its operations, shareholders’ equity and cash flows for the respective periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end audit adjustments (none of which is expected to be material) and the absence of footnotes), (ii) were prepared in conformity with GAAP applied on a consistent basis during the periods involved (except, in the case of any audited financial statements, as may be indicated in the notes thereto and subject, in the case of any unaudited financial statements, to normal year-end audit adjustments (none of which is expected to be material) and the absence of footnotes), (iii) in the case of the audited JAWS Financial Statements, were audited in accordance with the standards of the PCAOB and (iv) comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof (including Regulation S-X or Regulation S-K, as applicable).

(e)            JAWS has established and maintains systems of internal accounting controls that are designed to provide, in all material respects, reasonable assurance that (i) all transactions are executed in accordance with management’s authorization and (ii) all transactions are recorded as necessary to permit preparation of proper and accurate financial statements in accordance with GAAP and to maintain accountability for JAWS’s and its Subsidiaries’ assets. JAWS maintains and, for all periods covered by the JAWS Financial Statements, has maintained books and records of JAWS in the ordinary course of business that are accurate and complete and reflect the revenues, expenses, assets and liabilities of JAWS in all material respects.

(f)             Since its incorporation, JAWS has not received any written complaint, allegation, assertion or claim that there is (i) a “significant deficiency” in the internal controls over financial reporting of JAWS to JAWS’s knowledge, (ii) a “material weakness” in the internal controls over financial reporting of JAWS to JAWS’s knowledge or (iii) fraud, whether or not material, that involves management or other employees of JAWS who have a significant role in the internal controls over financial reporting of JAWS.

Section 4.14          No Undisclosed Liabilities. Except for the Liabilities (a) set forth in Section 4.14 of the JAWS Disclosure Schedules, (b) incurred in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the transactions contemplated hereby or thereby (it being understood and agreed that the expected third parties that are, as of the date hereof, entitled to fees, expenses or other payments in connection with the matters described in this clause (b) shall be set forth on Section 4.14 of the JAWS Disclosure Schedules), (c) that are incurred in connection with or incident or related to a JAWS Party’s organization, incorporation or formation, as applicable, or continuing corporate (or similar) existence, in each case, which are immaterial in nature, (d) that are incurred in connection with activities that are administrative or ministerial, in each case, which are immaterial in nature, (e) that are either permitted pursuant to Section 5.9(d) or incurred in accordance with Section 5.9(d) (for the avoidance of doubt, in each case, with the written consent of the Company) or (f) set forth or disclosed in the JAWS Financial Statements included in the JAWS SEC Reports, no JAWS Party has any Liabilities of the type required to be set forth on a balance sheet in accordance with GAAP.

Section 4.15          Compliance with International Trade & Anti-Corruption Laws.

(a)            Since JAWS’s incorporation, neither JAWS nor, to JAWS’s knowledge, any of their Representatives, or any other Persons acting for or on behalf of any of the foregoing, is or has been, (i) a Person named on any Sanctions and Export Control Laws-related list of designated Persons maintained by a Governmental Entity; (ii) located, organized or resident in a country or territory which is itself the subject of or target of any Sanctions and Export Control Laws; (iii) an entity owned, directly or indirectly, by one or more Persons described in clause (i) or clause (ii); or (iv) otherwise engaging in dealings with or for the benefit of any Person described in clause (i) through clause (iii) or any country or territory which is or has, since JAWS’s incorporation, been the subject of or target of any Sanctions and Export Control Laws (at the time of this Agreement, the Crimea region of Ukraine, Cuba, Iran, North Korea, Venezuela, Sudan and Syria).

(b)            Since JAWS’s incorporation, neither JAWS nor, to JAWS’s knowledge, any of their Representatives, or any other Persons acting for or on behalf of any of the foregoing has (i) made, offered, promised, paid or received any unlawful bribes, kickbacks or other similar payments to or from any Person, (ii) made or paid any contributions, directly or indirectly, to a domestic or foreign political party or candidate or (iii) otherwise made, offered, received, authorized, promised or paid any improper payment under any Anti-Corruption Laws.

Section 4.16          Taxes.

(a)            JAWS has prepared and filed all income and other material Tax Returns required to have been filed by it, all such Tax Returns are true and complete in all material respects and prepared in compliance in all material respects with all applicable Laws and Orders, and JAWS has paid all income and other material Taxes required to have been paid or deposited by it regardless of whether shown on a Tax Return.

(b)            JAWS has timely withheld and paid to the appropriate Tax Authority all material amounts required to have been withheld and paid in connection with amounts paid or owing to any employee, individual independent contractor, other service providers, equity interest holder or other third party.

(c)            JAWS is not currently the subject of a Tax audit or examination with respect to material Taxes. No claims for additional Taxes have been asserted in writing and no proposals or deficiencies for any Taxes are being asserted, proposed, or threatened in writing. JAWS has not been informed in writing of the commencement or anticipated commencement of any Tax audit or examination that has not been resolved or completed, in each case with respect to material Taxes.

(d)            JAWS has paid in full or finally settled any and all deficiencies asserted in writing as a result of any examination of any Tax Returns.

(e)            JAWS has not consented to extend or waive the time in which any material Tax may be assessed or collected by any Tax Authority, other than any such extensions or waivers that are no longer in effect or that were extensions of time to file Tax Returns obtained in the ordinary course of business, in each case with respect to material Taxes.

(f)             No “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law), private letter rulings, technical advice memoranda or similar agreements or rulings have been entered into or issued by any Tax Authority with respect to any JAWS Party which agreement or ruling would be effective after the Closing Date.

(g)            None of the JAWS Parties is and none of the JAWS Parties has been a party to any “listed transaction” as defined in Section 6707A of the Code and Treasury Regulations Section 1.6011-4 (or any corresponding or similar provision of state, local or non-U.S. income Tax Law).

(h)            There are no Liens for material Taxes on any assets of the JAWS Parties other than Permitted Liens.

(i)              Each JAWS Party is tax resident only in its jurisdiction of organization, incorporation or formation, as applicable.

(j)              None of the JAWS Parties will be required to include any item of income in, or exclude any material deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting, or use of an improper method of accounting, for a taxable period ending on or prior to the Closing Date; (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law) executed on or prior to the Closing Date; (iii) intercompany transactions as described in Treasury Regulations Section 1.1502-13 (or any corresponding or similar provision of state, local or foreign income Tax law) that existed prior to the Closing or excess loss account described in Treasury Regulations Section 1.1502-19 (or any corresponding or similar provision of state, local or foreign income Tax Law); (iv) installment sale or open transaction disposition made on or prior to the Closing Date; (v) prepaid amount or deferred revenue received on or prior to the Closing Date (other than deferred revenue or prepaid amounts collected by the Company in the ordinary course of business); or (vi) election described in Section 108(i) of the Code (or any successor federal provision or corresponding or similar provision of state, local or non-U.S. Law).

(k)             No JAWS Party is a party to any Tax allocation, Tax sharing or Tax indemnity or similar agreements (other than one that is included in a Contract entered into in the ordinary course of business that is not primarily related to Taxes) and no JAWS Party is a party to any joint venture, partnership or other arrangement that is treated as a partnership for U.S. federal income Tax purposes.

(l)              None of the JAWS Parties has taken or agreed to take any action or failed to take any action not contemplated by this Agreement or any Ancillary Documents that could reasonably be expected to prevent the Merger or the Domestication from qualifying for the Intended Tax Treatment. To the knowledge of JAWS, as of the date hereof, no facts or circumstances exist, other than any facts or circumstances to the extent that such facts or circumstances exist or arise as a result of or related to any act or omission occurring after the signing date by the Company or a Company Shareholder or any of their respective Affiliates in each case not contemplated by this Agreement or any of the Ancillary Documents, that could reasonably be expected to prevent the Merger or the Domestication from qualifying for the Intended Tax Treatment.

Section 4.17           Employees; Benefit Plans. Other than any former officers or as described in the JAWS SEC Reports, JAWS has never had any employees. Other than reimbursement of any out-of-pocket expenses incurred by JAWS’s officers and directors in connection with activities on JAWS’ behalf in an aggregate amount not in excess of the amount of cash held by JAWS outside of the Trust Account, JAWS has no unsatisfied material liability with respect to any employee of JAWS. JAWS does not currently maintain or have any direct liability under any benefit plan.

Section 4.18           Subscription Agreements. JAWS has made available to the Company true and correct copies of the Subscription Agreements. As of the date of this Agreement, the Subscription Agreements (a) are in full force and effect without amendment or modification, (b) are the valid, binding and enforceable obligations of JAWS (or its applicable Affiliate) (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity), and to the knowledge of JAWS, each other party thereto (except, in any case, as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity) and (c) have not been withdrawn, terminated or rescinded in any respect. There are no other Contracts between JAWS (or any of its Affiliates) and any PIPE Investor relating to any Subscription Agreement, that would reasonably be expected to affect the obligations of the PIPE Investor to contribute to JAWS the applicable portion of the PIPE Financing Amount set forth in the Subscription Agreements. No event has occurred that, with or without notice, lapse of time or both, would constitute a default or breach on the part of JAWS under any material term or condition of any Subscription Agreement, and as of the date hereof, JAWS has no reason to believe that it will be unable to satisfy in all material respects on a timely basis any term or condition of Closing to be satisfied by it contained in any Subscription Agreement.

Section 4.19           Takeover Statutes and Charter Provisions. Each of the board of directors of each JAWS Party has taken all action necessary so that the restrictions on a “business combination” (as such term is used in Section 203 of the DGCL) contained in Section 203 of the DGCL or any similar restrictions under any applicable foreign Laws will be inapplicable to this Agreement and the Merger. As of the date of this Agreement, no “fair price,” “moratorium,” “control share acquisition” or other applicable antitakeover Law or similar domestic or foreign Law applies with respect to any JAWS Party in connection with this Agreement or the Merger. As of the date of this Agreement, there is no stockholder rights plan, “poison pill” or similar antitakeover agreement or plan in effect to which any JAWS Party is subject, party or otherwise bound.

Section 4.20           Investigation; No Other Representations.

(a)            Each JAWS Party, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that (i) it has conducted its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects, of the Company and (ii) it has been furnished with or given access to such documents and information about the Company and its business and operations as it and its Representatives have deemed necessary to enable it to make an informed decision with respect to the execution, delivery and performance of this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby.

(b)            In entering into this Agreement and the Ancillary Documents to which it is or will be a party, each JAWS Party has relied solely on its own investigation and analysis and the representations and warranties expressly set forth in Article 3 and in the Ancillary Documents to which it is or will be a party and no other representations or warranties of the Company, any Company Non-Party Affiliate or any other Person, either express or implied, and each JAWS Party, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that, except for the representations and warranties expressly set forth in Article 3 and in the Ancillary Documents to which it is or will be a party, none of the Company, any Company Non-Party Affiliate or any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby.

Section 4.21           EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES. NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO the COMPANY OR ANY OF ITS REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION (INCLUDING ANY FINANCIAL PROJECTIONS OR OTHER SUPPLEMENTAL DATA), EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS Article 4 AND THE ANCILLARY DOCUMENTS, NONE OF THE JAWS PARTIES, ANY JAWS NON-PARTY AFFILIATE OR ANY OTHER PERSON MAKES, and EACH JAWS PARTY EXPRESSLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, IN CONNECTION WITH THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, INCLUDING AS TO THE MATERIALS RELATING TO THE BUSINESS AND AFFAIRS OR HOLDINGS OF ANY JAWS PARTY THAT HAVE BEEN MADE AVAILABLE TO THE COMPANY OR ANY OF ITS REPRESENTATIVES OR IN ANY PRESENTATION OF THE BUSINESS AND AFFAIRS OF ANY JAWS PARTY BY OR ON BEHALF OF THE MANAGEMENT OF SUCH JAWS PARTY OR OTHERS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR BY THE ANCILLARY DOCUMENTS, AND NO STATEMENT CONTAINED IN ANY OF SUCH MATERIALS OR MADE IN ANY SUCH PRESENTATION SHALL BE DEEMED A REPRESENTATION OR WARRANTY HEREUNDER OR OTHERWISE OR DEEMED TO BE RELIED UPON BY THE COMPANY OR ANY COMPANY NON-PARTY AFFILIATE IN EXECUTING, DELIVERING AND PERFORMING THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY or THEREBY. Except for the representations and warranties expressly set forth in THIS Article 4 or the ancillary DOCUMENTS, IT IS UNDERSTOOD THAT ANY COST ESTIMATES, PROJECTIONS OR OTHER PREDICTIONS, ANY DATA, ANY FINANCIAL INFORMATION OR ANY MEMORANDA OR OFFERING MATERIALS OR PRESENTATIONS, INCLUDING, BUT NOT LIMITED TO, ANY OFFERING MEMORANDUM OR SIMILAR MATERIALS MADE AVAILABLE BY OR ON BEHALF OF ANY JAWS party ARE NOT AND SHALL NOT BE DEEMED TO BE OR TO INCLUDE REPRESENTATIONS OR WARRANTIES OF ANY JAWS PARTY, ANY JAWS NON-PARTY AFFILIATE OR ANY OTHER PERSON, AND ARE NOT AND SHALL NOT BE DEEMED TO BE RELIED UPON BY THE COMPANY OR ANY COMPANY NON-PARTY AFFILIATE IN EXECUTING, DELIVERING or PERFORMING THIS AGREEMENT, THE ANCILLARY DOCUMENTS or THE TRANSACTIONS CONTEMPLATED Hereby or thereby.

Article 5
COVENANTS

Section 5.1             Conduct of Business of the Company.

(a)            From and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Company shall, and the Company shall cause its Subsidiaries to, except as expressly contemplated by this Agreement or any Ancillary Document, as required by applicable Law, as set forth on Section 5.1(a) of the Company Disclosure Schedules, or as consented to in writing by JAWS (it being agreed that any request for a consent shall not be unreasonably withheld, conditioned or delayed), (i) operate the business of the Company in the ordinary course in all material respects and (ii) use commercially reasonable efforts to maintain and preserve intact in all material respects the business organization, assets, properties and material business relations of the Company.

(b)            Without limiting the generality of the foregoing, from and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Company shall, and the Company shall cause its Subsidiaries to, except as expressly contemplated by this Agreement or any Ancillary Document, as required by applicable Law (including Pandemic Measures), as set forth on Section 5.1(b) of the Company Disclosure Schedules or as consented to in writing (including by email) by JAWS (such consent, other than in the case of Section 5.1(b)(i), Section 5.1(b)(ii), Section 5.1(b)(iii), Section 5.1(b)(iv), Section 5.1(b)(xi), Section 5.1(b)(xiii), or Section 5.1(b)(xvii) (to the extent related to any of the foregoing), not to be unreasonably withheld, conditioned or delayed), not do any of the following:

(i)              declare, set aside, make or pay a dividend on, or make any other distribution or payment in respect of, any Equity Securities of the Company or repurchase any outstanding Equity Securities of the Company, other than dividends or distributions, declared, set aside or paid by any of the Company’s Subsidiaries to the Company or any Subsidiary that is, directly or indirectly, wholly owned by the Company;

(ii)             (A) merge, consolidate, combine or amalgamate the Company with any Person or (B) purchase or otherwise acquire (whether by merging or consolidating with, purchasing any Equity Security in or a substantial portion of the assets of, or by any other manner) any corporation, partnership, association or other business entity or organization or division thereof;

(iii)            adopt any amendments, supplements, restatements or modifications to the Company’s Governing Documents;

(iv)            transfer, issue, sell, grant or otherwise directly or indirectly dispose of, or subject to a Lien, (A) any Equity Securities of the Company or (B) any options, warrants, rights of conversion or other rights, agreements, arrangements or commitments obligating the Company to issue, deliver or sell any Equity Securities of the Company, other than the issuance of shares of the applicable class of capital stock of the Company upon the exercise or conversion of any Company Options outstanding on the date of this Agreement in accordance with the terms of the applicable Company Equity Plan and the underlying grant, award or similar agreement;

(v)             incur, create or assume any Indebtedness, other than Indebtedness in the ordinary course (including revolving credit drawings, capital leases, deferred purchase price obligations and trade payables);

(vi)            cancel or forgive any Indebtedness in excess of $500,000 owed to the Company;

(vii)           make any loans, advances or capital contributions to, or guarantees for the benefit of, or any investments in, any Person, other than (A) intercompany loans or capital contributions between the Company and any of its wholly owned Subsidiaries and (B) the reimbursement of expenses of employees in the ordinary course of business;

(viii)          except (x) as required by applicable Law or under the terms of any Employee Benefit Plan of the Company that is set forth on the Section 3.11(a) of the Company Disclosure Schedules or (y) changes made in the ordinary course of business, which, except in the case of clauses (B) and (E) below, are consistent with past practice (it being understood and agreed, for the avoidance of doubt, that in no event shall the exception in this clause (y) be deemed or construed as permitting the Company to take any action that is not permitted by any other provision of this Section 5.1(b)), (A) amend, modify, adopt, enter into or terminate any Employee Benefit Plan of the Company or any material benefit or compensation plan, policy, program or Contract that would be an Employee Benefit Plan if in effect as of the date of this Agreement, (B) increase the compensation or benefits payable to any current or former director, manager or officer of the Company, (C) take any action to accelerate any payment, right to payment, or benefit, or the funding of any payment, right to payment or benefit, payable or to become payable to any current or former director, manager, officer, employee, individual independent contractor or other service provider of the Company, (D) grant severance, change in control, retention or termination pay to, or adopt, enter into or amend any severance, retention, termination, employment, consulting, bonus, change in control or severance agreement with any current or former director, manager, officer, employee, individual independent contractor or other service provider of the Company; (E) hire or terminate (other than for “cause”) any director, manager, officer, employee, individual independent contractor or other service provider of the Company whose annual base salary (or, in the case of an independent contractor, annual base compensation) is in excess of $300,000; (F) waive or release any noncompetition, non-solicitation, no-hire, nondisclosure or other restrictive covenant obligation of any current or former director, manager, officer, employee, individual independent contractor or other service provider of the Company; or (G) negotiate or enter into any CBA or recognize or certify any labor union, labor organization, works council, or employee representative as the bargaining representative for any employee;

(ix)            other than in the ordinary course of business consistent with past practice, make, change or revoke any material election concerning Taxes, enter into any material Tax closing agreement, settle any material Tax claim or assessment, or consent to any extension or waiver of the limitation period applicable to or relating to any material Tax claim or assessment, other than any such extension or waiver that is obtained in the ordinary course of business or take any action or knowingly fail to take any action where such action or failure could reasonably be expected to prevent the Merger or the Domestication from qualifying for the Intended Tax Treatment;

(x)             enter into any settlement, conciliation or similar Contract the performance of which would involve the payment by the Company in excess of $500,000, in the aggregate, or that imposes, or by its terms will impose at any point in the future, any material, non-monetary obligations on the Company (or New JAWS or any of its Affiliates after the Closing);

(xi)            authorize, recommend, propose or announce an intention to adopt, or otherwise effect, a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, reorganization or similar transaction involving the Company;

(xii)           change the Company’s methods of accounting in any material respect, other than changes that are made in accordance with GAAP;

(xiii)          enter into any Contract with any broker, finder, investment banker or other Person under which such Person is or will be entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement;

(xiv)          other than in the ordinary course of business, (A) amend, modify or terminate any Material Contract of the type described in Section 3.7(a)(x) or Section 3.7(a)(xii)(B) (excluding, for the avoidance of doubt, any expiration or automatic extension or renewal of any such Material Contract pursuant to its terms), (B) waive any material benefit or right under any Material Contract of the type described in Section 3.7(a)(x) or Section 3.7(a)(xii)(B) or (C) enter into any Contract that would constitute a Material Contract of the type described in Section 3.7(a)(x) or Section 3.7(a)(xii)(B);

(xv)          enter into, amend, modify, or waive any material benefit or right under, any Company Related Party Transaction;

(xvi)          (A)  transfer, assign, lease, sell, license, sublicense, covenant not to assert, abandon, let lapse, let expire (other than expiration of Intellectual Property Rights in accordance with its maximum statutory term) or otherwise disposed of any Intellectual Property Rights, except for non-exclusive licenses granted to customers in the ordinary course of business or (B) intentionally disclose any material trade secrets (other than pursuant to a written confidentiality agreement entered into in the ordinary course of business with reasonable protections of such trade secrets); or

(xvii)         enter into any Contract to take, or cause to be taken, any of the actions set forth in this Section 5.1.

Notwithstanding anything in this Section 5.1 or this Agreement to the contrary, (a) nothing set forth in this Agreement shall give JAWS, directly or indirectly, the right to control or direct the operations of the Company prior to the Closing, (b) any action taken, or omitted to be taken, by the Company to the extent such act or omission is reasonably determined by the Company, based on the advice of outside legal counsel, to be necessary to comply with any Pandemic Measures shall in no event be deemed to constitute a breach of Section 5.1 and (c) any action taken, or omitted to be taken, by the Company to the extent that the board of directors of the Company reasonably determines that such act or omission is necessary in response to COVID-19 to (x) maintain and preserve in all material respects the business organization, assets, properties and material business relations of the Company or (y) protect the health and safety of the Company’s employees and other individuals having business dealings with the Company shall not be deemed to constitute a breach of Section 5.1; provided, however, (i) in the case of each of clause (b) and clause (c), the Company shall give JAWS prior written notice of any such act or omission to the extent reasonably practicable, which notice shall describe in reasonable detail the act or omission and the reason(s) that such act or omission is being taken, or omitted to be taken, pursuant to clause (b) or clause (c) and, in the event that it is not reasonably practicable for the Company to give the prior written notice described in this clause (i), the Company shall instead give such written notice to JAWS promptly after such act or omission and (ii) in no event shall clause (b) or clause (c) be applicable to any act or omission of the type described in Section 5.1(b)(i), Section 5.1(b)(ii), Section 5.1(b)(iii), Section 5.1(b)(iv), Section 5.1(b)(xi), Section 5.1(b)(xiii), or Section 5.1(b)(xvii) (to the extent related to any of the foregoing).

Section 5.2             Efforts to Consummate; Litigation.

(a)            Subject to the terms and conditions herein provided, each of the Parties shall use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary or advisable to consummate and make effective as promptly as reasonably practicable the transactions contemplated by this Agreement (including (i) the satisfaction, but not waiver, of the closing conditions set forth in Article 6 and, in the case of any Ancillary Document to which such Party will be a party after the date of this Agreement, to execute and delivery such Ancillary Document when required pursuant to this Agreement, (ii) using reasonable best efforts to obtain the PIPE Financing on the terms and subject to the conditions set forth in the Subscription Agreements and (iii) the Company taking, or causing to be taken, all actions necessary or advisable to cause the agreements set forth on Section 5.2(a) of the Company Disclosure Schedules to be terminated effective as of the Closing without any further obligations or liabilities to the Company or any of its Affiliates (including, from and after the Effective Time, JAWS)). Without limiting the generality of the foregoing, each of the Parties shall use reasonable best efforts to obtain, file with or deliver to, as applicable, any Consents of any Governmental Entities or other Persons necessary, proper or advisable to consummate the transactions contemplated by this Agreement or the Ancillary Documents. The Company shall bear the costs incurred in connection with obtaining such Consents; provided that, if the Closing does not occur, each Party shall bear its out-of-pocket costs and expenses in connection with the preparation of any such Consents; provided, however, that, subject to the following proviso, JAWS shall pay the full HSR Act filing fee at the time of filing; provided, further, that, if the Closing occurs, the fees of each Party will be paid in accordance with Section 9.6. Each Party shall (i) make any appropriate filings pursuant to the HSR Act with respect to the transactions contemplated by this Agreement promptly (and in any event within ten (10) Business Days) following the date of this Agreement and (ii) respond as promptly as reasonably practicable to any requests by any Governmental Entity for additional information and documentary material that may be requested pursuant to the HSR Act. JAWS shall promptly inform the Company of any communication between any JAWS Party, on the one hand, and any Governmental Entity, on the other hand, and the Company shall promptly inform JAWS of any communication between the Company, on the one hand, and any Governmental Entity, on the other hand, in either case, regarding any of the transactions contemplated by this Agreement or any Ancillary Document. Without limiting the foregoing, (a) the Parties agree to request early termination of the applicable waiting period under the HSR Act, and (b) each Party and their respective Affiliates shall not extend any waiting period, review period or comparable period under the HSR Act or enter into any agreement with any Governmental Entity not to consummate the transactions contemplated hereby or by the Ancillary Documents, except with the prior written consent of JAWS and the Company. Nothing in this Section 5.2 obligates any Party or any of its Affiliates to agree to (i) sell, license or otherwise dispose of, or hold separate and agree to sell, license or otherwise dispose of, any entities, assets or facilities of the Company or any entity, facility or asset of such Party or any of its Affiliates, (ii) terminate, amend or assign existing relationships and contractual rights or obligations, (iii) amend, assign or terminate existing licenses or other agreements, or (iv) enter into new licenses or other agreements. No Party shall agree to any of the foregoing measures with respect to any other Party or any of its Affiliates, except with JAWS’s and the Company’s prior written consent.

(b)            From and after the date of this Agreement until the earlier of the Closing or termination of this Agreement in accordance with its terms, the JAWS Parties, on the one hand, and the Company, on the other hand, shall give counsel for the Company (in the case of any JAWS Party) or JAWS (in the case of the Company), a reasonable opportunity to review in advance, and consider in good faith the views of the other in connection with, any proposed written communication to any Governmental Entity relating to the transactions contemplated by this Agreement or the Ancillary Documents. Each of the Parties agrees not to participate in any substantive meeting or discussion, either in person or by telephone with any Governmental Entity in connection with the transactions contemplated by this Agreement unless it consults with, in the case of any JAWS Party, the Company, or, in the case of the Company, JAWS in advance and, to the extent not prohibited by such Governmental Entity, gives, in the case of any JAWS Party, the Company, or, in the case of the Company, JAWS, the opportunity to attend and participate in such meeting or discussion.

(c)            Notwithstanding anything to the contrary in the Agreement, in the event that this Section 5.2 conflicts with any other covenant or agreement in this Article 5 that is intended to specifically address any subject matter, then such other covenant or agreement shall govern and control solely to the extent of such conflict.

(d)            From and after the date of this Agreement until the earlier of the Closing or termination of this Agreement in accordance with its terms, JAWS, on the one hand, and the Company, on the other hand, shall each notify the other in writing promptly after learning of any shareholder demands or other shareholder Proceedings (including derivative claims) relating to this Agreement, any Ancillary Document or any matters relating thereto (collectively, the “Transaction Litigation”) commenced against, in the case of JAWS, any of the JAWS Parties or any of their respective Representatives (in their capacity as a representative of a JAWS Party) or, in the case of the Company, the Company or any of its Representatives (in their capacity as a representative of the Company). JAWS and the Company shall each (i) keep the other reasonably informed regarding any Transaction Litigation, (ii) give the other the opportunity to, at its own cost and expense, participate in the defense, settlement and compromise of any such Transaction Litigation and reasonably cooperate with the other in connection with the defense, settlement and compromise of any such Transaction Litigation, (iii) consider in good faith the other’s advice with respect to any such Transaction Litigation and (iv) reasonably cooperate with each other. In no event shall (A) any of the JAWS Parties or any of their respective Representatives settle or compromise any Transaction Litigation without the Company’s prior written consent or (B) the Company or any of its Representatives settle or compromise any Transaction Litigation without JAWS’s prior written consent.

Section 5.3             Confidentiality and Access to Information.

(a)            The Parties hereby acknowledge and agree that the information being provided in connection with this Agreement and the consummation of the transactions contemplated hereby is subject to the terms of the Confidentiality Agreement, the terms of which are incorporated herein by reference. Notwithstanding the foregoing or anything to the contrary in this Agreement, in the event that this Section 5.3(a) or the Confidentiality Agreement conflicts with any other covenant or agreement contained herein or any Ancillary Document that contemplates the disclosure, use or provision of information or otherwise, then such other covenant or agreement contained herein shall govern and control to the extent of such conflict.

(b)            From and after the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, upon reasonable advance written notice, the Company shall provide, or cause to be provided, to JAWS and its Representatives during normal business hours reasonable access to the directors, officers, books and records of the Company (in a manner so as to not interfere with the normal business operations of the Company); provided that the Company shall not be required to provide such access if the Company in good faith determines, in light of any Pandemic Measures, that such access would reasonably be expected to jeopardize the health and safety of any Company personnel or Representatives (provided that, in such a case, the Company shall use commercially reasonable efforts to provide such access through alternative means). Notwithstanding the foregoing, the Company shall not be required to provide to JAWS or any of its Representatives any information (i) if and to the extent doing so would (A) violate any Law to which the Company is subject, including any Privacy Law, (B) result in the disclosure of any trade secrets of third parties in breach of any Contract with such third party, (C) violate any legally-binding obligation of the Company with respect to confidentiality, non-disclosure or privacy or (D) jeopardize protections afforded to the Company under the attorney-client privilege or the attorney work product doctrine (provided that, in case of each of clause (A) through clause (D), the Company shall use commercially reasonable efforts to (x) provide such access as can be provided (or otherwise convey such information regarding the applicable matter as can be conveyed) without violating such privilege, doctrine, Contract, obligation or Law and (y) provide such information in a manner without violating such privilege, doctrine, Contract, obligation or Law), or (ii) if the Company, on the one hand, and any JAWS Party, any JAWS Non-Party Affiliate or any of their respective Representatives, on the other hand, are adverse parties in a litigation and such information is reasonably pertinent thereto; provided that the Company shall, in the case of clause (i) or clause (ii), provide prompt written notice of the withholding of access or information on any such basis.

(c)            From and after the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, upon reasonable advance written notice, JAWS shall provide, or cause to be provided, to the Company and its Representatives during normal business hours reasonable access to the directors, officers, books and records of the JAWS Parties (in a manner so as to not interfere with the normal business operations of the JAWS Parties). Notwithstanding the foregoing, JAWS shall not be required to provide, or cause to be provided to, the Company or any of its Representatives any information (i) if and to the extent doing so would (A) violate any Law to which any JAWS Party is subject, (B) result in the disclosure of any trade secrets of third parties in breach of any Contract with such third party, (C) violate any legally-binding obligation of any JAWS Party with respect to confidentiality, non-disclosure or privacy or (D) jeopardize protections afforded to any JAWS Party under the attorney-client privilege or the attorney work product doctrine (provided that, in case of each of clause (A) through clause (D), JAWS shall use commercially reasonable efforts to (x) provide such access as can be provided (or otherwise convey such information regarding the applicable matter as can be conveyed) without violating such privilege, doctrine, Contract, obligation or Law and (y) provide such information in a manner without violating such privilege, doctrine, Contract, obligation or Law), or (ii) if a JAWS Party, on the one hand, and the Company, any Company Non-Party Affiliate or any of their respective Representatives, on the other hand, are adverse parties in a litigation and such information is reasonably pertinent thereto; provided that JAWS shall, in the case of clause (i) or clause (ii), provide prompt written notice of the withholding of access or information on any such basis.

Section 5.4             Public Announcements.

(a)            Subject to Section 5.4(b), Section 5.6 and Section 5.7, none of the Parties or any of their respective Representatives shall issue any press releases or make any public announcements with respect to this Agreement or the transactions contemplated hereby without the prior written consent of, prior to the Closing, the Company and JAWS or, after the Closing, JAWS; provided, however, that each Party may make any such announcement or other communication (i) if such announcement or other communication is required by applicable Law, in which case (A) prior to the Closing, the disclosing Party and its Representatives shall use reasonable best efforts to consult with the Company, if the disclosing party is any JAWS Party, or JAWS, if the disclosing party is the Company, to review such announcement or communication and the opportunity to comment thereon and the disclosing Party shall consider such comments in good faith, or (B) after the Closing, the disclosing Party and its Representatives shall use reasonable best efforts to consult with JAWS and the disclosing Party shall consider such comments in good faith, (ii) to the extent such announcements or other communications contain only information previously disclosed in a public statement, press release or other communication previously approved in accordance with this Section 5.4 and (iii) to Governmental Entities in connection with any Consents required to be made under this Agreement, the Ancillary Documents or in connection with the transactions contemplated hereby or thereby. Notwithstanding anything to the contrary in this Section 5.4 or otherwise in this Agreement, the Parties agree that the Sponsor and its Representatives may provide general information about the subject matter of this Agreement and the transactions contemplated hereby to any direct or indirect current or prospective investor or in connection with normal fund raising or related marketing or informational or reporting activities, provided the recipients of such information are subject to customary confidentiality obligations prior to the receipt of such information.

(b)            The initial press release concerning this Agreement and the transactions contemplated hereby shall be a joint press release in the form agreed by the Company and JAWS prior to the execution of this Agreement and such initial press release (the “Signing Press Release”) shall be released as promptly as reasonably practicable after the execution of this Agreement. Promptly after the execution of this Agreement, JAWS shall file a current report on Form 8-K (the “Signing Filing”) with the Signing Press Release and a description of this Agreement as required by, and in compliance with, the Securities Laws, which the Company shall have the opportunity to review and comment upon prior to filing and JAWS shall consider such comments in good faith. The Company, on the one hand, and JAWS, on the other hand, shall mutually agree upon (such agreement not to be unreasonably withheld, conditioned or delayed by either the Company or JAWS, as applicable) a press release announcing the consummation of the transactions contemplated by this Agreement (the “Closing Press Release”) prior to the Closing, and, on the Closing Date, the Parties shall cause the Closing Press Release to be released. Promptly after the Closing (but in any event within four (4) Business Days after the Closing), JAWS shall file a current report on Form 8-K (the “Closing Filing”) with the Closing Press Release and a description of the Closing as required by Securities Laws. In connection with the preparation of each of the Signing Press Release, the Signing Filing, the Closing Press Release and the Closing Filing, each Party shall, upon written request by any other Party, furnish such other Party with all information concerning itself, its directors, officers and equityholders, and such other matters as may be reasonably necessary for such press release or filing.

Section 5.5             Exclusive Dealing.

(a)            From the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Company shall not, and shall cause its Representatives not to, directly or indirectly: (i) solicit, initiate, knowingly encourage (including by means of furnishing or disclosing non-public information), knowingly facilitate, discuss or negotiate, directly or indirectly, any inquiry, proposal or offer (written or oral) with respect to a Company Acquisition Proposal; (ii) furnish or disclose any non-public information to any Person in connection with, or that could reasonably be expected to lead to, a Company Acquisition Proposal; (iii) enter into any Contract or other arrangement or understanding regarding a Company Acquisition Proposal; (iv) prepare or take any steps in connection with a public offering of any Equity Securities of the Company (or any Affiliate or successor of the Company); or (v) otherwise cooperate in any way with, or assist or participate in, or knowingly facilitate or encourage any effort or attempt by any Person to do or seek to do any of the foregoing. The Company agrees to (A) notify JAWS promptly upon receipt of any Company Acquisition Proposal by the Company, and to describe the material terms and conditions of any such Company Acquisition Proposal in reasonable detail (including the identity of the Persons making such Company Acquisition Proposal unless disclosure of the identity of such Persons would violate any confidentiality agreement in effect on the date of this Agreement) and (B) keep JAWS reasonably informed on a current basis of any modifications to such offer or information.

(b)            From the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the JAWS Parties shall not, and each of them shall cause their Representatives not to, directly or indirectly: (i) solicit, initiate, knowingly encourage (including by means of furnishing or disclosing non-public information), knowingly facilitate, discuss or negotiate, directly or indirectly, any inquiry, proposal or offer (written or oral) with respect to a JAWS Acquisition Proposal; (ii) furnish or disclose any non-public information to any Person in connection with, or that could reasonably be expected to lead to, a JAWS Acquisition Proposal; (iii) enter into any Contract or other arrangement or understanding regarding a JAWS Acquisition Proposal; or (iv) otherwise cooperate in any way with, or assist or participate in, or knowingly facilitate or encourage any effort or attempt by any Person to do or seek to do any of the foregoing. JAWS agrees to (A) notify the Company promptly upon receipt of any JAWS Acquisition Proposal by any JAWS Party, and to describe the material terms and conditions of any such JAWS Acquisition Proposal in reasonable detail (including the identity of any person or entity making such JAWS Acquisition Proposal unless disclosure of the identity of such Persons would violate any confidentiality agreement in effect on the date of this Agreement) and (B) keep the Company reasonably informed on a current basis of any modifications to such offer or information.

Section 5.6             Preparation of Registration Statement / Proxy Statement. As promptly as reasonably practicable following the date of this Agreement (which, for the avoidance of doubt, shall be no earlier than the availability of the Required Company Audited Financial Statements), JAWS and the Company shall prepare and mutually agree upon (such agreement not to be unreasonably withheld, conditioned or delayed by either JAWS or the Company, as applicable), and JAWS shall file with the SEC, the Registration Statement / Proxy Statement (it being understood that the Registration Statement / Proxy Statement shall include a proxy statement / prospectus of JAWS which will be included therein as a prospectus and which will be used for the JAWS Shareholders Meeting to adopt and approve the Transaction Proposals and other matters reasonably related to the Transaction Proposals, all in accordance with and as required by JAWS’s Governing Documents, applicable Law, and any applicable rules and regulations of the SEC and NYSE). Each of JAWS and the Company shall use its reasonable best efforts to (a) cause the Registration Statement / Proxy Statement to comply in all material respects with the applicable rules and regulations promulgated by the SEC (including, with respect to the Company, the provision of financial statements of, and any other information with respect to, the Company for all periods, and in the form, required to be included in the Registration Statement / Proxy Statement under Securities Laws or in response to any comments from the SEC); (b) promptly notify the others of, reasonably cooperate with each other with respect to and respond promptly to any comments of the SEC or its staff; (c) have the Registration Statement / Proxy Statement declared effective under the Securities Act as promptly as reasonably practicable after it is filed with the SEC; and (d) keep the Registration Statement / Proxy Statement effective through the Closing in order to permit the consummation of the transactions contemplated by this Agreement. The Company and its legal counsel shall be given reasonable opportunity to review and comment on the Registration Statement / Proxy Statement, including all amendments and supplements thereto, prior to the filing thereof with the SEC, and on the response to any comments on the SEC prior to the filing thereof with the SEC. JAWS, on the one hand, and the Company, on the other hand, shall promptly furnish, or cause to be furnished, to the other all information concerning such Party, its Non-Party Affiliates and their respective Representatives that may be required or reasonably requested in connection with any action contemplated by this Section 5.6 or for including in any other statement, filing, notice or application made by or on behalf of JAWS to the SEC or NYSE in connection with the transactions contemplated by this Agreement or the Ancillary Documents, including delivering customary tax representation letters to counsel to enable counsel to deliver any tax opinions requested or required by the SEC to be submitted in connection therewith as described in Section 6.1(a)(ii). If any Party becomes aware of any information that should be disclosed in an amendment or supplement to the Registration Statement / Proxy Statement, then (i) such Party shall promptly inform, in the case of any JAWS Party, the Company, or, in the case of the Company, JAWS, thereof; (ii) such Party shall prepare and mutually agree upon with, in the case of JAWS, the Company, or, in the case of the Company, JAWS (in either case, such agreement not to be unreasonably withheld, conditioned or delayed), an amendment or supplement to the Registration Statement / Proxy Statement; (iii) JAWS shall file such mutually agreed upon amendment or supplement with the SEC; and (iv) the Parties shall reasonably cooperate, if appropriate, in mailing such amendment or supplement to the Pre-Closing JAWS Holders. JAWS shall as promptly as reasonably practicable advise the Company of the time of effectiveness of the Registration Statement / Proxy Statement, the issuance of any stop order relating thereto or the suspension of the qualification of JAWS Shares for offering or sale in any jurisdiction, and JAWS and the Company shall each use its reasonable best efforts to have any such stop order or suspension lifted, reversed or otherwise terminated. Each of the Parties shall use reasonable best efforts to ensure that none of the information related to him, her or it or any of his, her or its Non-Party Affiliates or its or their respective Representatives, supplied by or on his, her or its behalf for inclusion or incorporation by reference in the Registration Statement / Proxy Statement will, at the time the Registration Statement / Proxy Statement is initially filed with the SEC, at each time at which it is amended, or at the time it becomes effective under the Securities Act contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 5.7             JAWS Shareholder Approval. As promptly as reasonably practicable following the time at which the Registration Statement / Proxy Statement is declared effective under the Securities Act, JAWS shall (a) duly give notice of and (b) duly convene and hold a meeting of its shareholders (the “JAWS Shareholders Meeting”) in accordance with the Governing Documents of JAWS, for the purposes of obtaining the JAWS Shareholder Approval and, if applicable, any approvals related thereto and providing its shareholders with the opportunity to elect to effect a JAWS Shareholder Redemption. JAWS shall, through approval of its board of directors, recommend to its shareholders (the “JAWS Board Recommendation”), (i) the adoption and approval of this Agreement and the transactions contemplated hereby (the “Business Combination Proposal”); (ii) the adoption and the approval of the Domestication (the “Domestication Proposal”); (iii) the adoption and approval of the issuance of the JAWS Shares in connection with the transactions contemplated by this Agreement as required by NYSE listing requirements (the “NYSE Proposal”); (iv) the adoption and approval of the New JAWS Certificate of Incorporation (the “Charter Proposal”); (v) the adoption and approval of certain differences to the Governing Documents of JAWS contemplated by the New JAWS Certificate of Incorporation and the New JAWS Bylaws; (vi) the adoption and approval of the New JAWS Equity Incentive Plan and New JAWS ESPP (the “Equity Incentive Plan Proposal”); (vii) the adoption and approval of each other proposal that either the SEC or NYSE (or the respective staff members thereof) indicates is necessary in its comments to the Registration Statement / Proxy Statement or in correspondence related thereto; (viii) the adoption and approval of each other proposal reasonably agreed to by JAWS and the Company as necessary or appropriate in connection with the consummation of the transactions contemplated by this Agreement or the Ancillary Documents; and (ix) the adoption and approval of a proposal for the adjournment of the JAWS Shareholders Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing (such proposals in clause (i) through clause (ix) together, the “Transaction Proposals”); provided that JAWS may adjourn the JAWS Shareholders Meeting (A) to solicit additional proxies for the purpose of obtaining the JAWS Shareholder Approval, (B) for the absence of a quorum, (C) to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosures that JAWS has determined, based on the advice of outside legal counsel, is reasonably likely to be required under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the Pre-Closing JAWS Holders prior to the JAWS Shareholders Meeting or (D) if the holders of JAWS Class A Shares have elected to redeem a number of JAWS Class A Shares as of such time that would reasonably be expected to result in the condition set forth in Section 7.3(d) not being satisfied; provided that, without the consent of the Company, in no event shall JAWS adjourn the JAWS Shareholders Meeting for more than fifteen (15) Business Days later than the most recently adjourned meeting or to a date that is beyond the Termination Date. The JAWS Board Recommendation shall be included in the Registration Statement / Proxy Statement. JAWS covenants that none of the JAWS Board or JAWS nor any committee of the JAWS Board shall withdraw or modify, or propose publicly or by formal action of the JAWS Board, any committee of the JAWS Board or JAWS to withdraw or modify, in a manner adverse to the Company, the JAWS Board Recommendation or any other recommendation by the JAWS Board or JAWS with respect to the Transaction Proposals set forth in the Registration Statement / Proxy Statement.

Section 5.8             Merger Sub Shareholder Approval. As promptly as reasonably practicable (and in any event within one (1) Business Day) following the date of this Agreement, JAWS, as the sole shareholder of Merger Sub, will approve and adopt this Agreement, the Ancillary Documents to which Merger Sub is or will be a party and the transactions contemplated hereby and thereby (including the Merger).

Section 5.9             Conduct of Business of JAWS. From and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, JAWS shall not, and shall cause its Subsidiaries not to, as applicable, except as expressly contemplated by this Agreement or any Ancillary Document (including, for the avoidance of doubt, in connection with the Domestication or the PIPE Financing), as required by applicable Law, as set forth on Section 5.9 of the JAWS Disclosure Schedules or as consented to in writing (including by email) by the Company, do any of the following:

(a)            adopt any amendments, supplements, restatements or modifications to the Trust Agreement, Warrant Agreement or the Governing Documents of any JAWS Party or any of its Subsidiaries;

(b)            declare, set aside, make or pay a dividend on, or make any other distribution or payment in respect of, any Equity Securities of JAWS or any of its Subsidiaries, or repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any outstanding Equity Securities of JAWS or any of its Subsidiaries, as applicable;

(c)            split, combine or reclassify any of its capital stock or other Equity Securities or issue any other security in respect of, in lieu of or in substitution for shares of its capital stock;

(d)            incur, create or assume any Indebtedness or other JAWS Liability;

(e)            make any loans or advances to, or capital contributions in, any other Person, other than to, or in, JAWS or any of its Subsidiaries;

(f)             issue any Equity Securities of JAWS or any of its Subsidiaries or grant any additional options, warrants or stock appreciation rights with respect to Equity Securities of the foregoing of JAWS or any of its Subsidiaries;

(g)            enter into, or permit any of the assets owned or used by JAWS or any of its Subsidiaries to become bound by, any Contract, other than as expressly required in connection with, or in the ordinary course related to, the transactions contemplated hereunder;

(h)            enter into, renew, modify or revise any JAWS Related Party Transaction (or any Contract or agreement that if entered into prior to the execution and delivery of this Agreement would be a JAWS Related Party Transaction);

(i)             except in the ordinary course of business consistent with past practice, make, change or revoke any material election concerning Taxes, enter into any material Tax closing agreement, settle any material Tax claim or assessment, or consent to any extension or waiver of the limitation period applicable to or relating to any material Tax claim or assessment, other than any such extension or waiver that is obtained in the ordinary course of business or take any action or knowingly fail to take any action where such action or failure could reasonably be expected to prevent the Merger or the Domestication from qualifying for the Intended Tax Treatment;

(j)             enter into any settlement, conciliation or similar Contract that by its terms will impose any material obligations on New JAWS or any of its Affiliates after the Closing;

(k)            engage in any activities or business, other than activities or business (i) in connection with or incident or related to such Person’s organization, incorporation or formation, as applicable, or continuing corporate (or similar) existence, (ii) contemplated by, or incident or related to, this Agreement, any Ancillary Document, the performance of covenants or agreements hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby or (iii) those that are administrative or ministerial, in each case, which are immaterial in nature;

(l)             authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution;

(m)           enter into any Contract with any broker, finder, investment banker or other Person under which such Person is or will be entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement; or

(n)            enter into any Contract to take, or cause to be taken, any of the actions set forth in this Section 5.9.

Notwithstanding anything in this Section 5.9 or this Agreement to the contrary, (i) nothing set forth in this Agreement shall give the Company, directly or indirectly, the right to control or direct the operations of any JAWS Party and (ii) nothing set forth in this Agreement shall prohibit, or otherwise restrict the ability of, any JAWS Party from using the funds held by JAWS outside the Trust Account to pay any JAWS Expenses or JAWS Liabilities or from otherwise distributing or paying over any funds held by JAWS outside the Trust Account to the Sponsor or any of its Affiliates, in each case, prior to the Closing.

Section 5.10          NYSE Listing. JAWS shall use its reasonable best efforts to cause: (a) JAWS’s initial listing application with NYSE in connection with the transactions contemplated by this Agreement to have been approved: (b) JAWS to satisfy all applicable initial and continuing listing requirements of NYSE, and remain listed as a public company on the NYSE from the date hereof through the Closing; and (c) the New JAWS Shares issuable in accordance with this Agreement, including the Domestication, the Merger and the PIPE Financing, to be approved for listing on NYSE (and the Company shall reasonably cooperate in connection therewith), subject to official notice of issuance, in each case, as promptly as reasonably practicable after the date of this Agreement, and in any event prior to the Effective Time. From the date hereof through the Closing, JAWS will timely file all reports required to be filed or furnished with the SEC and otherwise comply in all material respects with its reporting obligations under applicable Securities Laws.

Section 5.11          Trust Account. Upon satisfaction or, to the extent permitted by applicable Law, waiver of the conditions set forth in Article 6 and provision of notice thereof to the Trustee, (a) at the Closing, JAWS shall (i) cause the documents, certificates and notices required to be delivered to the Trustee pursuant to the Trust Agreement to be so delivered, and (ii) make all appropriate arrangements to cause the Trustee to (A) pay as and when due all amounts, if any, payable to the Public Shareholders of JAWS pursuant to the JAWS Shareholder Redemption, (B) pay the amounts due to the underwriters of JAWS’s initial public offering for their deferred underwriting commissions as set forth in the Trust Agreement and (C) immediately thereafter, pay all remaining amounts then available in the Trust Account to JAWS in accordance with the Trust Agreement, and (b) thereafter, the Trust Account shall terminate, except as otherwise provided therein.

Section 5.12          Transaction Support Agreements; Company Shareholder Approval; Subscription Agreements.

(a)            As promptly as reasonably practicable (and in any event within two (2) Business Days) following the time at which the Registration Statement / Proxy Statement is declared effective under the Securities Act (the “Company Shareholder Written Consent Deadline”), the Company shall obtain and deliver to JAWS a true and correct copy of a written consent (in form and substance reasonably satisfactory to JAWS) approving this Agreement, the Ancillary Documents to which the Company is or will be a party and the transactions contemplated hereby and thereby that is duly executed by the (i) Company Shareholders that hold at least the requisite number of issued and outstanding Company Shares required to approve and adopt such matters in accordance with applicable Law and the Company’s Governing Documents (the “Company Shareholder Written Consent”) and (ii) Company Preferred Shareholders that hold at least the requisite number of issued and outstanding Company Preferred Shares required to approve and adopt such matters, as well as the conversion of all outstanding Company Preferred Shares into Company Shares as of immediately prior to the Effective Time (the “Preferred Stock Conversion”), in accordance with applicable Law and the Company’s Governing Documents (the “Company Preferred Shareholder Written Consent”). The Company, through its board of directors, shall recommend to the holders of Company Shares and Company Preferred Shares the approval and adoption of this Agreement and the transactions contemplated by this Agreement.

(b)            JAWS may not modify or waive any provisions of a Subscription Agreement without the prior written consent of the Company; provided that any modification or waiver that is solely ministerial in nature or otherwise immaterial and does not affect any economic or any other material term of a Subscription Agreement shall not require the prior written consent of the Company. From the date hereof through the Closing, JAWS shall take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary to consummate the transactions contemplated by the Subscription Agreement on the terms and conditions described or contemplated therein, including using its reasonable efforts to enforce its rights under the Subscription Agreements to cause the PIPE Investors to pay to (or as directed by) JAWS the applicable purchase price under each PIPE Investor’s applicable Subscription Agreement in accordance with its terms. Without limiting the generality of the foregoing, JAWS shall give the Company prompt written notice: (i) of any breach or default (or any event or circumstance that, with or without notice, lapse of time or both, could give rise to any breach or default) by any party to any Subscription Agreement known to JAWS; (ii) of the receipt of any written notice or other written communication from any party to any Subscription Agreement with respect to any actual, potential or claimed expiration, lapse, withdrawal, breach, default, termination or repudiation by any party to any Subscription Agreement or any provisions of any Subscription Agreement; and (iii) if JAWS does not expect to receive all or any portion of the PIPE Financing Amount on the terms, in the manner or from the sources contemplated by the Subscription Agreements.

Section 5.13          JAWS Indemnification; Directors’ and Officers’ Insurance.

(a)            Each Party agrees that (i) all rights to advancement, indemnification, limitations on liability or exculpation now existing in favor of the directors and officers of each JAWS Party, as provided in the applicable JAWS Party’s Governing Documents or otherwise in effect as of immediately prior to the Effective Time, in either case, solely with respect to any matters occurring on or prior to the Effective Time shall survive the transactions contemplated by this Agreement and shall continue in full force and effect from and after the Effective Time for a period of six (6) years and (ii) New JAWS will perform and discharge, or cause to be performed and discharged, all obligations to provide such advancement, indemnity, limitation of liability and exculpation during such six (6)-year period. To the maximum extent permitted by applicable Law, during such six (6)-year period, New JAWS shall advance, or caused to be advanced, expenses in connection with such indemnification as provided in the applicable JAWS Party’s Governing Documents or other applicable agreements as in effect immediately prior to the Effective Time. The indemnification and liability limitation or exculpation provisions of the JAWS Parties’ Governing Documents or such other applicable agreements as in effect immediately prior to the Effective Time shall not, during such six (6)-year period, be amended, repealed or otherwise modified after the Effective Time in any manner that would materially and adversely affect the rights thereunder of individuals who, as of immediately prior to the Effective Time, or at any time prior to such time, were directors or officers of any JAWS Party (the “JAWS D&O Persons”) entitled to receive advancement, be so indemnified, have their liability limited or be exculpated with respect to any matters occurring on or prior to the Effective Time and relating to the fact that such JAWS D&O Person was a director or officer of any JAWS Party immediately prior to the Effective Time, unless such amendment, repeal or other modification is required by applicable Law.

(b)            New JAWS shall not have any obligation under this Section 5.13 to any JAWS D&O Person when and if a court of competent jurisdiction shall ultimately determine (and such determination shall have become final and non-appealable) that the indemnification of such JAWS D&O Person in the manner contemplated hereby is prohibited by applicable Law.

(c)            For a period of six (6) years after the Effective Time, New JAWS shall maintain, without any lapses in coverage, directors’ and officers’ liability insurance for the benefit of those Persons who are currently covered by any comparable insurance policies of the JAWS Parties as of the date of this Agreement with respect to matters occurring on or prior to the Effective Time. Such insurance policies shall provide coverage on terms (with respect to coverage and amount) that are substantially the same as (and no less favorable in the aggregate to the insured than) the coverage provided under JAWS’s directors’ and officers’ liability insurance policies as of the date of this Agreement; provided that New JAWS shall not be obligated to pay annual premiums in excess of three hundred percent (300%) of the most recent annual premium paid by JAWS prior to the date of this Agreement and, in such event, JAWS shall purchase the maximum coverage available for three hundred percent (300%) of the most recent annual premium paid by JAWS prior to the date of this Agreement.

(d)            If New JAWS or any of its successors or assigns (i) shall merge or consolidate with or merge into any other corporation or entity and shall not be the surviving or continuing corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of their respective properties and assets as an entity in one or a series of related transactions to any Person, then in each such case, proper provisions shall be made so that the successors or assigns of New JAWS shall assume all of the obligations set forth in this Section 5.13.

(e)            The JAWS D&O Persons entitled to the advancement, indemnification, liability limitation, exculpation and insurance set forth in this Section 5.13 are intended to be third-party beneficiaries of this Section 5.13. This Section 5.13 shall survive the consummation of the transactions contemplated by this Agreement and shall be binding on all successors and assigns of JAWS or New JAWS.

Section 5.14          Company Indemnification; Directors’ and Officers’ Insurance.

(a)            Each Party agrees that (i) all rights to advancement, indemnification, limitation of liability or exculpation now existing in favor of the directors and officers of the Company, as provided in the Company’s Governing Documents or otherwise in effect as of immediately prior to the Effective Time, in either case, solely with respect to any matters occurring on or prior to the Effective Time, shall survive the transactions contemplated by this Agreement and shall continue in full force and effect from and after the Effective Time for a period of six (6) years and (ii) New JAWS will cause the Company to perform and discharge all obligations to provide such advancement, indemnity, limitation of liability and exculpation during such six (6)-year period. To the maximum extent permitted by applicable Law, during such six (6)-year period, New JAWS shall cause the Company to advance expenses in connection with such indemnification as provided in the Company’s Governing Documents or other applicable agreements in effect as of immediately prior to the Effective Time. The indemnification and liability limitation or exculpation provisions of the Company’s Governing Documents or such other applicable agreements as in effect immediately prior to the Effective Time shall not, during such six (6)-year period, be amended, repealed or otherwise modified after the Effective Time in any manner that would materially and adversely affect the rights thereunder of individuals who, as of the Effective Time or at any time prior to the Effective Time, were directors or officers of the Company (the “Company D&O Persons”) entitled to receive advancement, be so indemnified, have their liability limited or be exculpated with respect to any matters occurring prior to Closing and relating to the fact that such Company D&O Person was a director or officer of the Company prior to the Effective Time, unless such amendment, repeal or other modification is required by applicable Law.

(b)            Neither New JAWS nor the Company shall have any obligation under this Section 5.14 to any Company D&O Person when and if a court of competent jurisdiction shall ultimately determine (and such determination shall have become final and non-appealable) that the indemnification of such Company D&O Person in the manner contemplated hereby is prohibited by applicable Law.

(c)            The Company shall purchase, at or prior to the Closing, and New JAWS shall maintain, or cause to be maintained, in effect for a period of six (6) years after the Effective Time, without lapses in coverage, a “tail” policy providing directors’ and officers’ liability insurance coverage for the benefit of those Persons who are currently covered by any comparable insurance policies of the Company as of the date of this Agreement with respect to matters occurring on or prior to the Effective Time (the “Company D&O Tail Policy”). Such “tail” policy shall provide coverage on terms (with respect to coverage and amount) that are substantially the same as (and no less favorable in the aggregate to the insured than) the coverage provided under the Company’s directors’ and officers’ liability insurance policies as of the date of this Agreement; provided that none of the Company, New JAWS or any of their respective Affiliates shall pay a premium for such “tail” policy in excess of three hundred percent (300%) of the most recent annual premium paid by the Company prior to the date of this Agreement and, in such event, the Company, New JAWS or one of their respective Affiliates shall purchase the maximum coverage available for three hundred percent (300%) of the most recent annual premium paid by the Company prior to the date of this Agreement.

(d)            If New JAWS or any of its successors or assigns (i) shall merge or consolidate with or merge into any other corporation or entity and shall not be the surviving or continuing corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of their respective properties and assets as an entity in one or a series of related transactions to any Person, then in each such case, proper provisions shall be made so that the successors or assigns of JAWS shall assume all of the obligations set forth in this Section 5.14.

(e)            The Company D&O Persons entitled to the advancement, indemnification, liability limitation, exculpation and insurance set forth in this Section 5.14 are intended to be third-party beneficiaries of this Section 5.14. This Section 5.14 shall survive the consummation of the transactions contemplated by this Agreement and shall be binding on all successors and assigns of New JAWS.

Section 5.15          Post-Closing Directors and Officers.

(a)            Effective immediately after the Effective Time (i) the board of directors of New JAWS (the “New JAWS Board”) shall initially consist of nine (9) directors, which shall be divided into three (3) classes, designated Class I, II and III, with Class I consisting of three (3) directors with an initial term that expires in 2022, Class II consisting of three (3) directors with an initial term that expires in 2023, and Class III consisting of three (3) directors with an initial term that expires in 2024; (ii) the members of the New JAWS Board will be the individuals determined in accordance with Section 5.15(b); and (iii) the officers of JAWS (the “Officers”) are the individuals determined in accordance with Section 5.15(c).

(b)            The directors on the New JAWS Board immediately after the Effective Time (each, a “Director”) shall consist of Matthew Walters, two (2) individuals designated by the Company (collectively, the “Company Designees”) and six (6) individuals designated by the Company, in consultation with JAWS, who will serve as independent directors (collectively, the “Independent Designees”). In the event that Mr. Walters is unwilling or unable (whether due to death, disability, termination of service or otherwise) to serve as a Director, then, prior to the mailing of the Registration Statement / Proxy Statement to the Pre-Closing JAWS Holders, the Sponsor may replace such individual with another individual to serve as such Director in consultation with JAWS. In the event that any Company Designee is unwilling or unable (whether due to death, disability, termination of service or otherwise) to serve as a Director, then, prior to the mailing of the Registration Statement / Proxy Statement to the Pre-Closing JAWS Holders, the Company may replace such individual with another individual to serve as such Director who is reasonably acceptable to JAWS. In the event that any Independent Designee is unwilling or unable (whether due to death, disability, termination of service or otherwise) to serve as a Director, then, prior to the mailing of the Registration Statement / Proxy Statement to the Pre-Closing JAWS Holders, the Company may, in consultation with JAWS, replace such individual with another individual to serve as such Director. Prior to the mailing of the Registration Statement / Proxy Statement to the Pre-Closing JAWS Holders, the board of directors of the Company shall designate whether each individual who will serve on the New JAWS Board immediately after the Effective Time will be designated as a member of Class I, Class II or Class III; provided that Matthew Walters (or any Director who replaces him in accordance with this Section 5.15(b)) shall serve as a member of Class III.

(c)            The Officers immediately after the Effective Time shall be the individuals identified on Section 5.15(c) of the Company Disclosure Schedules, with each such individual holding the title set forth opposite his or her name. In the event that any individual identified on Section 5.15(c) of the Company Disclosure Schedules is unwilling or unable (whether due to death, disability, termination of service or otherwise) to serve as an Officer, then, prior to the mailing of the Registration Statement / Proxy Statement to the Pre-Closing JAWS Holders, the Company may (subject to prior consultation with JAWS) replace such individual with another individual to serve as such Officer by amending Section 5.15(c) of the Company Disclosure Schedules to include such replacement individual as such Officer.

(d)          On the Closing Date, New JAWS shall enter into customary indemnification agreements reasonably satisfactory to the Company with each individual to be appointed to, or serving on, the New JAWS Board upon the Closing, which indemnification agreements shall continue to be effective following the Closing.

Section 5.16          PCAOB Financials.

(a)          As promptly as reasonably practicable after the date of this Agreement, the Company shall deliver to JAWS (i) the Required Company Audited Financial Statements, and (ii) any other audited or unaudited consolidated balance sheets and the related audited or unaudited consolidated statements of operations and comprehensive loss, convertible preferred stock and stockholders’ deficit and cash flows of the Company as of and for a year-to-date period ended as of the end of any other different fiscal quarter (and as of and for the same period from the previous fiscal year) or fiscal year (and as of and for the prior fiscal quarter), as applicable that is required to be included in the Registration Statement / Proxy Statement. All such financial statements, together with any audited or unaudited consolidated balance sheet and the related audited or unaudited consolidated statements of operations and comprehensive loss, convertible preferred stock and stockholders’ deficit and cash flows of the Company as of and for a year-to-date period ended as of the end of a different fiscal quarter (and as of and for the same period from the previous fiscal year) or fiscal year (and as of and for the prior fiscal quarter) that is required to be included in the Registration Statement / Proxy Statement (A) will fairly present in all material respects the financial position of the Company as at the date thereof, and the results of its operations, shareholders’ equity and cash flows for the respective periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end audit adjustments (none of which is expected to be material) and the absence of footnotes), (B) will be prepared in conformity with GAAP applied on a consistent basis during the periods involved (except, in the case of any audited financial statements, as may be indicated in the notes thereto and subject, in the case of any unaudited financial statements, to normal year-end audit adjustments (none of which is expected to be material) and the absence of footnotes), (C) in the case of any audited financial statements, will be audited in accordance with the standards of the PCAOB and contain an unqualified report of the Company’s auditor and (D) will comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof (including Regulation S-X or Regulation S-K, as applicable).

(b)          The Company shall use its reasonable best efforts (i) to assist, upon advance written notice, during normal business hours and in a manner such as to not unreasonably interfere with the normal operation of the Company, JAWS in causing to be prepared in a timely manner any other financial information or statements (including customary pro forma financial statements) that are required to be included in the Registration Statement / Proxy Statement and any other filings to be made by JAWS with the SEC in connection with the transactions contemplated by this Agreement or any Ancillary Document and (ii) to obtain the consents of its auditors with respect thereto as may be required by applicable Law or requested by the SEC.

Section 5.17          New JAWS Equity Incentive Plan and ESPP.

(a)          Prior to the effectiveness of the Registration Statement / Proxy Statement, the JAWS Board shall approve and adopt an equity incentive plan, in substantially the form attached hereto as Exhibit F and with any changes or modifications thereto as the Company and JAWS may mutually agree (such agreement not to be unreasonably withheld, conditioned or delayed by either the Company or JAWS, as applicable) (the “New JAWS Equity Incentive Plan”), in the manner prescribed under applicable Laws, effective as of one day prior to the Closing Date. The Rollover Options corresponding to the Unvested Company Options shall, for the avoidance of doubt, be deemed to have been granted pursuant to the New JAWS Equity Incentive Plan and shall reduce the number of New JAWS Shares reserved for grant thereunder.

(b)          Prior to the effectiveness of the Registration Statement / Proxy Statement, the JAWS Board shall approve and adopt an employee stock purchase plan, in substantially the form attached hereto as Exhibit G and with any changes or modifications thereto as the Company and JAWS may mutually agree (such agreement not to be unreasonably withheld, conditioned or delayed by either the Company or JAWS, as applicable) (the “New JAWS ESPP”), in the manner prescribed under applicable Laws, effective as of one day prior to the Closing Date.

Section 5.18          Section 16 Matters. Prior to the Effective Time, JAWS shall take all commercially reasonable steps as may be required (to the extent permitted under applicable Law) to cause any acquisition or disposition of the New JAWS Shares that occurs or is deemed to occur by reason of or pursuant to the transactions contemplated under this Agreement by each individual who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to JAWS to be exempt under Rule 16b-3 promulgated under the Exchange Act, including by taking steps in accordance with the No-Action Letter, dated January 12, 1999, issued by the SEC regarding such matters.

Section 5.19          Termination of Company Related Party Transactions. The Company shall use commercially reasonable efforts to terminate, or otherwise cause the termination of, those Company Related Party Transactions set forth on Section 5.19 of the Company Disclosure Schedules, with such termination to be effective as of, and contingent upon, the Closing.

Article 6
TAX MATTERS

Section 6.1          Tax Matters.

(a)          Tax Treatment.

(i)          The Parties intend that the Domestication will constitute a transaction treated as a “reorganization” within the meaning of Section 368(a)(1)(F) of the Code and JAWS shall, and shall cause its respective Affiliates to, use reasonable best efforts to cause it to so qualify. The Parties intend that the Merger will qualify as a “reorganization” within the meaning of Section 368 of the Code, and each Party shall, and shall cause its respective Affiliates to, use reasonable best efforts to cause the Merger to so qualify. The Parties shall file all Tax Returns consistent with, and take no position inconsistent with (whether in audits, Tax Returns or otherwise), the treatment described in this Section 6.1(a) unless required to do so pursuant to a “determination” that is final within the meaning of Section 1313(a) of the Code.

(ii)          JAWS and the Company hereby adopt this Agreement as a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a). From the date hereof through the Closing, and following the Closing, the Parties shall not, and shall not permit or cause their respective Affiliates to, take any action, or knowingly fail to take any action, which action or failure to act prevents or impedes, or would reasonably be expected to prevent or impede, (A) the Merger qualifying for the Intended Tax Treatment, and (B) in the case of JAWS, the Domestication qualifying for the Intended Tax Treatment.

(iii)          Each Party shall use reasonable best efforts to promptly notify the other Party in writing if, before the Closing Date, such Party knows or has reason to believe that the Merger may not qualify for the Intended Tax Treatment (and whether the terms of this Agreement could be reasonably amended in order to facilitate the Merger qualifying for the Intended Tax Treatment).

(iv)          If, in connection with the preparation and filing of the Registration Statement / Proxy Statement, the SEC requests or requires that tax opinions be prepared and submitted in such connection, JAWS and the Company shall deliver to Kirkland & Ellis and Fenwick & West LLP, respectively, customary Tax representation letters satisfactory to its counsel, dated and executed as of the date the Registration Statement / Proxy Statement shall have been declared effective by the SEC and such other date(s) as determined reasonably necessary by such counsel in connection with the preparation and filing of the Registration Statement / Proxy Statement. If required, JAWS shall cause Kirkland & Ellis LLP to furnish an opinion, subject to customary assumptions and limitations, to the effect that the Intended Tax Treatment should apply to the Domestication and, if required, the Company shall cause Fenwick & West LLP to furnish an opinion, subject to customary assumptions and limitations, to the effect that the Intended Tax Treatment should apply to the Merger.

(b)          Tax Matters Cooperation. Each of the Parties shall (and shall cause their respective Affiliates to) cooperate fully, as and to the extent reasonably requested by another Party, in connection with the filing of relevant Tax Returns, any claim for a refund of any Tax, and any audit or Tax proceeding. Such cooperation shall include the retention and (upon the other Party’s reasonable request) the provision (with the right to make copies) of records and information reasonably relevant to any tax proceeding or audit, making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder and making available to the Pre-Closing JAWS Holders information reasonably necessary to compute any income of any such holder (or its direct or indirect owners) arising (i) if applicable, as a result of JAWS’s status as a “passive foreign investment company” within the meaning of Section 1297(a) of the Code or a “controlled foreign corporation” within the meaning of Section 957(a) of the Code for any taxable period ending on or prior to the Closing, including timely providing (A) a PFIC Annual Information Statement to enable such holders to make a “Qualified Electing Fund” election under Section 1295 of the Code for such taxable period, and (B) information to enable applicable holders to report their allocable share of “subpart F” income under Section 951 of the Code for such taxable period and (ii) under Section 367(b) of the Code and the Treasury Regulations promulgated thereunder as a result of the Domestication.

(c)          JAWS Taxable Year. The Parties agree to treat the taxable year of JAWS as ending on the date of the Domestication for U.S. federal income tax purposes.

(d)          FIRPTA Certificate. At or prior to the Closing, the Company shall deliver or cause to be delivered to JAWS (i) a certificate of the Company certifying that the Company is not, and has not been, a United States real property holding corporation, within the meaning of Section 897 of the Code, during the applicable period specified in Section 897(c)(1)(a)(ii) of the Code and (ii) a form of notice to the IRS prepared in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2).

Article 7
CONDITIONS TO CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT

Section 7.1          Conditions to the Obligations of the Parties. The obligations of the Parties to consummate the transactions contemplated by this Agreement are subject to the satisfaction or, if permitted by applicable Law, waiver by the Party for whose benefit such condition exists of the following conditions:

(a)          the applicable waiting period under the HSR Act relating to the transactions contemplated by this Agreement shall have expired or been terminated;

(b)          no Order or Law issued by any court of competent jurisdiction or other Governmental Entity or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect;

(c)          the Registration Statement / Proxy Statement shall have become effective in accordance with the provisions of the Securities Act, no stop order shall have been issued by the SEC and shall remain in effect with respect to the Registration Statement / Proxy Statement, and no proceeding seeking such a stop order shall have been threatened or initiated by the SEC and remain pending;

(d)          the Company Shareholder Written Consent shall have been obtained;

(e)          (i) the Company Preferred Shareholder Written Consent shall have been obtained and (ii) all Company Preferred Shares issued and outstanding prior to Closing shall have been converted to Company Shares such that, immediately prior to the Effective Time, no Company Preferred Shares shall be outstanding;

(f)          the Required JAWS Shareholder Approval shall have been obtained; and

(g)          after giving effect to the transactions contemplated hereby (including the PIPE Financing), New JAWS shall have at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(i) of the Exchange Act) immediately after the Effective Time (after, for the avoidance of doubt, giving effect to all of the JAWS Shareholder Redemptions).

Section 7.2          Other Conditions to the Obligations of the JAWS Parties. The obligations of the JAWS Parties to consummate the transactions contemplated by this Agreement are subject to the satisfaction or, if permitted by applicable Law, waiver by JAWS (on behalf of itself and the other JAWS Parties) of the following further conditions:

(a)          (i) the Company Fundamental Representations (other than the representations and warranties set forth in Section 3.2(a) and Section 3.8(a)) shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth herein) in all material respects as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date), (ii) the representations and warranties set forth in Section 3.2(a) shall be true and correct in all respects (except for de minimis inaccuracies) as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects (except for de minimis inaccuracies) as of such earlier date), (iii) the representations and warranties set forth in Section 3.8(a) shall be true and correct in all respects as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date); provided, however, that this clause (iii) shall be deemed to be satisfied if no Company Material Adverse Effect is continuing, and (iv) the representations and warranties of the of the Company set forth in Article 3 (other than the Company Fundamental Representations) shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth herein) in all respects as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date), except where the failure of such representations and warranties to be true and correct, taken as a whole, does not cause a Company Material Adverse Effect;

(b)          the Company shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by the Company under this Agreement at or prior to the Closing;

(c)          since the date of this Agreement, no Company Material Adverse Effect shall have occurred and be continuing;

(d)          at or prior to the Closing, the Company shall have delivered, or caused to be delivered, to JAWS the following documents:

(i)          a certificate duly executed by an authorized officer of the Company, dated as of the Closing Date, to the effect that the conditions specified in Section 7.2(a), Section 7.2(b) and Section 7.2(c) are satisfied, in a form and substance reasonably satisfactory to JAWS;

(ii)          the A&R Registration Rights Agreement duly executed by each of the Other RRA Parties; and

(iii)          the Transaction Support Agreements duly executed by each Supporting Company Shareholder.

Section 7.3          Other Conditions to the Obligations of the Company. The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the satisfaction or, if permitted by applicable Law, waiver by the Company of the following further conditions:

(a)          (i) the JAWS Fundamental Representations (other than the representations and warranties set forth in Section 4.6(a)) shall be true and correct in all material respects as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date), (ii) the representations and warranties set forth in Section 4.6(a) shall be true and correct in all respects (except for de minimis inaccuracies) as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects (except for de minimis inaccuracies) as of such earlier date), (iii) the representations and warranties of the JAWS Parties (other than the JAWS Fundamental Representations) contained in Article 4 of this Agreement shall be true and correct (without giving effect to any limitation as to “materiality” or “JAWS Material Adverse Effect” or any similar limitation set forth herein) in all respects as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure of such representations and warranties to be true and correct, taken as a whole, does not cause a JAWS Material Adverse Effect;

(b)          the JAWS Parties shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by them under this Agreement at or prior to the Closing;

(c)          JAWS’s initial listing application with NYSE in connection with the transactions contemplated by this Agreement shall have been approved and, immediately following the Effective Time, JAWS shall satisfy any applicable initial and continuing listing requirements of NYSE, and JAWS shall not have received any notice of non-compliance therewith that has not been cured or would not be cured at or immediately following the Effective Time, and the JAWS Shares (after giving effect, for the avoidance of doubt, to the Domestication and, including, for the avoidance of doubt, the New JAWS Shares to be issued pursuant to the Merger) shall have been approved for listing on NYSE;

(d)          the Aggregate Transaction Proceeds shall be equal to or greater than $350,000,000;

(e)          the Domestication shall have been consummated and all matters contemplated pursuant to Section 2.1(a) shall have been completed;

(f)          the New JAWS Board shall consist of the number of directors, and be comprised of the individuals and classes, determined pursuant to Section 5.15(a) and Section 5.15(b); and

(g)          at or prior to the Closing, JAWS shall have delivered, or caused to be delivered, the following documents to the Company:

(i)          a certificate duly executed by an authorized officer of JAWS, dated as of the Closing Date, to the effect that the conditions specified in Section 7.3(a) and Section 7.3(b) are satisfied, in a form and substance reasonably satisfactory to the Company; and

(ii)          the A&R Registration Rights Agreement duly executed by New JAWS, the Sponsor and the Other Class B Shareholders.

Section 7.4          Frustration of Closing Conditions. The Company may not rely on the failure of any condition set forth in this Article 6 to be satisfied if such failure was proximately caused by the Company’s failure to use reasonable best efforts to cause the Closing to occur, as required by Section 5.2. JAWS may not rely on the failure of any condition set forth in this Article 6 to be satisfied if such failure was proximately caused by JAWS’s failure to use reasonable best efforts to cause the Closing to occur, as required by Section 5.2.

Article 8
TERMINATION

Section 8.1          Termination. This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Closing:

(a)          by mutual written consent of JAWS and the Company;

(b)          by JAWS, if any of the representations or warranties set forth in Article 3 shall not be true and correct or if the Company has failed to perform any covenant or agreement on the part of the Company set forth in this Agreement (including an obligation to consummate the Closing) such that the condition to Closing set forth in either Section 7.2(a) or Section 7.2(b) could not be satisfied and the breach or breaches causing such representations or warranties not to be true and correct, or the failures to perform any covenant or agreement, as applicable, is (or are) not cured or cannot be cured within the earlier of (i) thirty (30) days after written notice thereof is delivered to the Company by JAWS, and (ii) the Termination Date; provided, however, that neither JAWS nor Merger Sub is then in breach of this Agreement so as to prevent the condition to Closing set forth in either Section 7.3(a) or Section 7.3(b) from being satisfied;

(c)          by the Company, if any of the representations or warranties set forth in Article 4 shall not be true and correct or if JAWS or Merger Sub has failed to perform any covenant or agreement on the part of JAWS or Merger Sub, as applicable, set forth in this Agreement (including an obligation to consummate the Closing) such that the condition to Closing set forth in either Section 7.3(a) or Section 7.3(b) could not be satisfied and the breach or breaches causing such representations or warranties not to be true and correct, or the failures to perform any covenant or agreement, as applicable, is (or are) not cured or cannot be cured within the earlier of (i) thirty (30) days after written notice thereof is delivered to JAWS by the Company and (ii) the Termination Date; provided, however, the Company is not then in breach of this Agreement so as to prevent the condition to Closing set forth in Section 7.2(a) or Section 7.2(b) from being satisfied;

(d)          by either JAWS or the Company, if the transactions contemplated by this Agreement shall not have been consummated on or prior to October 22, 2021 (the “Termination Date”); provided that (i) the right to terminate this Agreement pursuant to this Section 8.1(d) shall not be available to JAWS if any JAWS Party’s breach of any of its covenants or obligations under this Agreement shall have proximately caused the failure to consummate the transactions contemplated by this Agreement on or before the Termination Date, and (ii) the right to terminate this Agreement pursuant to this Section 8.1(d) shall not be available to the Company if the Company’s breach of its covenants or obligations under this Agreement shall have proximately caused the failure to consummate the transactions contemplated by this Agreement on or before the Termination Date;

(e)          by either JAWS or the Company, if any Governmental Entity shall have issued an Order or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement and such Order or other action shall have become final and nonappealable;

(f)          by either JAWS or the Company if the JAWS Shareholders Meeting has been held (including any adjournment thereof), has concluded, JAWS’s shareholders have duly voted and the Required JAWS Shareholder Approval was not obtained;

(g)          by the Company, if the JAWS Board or JAWS, or any committee of the JAWS Board, shall have withdrawn or modified, or proposed publicly or by formal action of the JAWS Board, any committee of the JAWS Board or JAWS to withdraw or modify, in a manner adverse to the Company, the JAWS Board Recommendation or any other recommendation by the JAWS Board or JAWS with respect to the Transaction Proposals set forth in the Registration Statement / Proxy Statement; or

(h)          by JAWS, if the Company does not deliver, or cause to be delivered to JAWS, the Company Shareholder Written Consent or the Company Preferred Shareholder Written Consent, in each case, in accordance with Section 5.12(a) on or prior to the Company Shareholder Written Consent Deadline.

Section 8.2          Effect of Termination. In the event of the termination of this Agreement pursuant to Section 8.1, this entire Agreement shall forthwith become void (and there shall be no Liability or obligation on the part of the Parties and their respective Non-Party Affiliates) with the exception of (a) Section 5.3(a), this Section 8.2, Article 9 and Article 1 (to the extent related to the foregoing), each of which shall survive such termination and remain valid and binding obligations of the Parties and (b) the Confidentiality Agreement, which shall survive such termination and remain valid and binding obligations of the parties thereto in accordance with their respective terms. Notwithstanding the foregoing or anything to the contrary herein, the termination of this Agreement pursuant to Section 8.1 shall not affect (i) any Liability on the part of any Party for any Willful Breach of any covenant or agreement set forth in this Agreement prior to such termination or Fraud or (ii) any Person’s Liability under any Subscription Agreement, any Transaction Support Agreement, the Confidentiality Agreement or the Sponsor Letter Agreement to which he, she or it is a party to the extent arising from a claim against such Person by another Person party to such agreement on the terms and subject to the conditions thereunder.

Article 9
MISCELLANEOUS

Section 9.1          Non-Survival. Other than those representations, warranties and covenants set forth in Article 2, Section 3.23, Section 3.24, Section 4.20 and Section 4.21, each of which shall survive following the Effective Time, or as otherwise provided in the last sentence of this Section 9.1, each of the representations and warranties, and each of the agreements and covenants (to the extent such agreement or covenant contemplates or requires performance at or prior to the Effective Time), of the Parties set forth in this Agreement, shall terminate at the Effective Time, such that no claim for breach of any such representation, warranty, agreement or covenant, detrimental reliance or other right or remedy (whether in contract, in tort, at law, in equity or otherwise) may be brought with respect thereto after the Effective Time against any Party, any Company Non-Party Affiliate or any JAWS Non-Party Affiliate. Each covenant and agreement contained herein that, by its terms, expressly contemplates performance after the Effective Time shall so survive the Effective Time in accordance with its terms, and each covenant and agreement contained in any Ancillary Document that, by its terms, expressly contemplates performance after the Effective Time shall so survive the Effective Time in accordance with its terms and any other provision in any Ancillary Document that expressly survives the Effective Time shall so survive the Effective Time in accordance with the terms of such Ancillary Document.

Section 9.2          Entire Agreement; Assignment. This Agreement (together with the Ancillary Documents) constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. This Agreement may not be assigned by any Party (whether by operation of law or otherwise) without the prior written consent of (a) JAWS and the Company prior to Closing and (b) New JAWS and the Sponsor after the Closing. Any attempted assignment of this Agreement not in accordance with the terms of this Section 9.2 shall be void.

Section 9.3          Amendment. This Agreement may be amended or modified only by a written agreement executed and delivered by (a) JAWS and the Company prior to the Closing and (b) New JAWS and the Sponsor after the Closing. This Agreement may not be modified or amended except as provided in the immediately preceding sentence and any purported amendment by any Party or Parties effected in a manner which does not comply with this Section 9.3 shall be void, ab initio.

Section 9.4          Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) by delivery in person, by e-mail (having obtained electronic delivery confirmation thereof (i.e., an electronic record of the sender that the e-mail was sent to the intended recipient thereof without an “error” or similar message that such e-mail was not received by such intended recipient)), or by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to the other Parties as follows:

(a)          If to any JAWS Party, to:

JAWS Spitfire Acquisition Corporation
1601 Washington Avenue, Suite 800
Miami Beach, Florida 33139

Attention:	Matthew Walters
E-mail:	mwalters@starwood.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022

Attention:	Michael P. Brueck, P.C.
David L. Perechocky
E-mail:	michael.brueck@kirkland.com
david.perechocky@kirkland.com

(b)          If to the Company, to:

Velo3D, Inc.
511 Division Street
Campbell, California 95008

Attention:	William McCombe, CFO
Email:	Legal.Notice@velo3d.com

with a copy (which shall not constitute notice) to:

Fenwick & West LLP
801 California Street

Mountain View, CA 94041

Attention:	Steven Levine
David K. Michaels
E-mail:	SLevine@fenwick.com
DMichaels@Fenwick.com

or to such other address as the Party to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

Section 9.5          Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware (except that the Cayman Islands Companies Act (As Revised) shall also apply to the Domestication).

Section 9.6          Fees and Expenses. Except as otherwise set forth in this Agreement, all fees and expenses incurred in connection with this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the Party incurring such fees or expenses; provided that, for the avoidance of doubt, (a) if this Agreement is terminated in accordance with its terms, the Company shall pay, or cause to be paid, all Unpaid Company Expenses and JAWS shall pay, or cause to be paid, all Unpaid JAWS Expenses and (b) if the Closing occurs, then New JAWS shall pay, or cause to be paid, all Unpaid Company Expenses and all Unpaid JAWS Expenses.

Section 9.7          Construction; Interpretation. The term “this Agreement” means this Business Combination Agreement together with the Schedules and Exhibits hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof. The headings set forth in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. No Party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions hereof, and all provisions of this Agreement shall be construed according to their fair meaning and not strictly for or against any Party. Unless otherwise indicated to the contrary herein by the context or use thereof: (a) the words, “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole, including the Schedules and Exhibits, and not to any particular section, subsection, paragraph, subparagraph or clause set forth in this Agreement; (b) masculine gender shall also include the feminine and neutral genders, and vice versa; (c) words importing the singular shall also include the plural, and vice versa; (d) the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”; (e) references to “$” or “dollar” or “US$” shall be references to United States dollars; (f) the word “or” is disjunctive but not necessarily exclusive; (g) the words “writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form; (h) the word “day” means calendar day unless Business Day is expressly specified; (i) the word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”; (j) all references to Articles, Sections, Exhibits or Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement; (k) the words “provided” or “made available” or words of similar import (regardless of whether capitalized or not) shall mean, when used with reference to documents or other materials required to be provided or made available to JAWS, any documents or other materials posted to the electronic data room located at www.dropbox.com under the project name “Project Alloy” as of 5:00 p.m., Eastern Time, at least one (1) day prior to the date of this Agreement; (l) all references to any Law will be to such Law as amended, supplemented or otherwise modified or re-enacted from time to time; (m) all references to any Contract are to that Contract as amended or modified from time to time in accordance with the terms thereof (subject to any restrictions on amendments or modifications set forth in this Agreement); and (n) all references to JAWS in relation to any time following the Domestication shall be deemed to be referenced to New JAWS. If any action under this Agreement is required to be done or taken on a day that is not a Business Day, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter.

Section 9.8          Exhibits and Schedules. All Exhibits and Schedules, or documents expressly incorporated into this Agreement, are hereby incorporated into this Agreement and are hereby made a part hereof as if set out in full in this Agreement. The Schedules shall be arranged in sections and subsections corresponding to the numbered and lettered Sections and subsections set forth in this Agreement. Any item disclosed in the Company Disclosure Schedules or in the JAWS Disclosure Schedules corresponding to any Section or subsection of Article 3 (in the case of the Company Disclosure Schedules) or Article 4 (in the case of the JAWS Disclosure Schedules) shall be deemed to have been disclosed with respect to every other section and subsection of Article 3 (in the case of the Company Disclosure Schedules) or Article 4 (in the case of the JAWS Disclosure Schedules), as applicable, where the relevance of such disclosure to such other Section or subsection is reasonably apparent on the face of the disclosure. The information and disclosures set forth in the Schedules that correspond to the section or subsections of Article 3 or Article 4 may not be limited to matters required to be disclosed in the Schedules, and any such additional information or disclosure is for informational purposes only and does not necessarily include other matters of a similar nature.

Section 9.9          Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party and its successors and permitted assigns and, except as provided in Section 5.13, Section 5.14 and the two subsequent sentences of this Section 9.9, nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement. The Sponsor shall be an express third-party beneficiary of Section 9.2, Section 9.3, Section 9.14 and this Section 9.9 (to the extent related to the foregoing). Each of the Non-Party Affiliates shall be an express third-party beneficiary of Section 9.13 and this Section 9.9 (to the extent related to the foregoing).

Section 9.10          Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable Law, but if any term or other provision of this Agreement is held to be invalid, illegal or unenforceable under applicable Law, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable under applicable Law, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 9.11          Counterparts; Electronic Signatures. This Agreement and each Ancillary Document (including any of the closing deliverables contemplated hereby) may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement or any Ancillary Document (including any of the closing deliverables contemplated hereby) by e-mail, or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement or any such Ancillary Document.

Section 9.12          Knowledge of Company; Knowledge of JAWS. For all purposes of this Agreement, the phrase “to the Company’s knowledge” and “known by the Company” and any derivations thereof shall mean as of the applicable date, the actual knowledge of the individuals set forth on Section 9.12 of the Company Disclosure Schedules, after reasonable inquiry. For all purposes of this Agreement, the phrase “to JAWS’s knowledge” and “to the knowledge of JAWS” and any derivations thereof shall mean as of the applicable date, the actual knowledge of the individuals set forth on Section 9.12 of the JAWS Disclosure Schedules, after reasonable inquiry. For the avoidance of doubt, none of the individuals set forth on Section 9.12 of the Company Disclosure Schedules or Section 9.12 of the JAWS Disclosure Schedules shall have any personal Liability or obligations regarding such knowledge.

Section 9.13          No Recourse. Except for claims pursuant to any Ancillary Document by any party(ies) thereto against any Company Non-Party Affiliate or any JAWS Non-Party Affiliate (each, a “Non-Party Affiliate”), and then solely with respect to claims against the Non-Party Affiliates that are party to the applicable Ancillary Document, each Party agrees on behalf of itself and on behalf of the Company Non-Party Affiliates, in the case of the Company, and the JAWS Non-Party Affiliates, in the case of JAWS, that (a) this Agreement may only be enforced against, and any action for breach of this Agreement may only be made against, the Parties, and no claims of any nature whatsoever arising under or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby shall be asserted against any Non-Party Affiliate, and (b) none of the Non-Party Affiliates shall have any Liability arising out of or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby, including with respect to any claim (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished by the Company, any JAWS Party or any Non-Party Affiliate concerning the Company, any JAWS Party, this Agreement or the transactions contemplated hereby.

Section 9.14          Extension; Waiver. The Company may (a) extend the time for the performance of any of the obligations or other acts of the JAWS Parties set forth herein, (b) waive any inaccuracies in the representations and warranties of the JAWS Parties set forth herein or (c) waive compliance by the JAWS Parties with any of the agreements or conditions set forth herein. JAWS prior to the Closing and the Sponsor after the Closing may (i) extend the time for the performance of any of the obligations or other acts of the Company, set forth herein, (ii) waive any inaccuracies in the representations and warranties of the Company set forth herein or (iii) waive compliance by the Company with any of the agreements or conditions set forth herein. Any agreement on the part of any such Party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any Party to assert any of its rights hereunder shall not constitute a waiver of such rights.

Section 9.15          Waiver of Jury Trial. THE PARTIES EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY PROCEEDING, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR UNDER ANY ANCILLARY DOCUMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY ANCILLARY DOCUMENT OR ANY OF THE TRANSACTIONS RELATED HERETO OR THERETO OR ANY FINANCING IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH PROCEEDING, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 9.15.

Section 9.16          Submission to Jurisdiction. Each of the Parties irrevocably and unconditionally submits to the exclusive jurisdiction of the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction, any state or federal court within State of New York, New York County), for the purposes of any Proceeding, claim, demand, action or cause of action (a) arising under this Agreement or under any Ancillary Document or (b) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement or any Ancillary Document or any of the transactions contemplated hereby or any of the transactions contemplated thereby, and irrevocably and unconditionally waives any objection to the laying of venue of any such Proceeding in any such court, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Proceeding has been brought in an inconvenient forum. Each Party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Proceeding claim, demand, action or cause of action against such Party (i) arising under this Agreement or under any Ancillary Document or (ii) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement or any Ancillary Document or any of the transactions contemplated hereby or any of the transactions contemplated thereby, (A) any claim that such Party is not personally subject to the jurisdiction of the courts as described in this Section 9.16 for any reason, (B) that such Party or such Party’s property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) that (x) the Proceeding, claim, demand, action or cause of action in any such court is brought against such Party in an inconvenient forum, (y) the venue of such Proceeding, claim, demand, action or cause of action against such Party is improper or (z) this Agreement, or the subject matter hereof, may not be enforced against such Party in or by such courts. Each Party agrees that service of any process, summons, notice or document by registered mail to such party’s respective address set forth in Section 9.4 shall be effective service of process for any such Proceeding, claim, demand, action or cause of action.

Section 9.17          Remedies. Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform their respective obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate the transactions contemplated by this Agreement) in accordance with their specific terms or otherwise breach such provisions. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, without posting a bond or undertaking and without proof of damages and this being in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity.

Section 9.18          Trust Account Waiver. Reference is made to the final prospectus of JAWS, filed with the SEC (File Nos. 333-250151 and 333-251085) on December 4, 2020 (the “Prospectus”). The Company acknowledges and agrees and understands that JAWS has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (the “IPO”) and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of JAWS’s public shareholders (including overallotment shares acquired by JAWS’s underwriters, the “Public Shareholders”), and JAWS may disburse monies from the Trust Account only in the express circumstances described in the Prospectus. For and in consideration of JAWS entering into this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company hereby agrees on behalf of itself and its Representatives that, notwithstanding the foregoing or anything to the contrary in this Agreement, none of the Company nor any of it Representatives does now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against the Trust Account (including any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Agreement or any proposed or actual business relationship between JAWS or any of its Representatives, on the one hand, and, the Company or any of its Representatives, on the other hand, or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Trust Account Released Claims”). The Company, on its own behalf and on behalf of its Representatives, hereby irrevocably waives any Trust Account Released Claims that it or any of its Representatives may have against the Trust Account (including any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations, or Contracts with JAWS or its Representatives and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever (including for an alleged breach of any agreement with JAWS or its Affiliates).

Section 9.19          Conflicts and Privilege.

(a)          JAWS and the Company, on behalf of their respective successors and assigns (including, after the Closing, the Surviving Company), hereby agree that, in the event a dispute with respect to this Agreement, any Ancillary Document or the transactions contemplated hereby or thereby arises after the Closing between or among (x) the Sponsor, the shareholders or holders of other equity interests of JAWS or the Sponsor and/or any of their respective directors, members, partners, officers, employees or Affiliates (other than the Surviving Company) (collectively, the “JAWS Group”), on the one hand, and (y) the Surviving Company and/or any member of the Company Group, on the other hand, any legal counsel, including Kirkland & Ellis LLP (“K&E”), that represented JAWS and/or the Sponsor prior to the Closing may represent the Sponsor and/or any other member of the JAWS Group, in such dispute even though the interests of such Persons may be directly adverse to the Surviving Company, and even though such counsel may have represented JAWS in a matter substantially related to such dispute, or may be handling ongoing matters for the Surviving Company and/or the Sponsor. JAWS and the Company, on behalf of their respective successors and assigns (including, after the Closing, the Surviving Company), further agree that, as to all legally privileged communications prior to the Closing (made in connection with the negotiation, preparation, execution, delivery and performance under, or any dispute or action arising out of or relating to, this Agreement, any Ancillary Document or the transactions contemplated hereby or thereby) between or among JAWS, the Sponsor and/or any other member of the JAWS Group, on the one hand, and K&E, on the other hand, the attorney/client privilege and the expectation of client confidence shall survive the Merger and belong to the JAWS Group after the Closing, and shall not pass to or be claimed or controlled by the Surviving Company. Notwithstanding the foregoing, any privileged communications or information shared by the Company prior to the Closing with JAWS or the Sponsor under a common interest agreement shall remain the privileged communications or information of the Surviving Company.

(b)          JAWS and the Company, on behalf of their respective successors and assigns (including, after the Closing, the Surviving Company), hereby agree that, in the event a dispute with respect to this Agreement, any Ancillary Document or the transactions contemplated hereby or thereby arises after the Closing between or among (x) the shareholders or holders of other equity interests of the Company and/or any of their respective directors, members, partners, officers, employees or Affiliates (other than the Surviving Company) (collectively, the “Company Group”), on the one hand, and (y) the Surviving Company and/or any member of the JAWS Group, on the other hand, any legal counsel, including Fenwick & West LLP (“F&W”) that represented the Company prior to the Closing may represent any member of the Company Group in such dispute even though the interests of such Persons may be directly adverse to the Surviving Company, and even though such counsel may have represented JAWS and/or the Company in a matter substantially related to such dispute, or may be handling ongoing matters for the Surviving Company, further agree that, as to all legally privileged communications prior to the Closing (made in connection with the negotiation, preparation, execution, delivery and performance under, or any dispute or action arising out of or relating to, this Agreement, any Ancillary Document or the transactions contemplated hereby or thereby) between or among the Company and/or any member of the Company Group, on the one hand, and F&W, on the other hand, the attorney/client privilege and the expectation of client confidence shall survive the Merger and belong to the Company Group after the Closing, and shall not pass to or be claimed or controlled by the Surviving Company. Notwithstanding the foregoing, any privileged communications or information shared by JAWS prior to the Closing with the Company under a common interest agreement shall remain the privileged communications or information of the Surviving Company.

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IN WITNESS WHEREOF, each of the Parties has caused this Business Combination Agreement to be duly executed on its behalf as of the day and year first above written.

JAWS:

JAWS SPITFIRE ACQUISITION CORPORATION

By:	/s/ Matthew Walters
Name:	Matthew Walters
Title:	Chief Executive Officer

MERGER SUB:

SPITFIRE MERGER SUB, INC.

By:	/s/ Matthew Walters
Name:	Matthew Walters
Title:	Chief Executive Officer

COMPANY:

VELO3D, INC.

By:	/s/ Benyamin Buller
Name:	Benyamin Buller
Title:	Chief Executive Officer